As filed with the U.S. Securities and Exchange Commission on December 9, 2022

Registration No. 333-262405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Yi Po International Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7500	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 402-404, Sembcorp International Water Center

No. 33, Jiangxinzhou Keji Road,
Jianye District, Nanjing City,
Jiangsu Province People’s Republic of China

+86-4008280910

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022	Benjamin A. Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 T: 212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 9, 2022

Yi Po International Holdings Limited

4,000,000 Ordinary Shares

This is an initial public offering of ordinary shares, par value US$0.00015625 per share, which we refer to as the “Ordinary Shares.” We anticipate the initial public offering price will be US$5.00 per share.

Prior to this offering, there has been no public market for our Ordinary Shares. We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YBZN”. This offering is contingent upon us listing our Ordinary Shares on the Nasdaq Capital Market or another national exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market.

Weiming Jin, our Chairman of the Board of Directors and Chief Executive Officer, is currently the beneficial owner of 87% of our issued and outstanding Ordinary Shares, of which 100% are directly held by Ausen International Investment Holdings Co., Limited, a British Virgin Islands company, which is 100% owned by Mr. Jin. Upon the closing of this offering, our directors and officers will own approximately 62% of our issued and outstanding Ordinary Shares. We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. Mr. Jin will have the ability to determine all matters requiring approval by stockholders. For more information, see “Risk Factors – Risks Relating to this Offering – We will hold in the aggregate 62% of the voting power of our capital stock following the completion of this offering, preventing you and other stockholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.”

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the Ordinary Shares of the Cayman Islands holding company. We conduct our business through the PRC subsidiaries. You will not and may never have direct ownership in the operating entity based in China. After the restructure that dissolved the VIE structure, Yi Po International Holdings Limited now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a Variable Interest Entity (“VIE”) structure.

Yi Po International Holdings Limited (“Yi Po Holdings”) is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, Nanjing Dingxu Xinhui Technology Co. Ltd. (“Yi Po WFOE”) and its subsidiary, Jiangsu Easy Parking Intelligent Technology Co., Ltd. (“Jiangsu Easy Parking”). Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Ordinary Shares should be aware that they do not directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in Yi Po Holdings, our Cayman Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our Ordinary Shares offered in this offering are shares of our Cayman Islands holding company instead of shares of our subsidiaries in China. See “Risk Factors – Risks Related to Doing Business in China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 29.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 16 of this prospectus.

In particular, as substantially all of our operations are conducted through the PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures requires that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As confirmed by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures, and for the same reason, we will not be subject to the network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 29.

As of the date of this prospectus, as advised by our PRC counsel, Guantao Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor has our Cayman Islands holding company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central (or national) or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 22 and “— Risks Related to this Offering,” beginning on page 37 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Ordinary Shares.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (the amendment to the PRC Anti-Monopoly Law issued on June 24, 2022 and will be effective from August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. In other words, the SOP Agreement is just the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

As of the date of the prospectus, WWC, P.C., our auditor, is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. The Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection. Recently developments with respect to audits of China-based companies, create uncertainty about the ability of WWC, P.C. to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 34.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Yi Po Holdings’ ability to transfer cash to investors. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries,” “Prospectus Summary – Summary of Risk Factors,” and “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors - Risks Related to Doing Business in China - We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws,” and “Risk Factors - Risks Related to Doing Business in China - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Yi Po Holdings is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Yi Po Holdings through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from HK to the Cayman Islands. Current PRC regulations permit Yi Po WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither the Company nor its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers has been made between Yi Po Holdings and any of its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries,” on page 4, “Prospectus Summary – Summary of Financial Position and Cash Flows of Yi Po Holdings” on page 14, and “Consolidated Financial Statements” starting from page F-1.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Please read “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 11 of this prospectus for more information.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our Ordinary Shares.

	Per Ordinary Share	Total(4)
Initial public offering price(1)	$5.00	$20,000,000
Underwriting discounts(2)	$0.35	$1,400,000
Proceeds to us, before expenses(3)	$4.65	$18,600,000

(1)	Initial public offering price per share is assumed as US$5.00 per share.

(2)	We have agreed to pay the underwriter a discount equal to (i) 7% of the gross proceeds of the offering for investors introduced to us by the underwriter and (ii) 7% of the gross proceeds for investors sourced by the Company. This table assumes all investors are introduced to us by the underwriter. Additionally, we have agreed to pay to the underwriter a discount equal to one-half percent (1/2%) of the gross proceeds of the offering as non-accountable expenses. We have agreed to issue to the underwriter, on the applicable closing date of this offering, warrants (the “Underwriters’ Warrants”) in an amount equal to 7% of the aggregate number of Ordinary Shares sold by us in this offering. For a description of other terms of the Underwriters’ Warrants and a description of the other compensation to be received by the underwriters, see “Underwriting.”

(3)	Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering”

(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to additional Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this offering to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$1,400,000, and the total proceeds to us, before expenses, will be US$18,600,000.

The underwriters expect to deliver the ordinary shares against payment as set forth under “Underwriting,” on or about    , 2022.

The date of this prospectus is     , 2022

i

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

Conventions Which Apply to this Prospectus

Unless we indicate otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Unless otherwise stated, as used in this prospectus, the terms “Yi Po Holdings,” “we,” “us,” “our Company,” and the “Company” refer to Yi Po International Holdings Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands; the terms the “PRC subsidiaries” and the “operating subsidiaries” refer to Nanjing Dingxu Xinhui Technology Co. Ltd., or Yi Po WFOE and its subsidiary, Jiangsu Easy Parking Intelligent Technology Co., Ltd. or Jiangsu Easy Parking, entities organized under the laws of the PRC.

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, Hong Kong, and Macau;

●	“HK$”, “HKD”, or “Hong Kong dollars” refers to the legal currency of Hong Kong;
●	“Jiangsu Easy Parking” refers to Jiangsu Easy Parking Intelligent Technology Co., Ltd., a wholly foreign-owned company organized under the laws of the PRC and a wholly-owned subsidiary of Yi Po WFOE;

●	“Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.00015625 per share;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“US$”, “USD”, “$”, or “U.S. dollars” refers to the legal currency of the United States;

●	“Yi Po Holdings” refers to Yi Po International Holdings Limited, a Cayman Islands exempted company;

●	“Yi Po HK” refers to Guangyan Hong Kong Group Co., Limited, a Hong Kong company and a wholly-owned subsidiary of Yi Po Holdings;

●	“Yi Po WFOE” refers to Nanjing Dingxu Xinhui Technology Co. Ltd., a wholly foreign-owned company organized under the laws of the PRC and a wholly-owned subsidiary of Yi Po HK;

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All reference to “U.S. dollars”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates are listed below:

	As of June 30,
	2022	2021

Period-end RMB: US$1 exchange rate	6.6994	6.4586
Period-end HKD: US$1 exchange rate	7.84739	7.7661
Period-average RMB: US$1 exchange rate	6.4984	6.4721
Period-average HKD: US$1 exchange rate	7.83079	7.7615

	As of December 31,
	2021	2020

Period-end RMB: US$1 exchange rate	6.3551	6,5249
Period-end HKD: US$1 exchange rate	7.7973	7.7530
Period-average RMB: US$1 exchange rate	6.3703	6.8976
Period-average HKD: US$1 exchange rate	7.7991	7.7562

We amended our Memorandum and Articles of Association in order to effect a 1-for-32 reverse stock split of our Ordinary Shares. Unless otherwise indicated, all information in this prospectus has been adjusted to give effect to the 1-for-32 reverse stock split of our Ordinary Shares effected on July 9, 2022.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products and services, and economic activity in general; and

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Investors should note that Yi Po Holdings, our ultimate Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus are operated through Jiangsu Easy Parking, our subsidiary in China.

Overview

Yi Po Holdings is a holding company that was incorporated under the laws of the Cayman Islands on March 19, 2020. As a holding company with no material operations of our own, we conduct our operations in China through our subsidiary, Jiangsu Easy Parking. Yi Po Holdings, through Jiangsu Easy Parking, provides intelligent parking management systems and intelligent parking lot gate products in the PRC.

We, through our PRC operating subsidiaries, entered into the intelligent parking industry in 2018. At present, we have installed our intelligent parking management system in approximately 81 parking lots across 21 cities in China, including 9 parking lots self-operated by us.

Our intelligent parking management system is widely-used in the self-operated parking lots business and the cooperatively operated parking lots business, which is an electronic network system with automatic vehicle login, entrance and exit authentication, monitoring, and charging management functionalities. We launched a national network parking platform that provides vehicle owners with diverse services such as parking space search, navigation guidance, touchless payment, membership discounts, and owner’s car search, to provide convenient parking experiences to vehicle owners. We also provide intelligent parking lot gate products, which combine our intelligent parking software system with electromechanical products (i.e. ordinary parking lot gate). Our vehicle access efficiency is manifested by the intelligent management system installed in the parking lot gate products, which save and store information such as records of vehicles’ entrance and exit, time of entrance and exit.

We have a broad marketing network in China, and have established cooperative relationships with 39 regional dealers who provide marketing and promotion services nationwide. The extensive dealer licensing channels reduce our overall operating costs. The dealers facilitate the cooperation between us and our partners to in the operation and management of parking lots and parking spaces. The dealers also promote and publicize our intelligent parking management system and our national network parking platform.

With the rapid development of urbanization in China and the improvement of resident awareness of safety precautions, the demand for intelligent parking management system products in commercial and residential buildings has increased. This translates into a huge market for the intelligent parking lots. Based on our grasp of the market and investment in the intelligent parking industry, Jiangsu Easy Parking was awarded the honors of “China’s most influential brand in the intelligent parking industry in 2020” and “China’s most valuable intelligent parking platform for investment and cooperation in 2020” by China Brand Influence Evaluation Committee, a well-recognized organization in China.

As we gradually deepen our understanding of different vertical industries such as the transportation industry, property management industry, and urban planning industry, our goal is to combine the digital and intelligent development needs of each vertical industry to develop and provide more comprehensive intelligent parking solutions. We believe that our intelligent parking management system will enhance the sustainability of our business. We also plan to collaborate with the merchants on our national network parking platform, which may lead to more business cooperation opportunities.

Our revenues consist of (i) dealer licensing fee; (ii) parking management system fee; (iii) parking space rental fee; and (iv) other related revenue. Our net revenues were $2,452,883 for the six months ended June 30, 2022 as compared to $2,795,500 for the same period in 2021, an decrease of $342,617 or 12.26%. Our net revenues were $5,277,517 for the year ended December 31, 2021 as compared to $2,786,853 for the same period in 2020, an increase of $2,490,664, or 89.37%.

Our net income decreased by $215,672 or 24.50%, to $664,767 for the six months ended June 30, 2022, from $880,439 for the six months ended June 30, 2021. Our net income increased by $1,468,382 or 305.77%, to $1,948,612 for the year ended December 31, 2021, from $480,230 for the year ended December 31, 2020.

Impact of COVID-19

The ongoing outbreak of a novel strain of coronavirus (“COVID-19”) has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial conditions and operating results includes, but is not limited to the following:

●	According to the requirements of relevant Chinese regulatory authorities, from the end of January 2020 to March 2020, our employees and dealers were temporarily prohibited from going out in accordance with Nanjing local government policies. Our business reopened in April 2020.

●	In the first half of 2020, we suspended all on-site marketing and advertising activities. We transferred these activities online during the pandemic. As of June 2020, we have resumed on-site marketing and advertising activities.

●	Our business performance was negatively affected in the first half of 2020. However, due to the effective control of the pandemic in China in the second half of 2020, business performance has rebounded. In addition, we have also received interest from investors who are interested in the smart parking industry and want to join us as dealers.

As of the date of this prospectus, there are still regional outbreaks of coronavirus diseases in 2022 (such as Beijing and Shanghai) and movements in China are still limited. Lockdown measures will continue in closed and control areas with reported COVID-19 cases. Some cities require residents to present a negative COVID-19 test result to enter public venues and take public transport. Though these recent regional outbreaks did not impact Company’s operations, the situation could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of the pandemic; and the macroeconomic impact of government measures to contain the spread of COVID-19 and related government stimulus measures. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because of the uncertainty surrounding the COVID-19 outbreak, business disruption and its related financial impact related to the outbreak of and response to COVID-19 cannot be reasonably estimated at this time. We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●

Integrated national network parking platform: With an integrated national network parking platform and through the coordination and combination of different functional systems, we provide a city-level intelligent parking full-process services, in which the information of parking lot management, operation, maintenance, and charging is transmitted digitally and electronically through the national network parking platform. It can quickly meet the increasingly diversified, complex and personalized needs of customers with lower operating costs in the market competition.

●	Convenient payment services: If the vehicle owner uses the parking lot, the owner can pay the parking fee by scanning the QR code of the parking lot or through our national network parking platform. Our system is quickly connected to mobile payment options, including WeChat, Alipay, UnionPay, and ETC.

●	Marketing network advantages: Our dealers in 21 cities have established cooperative relationships with us and are responsible for providing nationwide marketing and promotion services. The dealers provide promotion and publicity, facilitate us and potential partners, i.e. parking lots’ owners, to reach cooperation in the operation of parking lots through installing our intelligent parking management system and parking lot gates and using our national network parking platform.

Our Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

●

We actively participate in the digitalization and intellectualization of parking lot management and focus on the development of intelligent parking solutions: We believe that our ability to provide one-stop parking solutions for vehicle owners enables us to take full advantage of the opportunities from the digital industrialization of the parking lot management. Intelligent parking solutions are expected to become our core business and play an increasingly important role in our business. We plan to extend the application of our intelligent parking solutions to more industries and sectors, including intelligent cities and intelligent communities.

●	We develop online technology platforms and marketing channels: We continue to improve and optimize our national network parking platform, which provides vehicle owners with functions such as parking space search, navigation guidance, touchless payment, membership discounts, and owner’s car search. Such parking platform strives to meet the diverse needs of vehicle owners and provides them with digital parking information and convenient parking experiences.

●	We reduce the overall operation costs: Considering the intense competition in the intelligent parking industry and the COVID-19 outbreak, we intend to reduce our overall costs through dealer licensing to strengthen our short-term cash flow. The dealers facilitate us and potential partners to achieve operation and management cooperation of parking lot and parking space, and promote and publicize our intelligent parking management system and our national network parking platform.

Corporate Structure

Yi Po Holdings is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Yi Po Holdings conduct its operations in China through its PRC subsidiaries. After the restructure that dissolved the VIE structure, Yi Po Holdings now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history, please refer to “Business — Corporate Structure” beginning on page 61 of this prospectus.

Our Subsidiaries and Business Functions

Yi Po Holdings is a Cayman Islands exempted company incorporated on March 19, 2020. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our business in China through our PRC subsidiaries.

Yi Po HK was incorporated on April 28, 2020 under the law of Hong Kong SAR. Yi Po HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Yi Po WFOE was incorporated on March 16, 2021 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Yi Po HK and a wholly foreign-owned entity under the PRC laws.

Jiangsu Easy Parking was incorporated on August 22, 2018 under the laws of the People’s Republic of China. Its registered business scope includes intelligent technology, smart parking technology research and development, computer software development, technical services and consulting, parking lot management service, etc. Jiangsu Easy Parking is our operating company.

The Restructure

On August 24, 2021, Yi Po WFOE entered into a series of VIE agreements (the “VIE Agreements”) with Jiangsu Easy Parking and all the shareholders of Jiangsu Easy Parking, which established the VIE structure. As a result of the VIE Agreements, Yi Po WFOE was regarded as the primary beneficiary of Jiangsu Easy Parking, and we treated Jiangsu Easy Parking as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Jiangsu Easy Parking and its subsidiaries in our consolidated financial statements in accordance with the U.S. GAAP.

On February 19, 2022, Yi Po WFOE, Jiangsu Easy Parking and shareholders of Jiangsu Easy Parking signed a termination agreement of the VIE Agreements. The VIE structure was dissolved.

On February 23, 2022, a shareholder of Jiangsu Easy Parking transferred part of his shares to a non-Chinese individual. As a result, Jiangsu Easy Parking transformed from a Chinese domestic enterprise to a foreign-invested joint venture.

On March 4, 2022 and March 9, 2022, Yi Po WFOE entered into equity transfer agreements with each shareholder of Jiangsu Easy Parking to purchase all the equity interest in Jiangsu Easy Parking. The restructure was completed on June 1, 2022. As a result, Jiangsu Easy Parking became a wholly owned subsidiary of Yi Po WFOE. Jiangsu Easy Parking was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Yi Po WFOE, our PRC counsel, Guantao Law Firm, is of the opinion that the establishment of Yi Po WFOE and the abovementioned acquisition of Jiangsu Easy Parking by Yi Po WFOE were not subject to the M&A Rules and no approvals from CSRC or MOFCOM under the M&A Rules are required. However, our PRC counsel further advises that there is uncertainty as to how the M&A Rules will be interpreted or implemented.

Transfers of Cash to and from Our Subsidiaries

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Yi Po Holdings’ ability to transfer cash to investors. See “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” “Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and “Risk Factors - Risks Related to Doing Business in China - Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Yi Po Holdings is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Yi Po Holdings through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Guantao Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is primarily conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in others respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

As of the date of this prospectus, the Company or its subsidiaries have made no transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries.

As of the date of this prospectus, no dividends, distributions or transfers has been made between Yi Po Holdings and any of its subsidiaries. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

Regulatory Permissions

Our subsidiaries have obtained all requisite permissions and approvals required for our operations in compliance with the relevant laws and regulations in the PRC. As of the date of this prospectus, the only permission required for operations are the business licenses of the PRC subsidiaries. The business license in PRC is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Approval	Recipient	Issuing body	Issuing Date	Validity	Regions	The Scope of Conduct Allowed
Business License	Yi Po WFOE	Market Supervision and Administration of Jiangning District, Nanjing City	March 16, 2021	Unlimited	Room 501, Building 12, Ideal Mingyuan, No. 88 Gaotang Road, Moling Street, Jiangning District, Nanjing City	General items: computer system services; data processing services; consulting and planning services; network technology services; animation and game development; translation services; industrial design services; internet sales (except for sales of goods that require licensing) (except for projects subject to approval by law, to independently carry out business activities according to the law with the business license)

Business License	Jiangsu Easy Parking	Market Supervision and Administration of Jianye District, Nanjing City	June 10, 2022	Unlimited	Room 402-404, Building 1, No. 33 Keji Road, Jianye District, Nanjing City

Research and development of intelligent technology and intelligent parking equipment; computer software and hardware research and development, technical consultation, technical services; parking lot management services; intelligent garage construction engineering design and construction; sales and installation of intelligent parking equipment; property management. (For projects subject to approval according to law, such business activities can only be carried out after approval by relevant authorities)

General items: operation of electric vehicle charging infrastructure; sales of charging piles; centralized fast charging stations (except for projects subject to approval by law, to independently carry out business activities according to the law with the business license)

The PRC subsidiaries do not need specific licenses for our parking lot management business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license and permit requirements. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, none of our Company or subsidiaries has applied for, received or been denied approval from any Chinese authorities to list on the Nasdaq Stock Market, nor has our Company or our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities. We believe that we and our subsidiaries are not required to obtain permission from Chinese authorities to issue these securities to foreign investors based on the PRC laws, regulations and rules currently in effect. However, if we are subsequently advised by any Chinese authorities that permission for this offering and/or listing on the Nasdaq Stock Market was required, we may not be able to obtain such permission in a timely manner, if at all. If this risk occurs, our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed offering would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

Our PRC counsel, Guantao Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to obtain the aforesaid approval of the listing and trading of our ordinary shares on Nasdaq in the context of this offering because we did not establish our PRC subsidiaries by merger with or acquisition of PRC domestic companies using equities as consideration as defined in the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Guantao Law Firm, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor WWC, P.C., and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million.

Although we are currently not required to obtain permission from any of the PRC governmental agencies to obtain such permission and has not received any denial to list on the U.S. exchange or conduct our daily business operation, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. For more detailed information, see “Risk Factors – Risks Relating to Doing Business in China – The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” and “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.”

Risk Factors Summary

Investing in our Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” of this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

Risks Relating to Our Business and Industry

Risks and uncertainties relating to our business and industry, beginning on page 16 of this prospectus, include but not limited to the following:

●	We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth. See “Risk Factors – Risks Relating to Our Business and Industry – We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth” on page 16.

●	If the market for our products develop more slowly than we expect, our operating results would be adversely affected. See “Risk Factors – Risks Relating to Our Business and Industry – If the market for our products develop more slowly than we expect, our operating results would be adversely affected” on page 16.

●	If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected. See “Risk Factors – Risks Relating to Our Business and Industry – If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected” on page 16.

●	Our results of operations may be affected by the number of vehicle ownership in China. See “Risk Factors – Risks Relating to Our Business and Industry – Our results of operations may be affected by the number of vehicle ownership in China” on page 16.

●	Our licensing agreements obligate us to make future commissions to the dealers, and if we do not have the funds necessary to make such payments, our business and operations may be affected. See “Risk Factors – Risks Relating to Our Business and Industry – Our licensing agreements obligate us to make future commissions to the dealers, and if we do not have the funds necessary to make such payments, our business and operations may be affected” on page 17.

●	Our business is substantially dependent on our collaboration with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results. See “Risk Factors – Risks Relating to Our Business and Industry – Our business is substantially dependent on our collaboration with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results” on page 17.

●	Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results. See “Risk Factors – Risks Relating to Our Business and Industry – Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results” on page 17.

●	If we fail to protect our intellectual property rights, it could harm our business and competitive position. See “Risk Factors – Risks Relating to Our Business and Industry – If we fail to protect our intellectual property rights, it could harm our business and competitive position” on page 18.

●	If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed. See “Risk Factors – Risks Relating to Our Business and Industry – If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed” on page 18.

Risks Relating to Our Corporate Structure

Risks and uncertainties relating to our corporate structure, beginning on page 21 of this prospectus, include but not limited to the following:

●

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business. See “Risk Factors – Risks Relating to Our Corporate Structure – Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business” on page 28.

Risks Relating to Doing Business in the PRC

Risks and uncertainties relating to doing business in PRC, beginning on page 22 of this prospectus, include but not limited to the following:

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. See “Risk Factors – Risks Relating to Doing Business in the PRC– Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us” on page 31.

●	The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and the value of our Ordinary Shares. See “Risk Factors – Risks Relating to Doing Business in the PRC– The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 29.

●	Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors – Risks Relating to Doing Business in the PRC– The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 29.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. See “Risk Factors – Risks Relating to Doing Business in the PRC– Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us” on page 31.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors – Risks Relating to Doing Business in the PRC– Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 25.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Risk Factors – Risks Relating to Doing Business in the PRC– The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 29.

●	Recent joint statements by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Relating to Doing Business in the PRC– Recent joint statements by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 34.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors – Risks Relating to Doing Business in the PRC– We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers” on page 32.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors – Risks Relating to Doing Business in the PRC– The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 36.

●	The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. See “Risk Factors – Risks Relating to Doing Business in the PRC– The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval” on page 36.

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors – Risks Relating to Doing Business in the PRC– To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 28.

Risks Relating to this Offering

Risks and uncertainties relating to this offering, beginning on page 36 of this prospectus, include but not limited to the following:

●	The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See “Risk Factors – Risks Relating to this Offering – The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” on page 37.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors – Risks Relating to this Offering – We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares” on page 37.

●	If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares. See “Risk Factors – Risks Relating to this Offering– If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares” on page 39.

●	We have not paid dividends to our shareholders and do not expect to pay dividends in the forseeable future. See “Risk Factors – Risks Relating to this Offering – We have not paid dividends to our shareholders and do not expect to pay dividends in the forseeable future” on page 38.

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. In other words, the SOP Agreement is just the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

As of the date of the prospectus, WWC, P.C., our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. It is based in San Mateo, California and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020, and therefore not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. However, these recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

See “Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 34.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards.  Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder will beneficially own of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Corporate Information

Our principal executive offices are located at Room 402-404, Sembcorp International Water Center, No. 33, Jiangxinzhou Keji Road, Jianye District, Nanjing City, Jiangsu Province, People’s Republic of China. Our telephone number at this address is +86-4008280910. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

THE OFFERING

Below is a summary of the terms of the offering:

Issuer	Yi Po International Holdings Limited

Securities offered by us	4,000,000 Ordinary Shares, par value US$0.00015625 per share.

Offering price	We currently estimate that the initial public offering price will be $5.00 per Ordinary Share.

Ordinary Shares outstanding prior to the offering	10,000,000 Ordinary Shares.

Over-allotment option	We have granted the underwriter an option for a period of 45 days to purchase up to additional Ordinary Shares, if any.

Ordinary Shares to be outstanding after this offering	14,000,000 shares (or 14,600,000 shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Representative’s Warrants

Warrants to purchase 280,000 of our Ordinary Shares (or 322,000 Ordinary Shares if the Representative exercises its option to purchase such additional Warrants in full). The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering. The warrants are exercisable at a per share price of the offering price of the Ordinary Shares offered hereby. The warrants shall not be callable or cancellable.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately US$ 18,100,000 or approximately US$ 20,860,000 if the underwriters exercise their over-allotment option to purchase additional Ordinary Shares in full, assuming an offering price of US$5.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YBZN.” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up

Our directors, executive officers, and all shareholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months from the date on which the trading of the Ordinary Shares commences. However, shareholders who own 5% or more of the outstanding Ordinary Shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 12 months from the date on which the trading of the Ordinary Shares commences. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent	Transhare Corporation.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Unless we specifically state otherwise, the information in this prospectus assumes no exercise by the underwriters of the over-allotment option.

Summary of Financial Position and Cash Flows of Yi Po International Holdings Limited

The consolidated financial statements included in this prospectus reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Yi Po International Holdings Limited, together with those of its subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Yi Po International Holdings Limited, and its subsidiaries, together with eliminating adjustments:

Consolidated Statements of Operations Information

	For the six months ended June 30, 2022
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$2,452,883	$—	$—	$2,452,883
Cost of revenues	$—	$(495,447)	$—	$—	$(495,447)
Share of loss from non- VIE subsidiaries	$—	$—	$—	$—	$—
Share of income/(loss) from VIEs	$—	$—	$—	$—	$—
Net Income	$—	$664,767	$—	$—	$664,767
Comprehensive income	$—	$498,790	$—	$—	$498,790

	For the six months ended June 30, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$—	$2,795,500	$—	$2,795,500
Share of loss from non- VIE subsidiaries	$—	$—	$—	$—	$—
Share of loss from VIEs	$—	$—	$—	$—	$—
Net Income	$—	$—	$880,439	$—	$880,439
Comprehensive income	$—	$—	$891,662	$—	$891,662

	For the years ended December 31, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$—	$5,277,517	$—	$5,277,517
Share of loss from non- VIE subsidiaries	$—	$—	$—	$—	$—
Share of loss from VIEs	$—	$—	$—	$—	$—
Net Income	$—	$—	$1,948,612	$—	$1,948,612
Comprehensive income	$—	$—	$1,976,885	$—	$1,976,885

	For the years ended December 31, 2020
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Revenues	$—	$—	$2,786,853	$—	$2,786,853
Share of loss from non-VIE subsidiaries	$—	—	$—	$—	$—
Share of loss from VIEs	$—	—	$—	$—	$—
Net Income	$—	—	$480,230	$—	$480,230
Comprehensive income	$—	$—	$527,530	$—	$527,530

Consolidated Balance Sheets Information

	As of June 30, 2022
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Current assets	$—	$11,242,774	$—	$—	$11,242,774
Investments in non-VIE subsidiaries	$—	$—	$—	$—	$—
Equity in VIEs through VIE agreements	$—	$—	$—	$—	$—
Non-current assets	$—	$13,675,060	$—	$—	$13,675,060
Total liabilities	$—	$10,335,187	$—	$—	$10,335,187
Shareholders’ equity	$—	$3,339,873	$—	$—	$3,339,873

		As of June 30, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination		Consolidated
Current assets	$—	$—	$10,676,367		$—	$10,676,367
Investments in non-VIE subsidiaries	$—	$—	$—		$—	$—
Equity in VIEs through VIE agreements	$—	$—	$—		$—	$—
Non-current assets	$—	$—	$3,009,742		$—	$3,009,742
Total liabilities	$—	$—	$11,636,154		$—	$11,636,154
Shareholders’ equity	$-	$—	$1,755,860	$	(-)	$1,755,860

	As of December 31, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination		Consolidated
Current assets	$—	$—	$12,758,688		$—	$12,758,688
Investments in non-VIE subsidiaries	$—	$—	$—		$—	$—
Equity in VIEs through VIE agreements	$—	$—	$—		$—	$—
Non-current assets	$—	$—	$4,100,245		$—	$4,100,245
Total liabilities	$—	$—	$14,017,851		$—	$14,017,851
Shareholders’ equity	$—	$—	$2,841,083	$	(-)	$2,841,083

	As of December 31, 2020
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Current assets	$—	$—	$6,946,935	$—	$6,946,935
Investments in non-VIE subsidiaries	$—	$—	$—	$—	$—
Equity in VIEs through VIE agreements	$—	$—	$—	$—	$—
Non-current assets	$—	$—	$3,780,078	$—	$3,780,078
Total liabilities	$—	$—	$9,862,815	$—	$9,862,815
Shareholders’ equity	$—	$—	$864,198	$—	$864,198

Consolidated Cash Flows Information

	For the six months ended June 30, 2022
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash provided by operating activities	$—	$(1,562,670)	$—	$—	$(1,562,670)
Net cash used in investing activities	$—	$1,436,292	$—	—	$1,436,292
Net cash used in financing activities	$—	$(112,585)	$—	$—	$(112,585)

	For the six months ended June 30, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$2,876,950	$—	$2,876,950
Net cash used in investing activities	$—	$—	$(10,537)	—	$(10,537)
Net cash used in financing activities	$—	$—	$69,612	$—	$69,612

	For the years ended December 31, 2021
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$1,115,730	$—	$1,115,730
Net cash used in investing activities	$—	$—	$(1,138,525)	—	$(1,138,525)
Net cash used in financing activities	$—	$—	$80,861	$—	$80,861

	For the years ended December 31, 2020
	Parent	Non-VIE subsidiaries	VIE	Elimination	Consolidated
Net cash used in operating activities	$—	$—	$1,356,334	$—	$1,356,334
Net cash used in investing activities	$—	$—	$(1,556,695)	$—	$(1,556,695)
Net cash provided by financing activities	$—	$—	$452,426	$—	$452,426

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Our Business and Industry

We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.

Founded in August 2018, we have a limited operating history in the intellectual parking industry, which is competitive and rapidly evolving. We may have limited insight into trends that may develop and affect our business, and we may make errors in predicting and reacting to industry trends and evolving needs of our customers.

96% and 56% of our revenues are derived from the dealer licensing fee during the six months ended June 30, 2022 and 2021, respectively. 73% and 97% of our revenues are derived from the dealer licensing fee during the fiscal year ended December 31, 2021 and 2020, respectively.

Our historical results and growth may not be indicative of our future performance, and we may fail to continue our growth or maintain our historical growth rates. If our products and services   such as intellectual parking system does not develop as we expect, or if we fail to continue to address the needs of our users, our business and financial conditions may be materially adversely affected.

In addition, we may not be able to effectively manage our growth. Our business expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

If the market for our products develop more slowly than we expect, our operating results would be adversely affected.

Our success will depend to a substantial extent on the widespread adoption of intelligent parking system in general, but we cannot be certain that the trend of adoption of intellectual parking system will continue in the future. It is difficult to predict customer adoption rates and demand for our products, the future growth rate and size of intellectual parking system market. If our products do not continue to achieve market acceptance, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and solutions or decreases in information technology spending, it would result in decreased revenues and our business would be adversely affected.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The increasing development of high-tech products in the intelligent parking system industry echoes the ever-changing customers’ demands. Similarly, our competitors are also constantly innovating to enhance user experience. We continue to invest significant resources in developing and enhancing our existing products as well as to introduce new services that will attract more participants to our services. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition, and results of operations.

Our results of operations may be affected by the number of vehicle ownership in China.

The important function of our intelligent parking system, national network parking platform, and parking lot gates products is to control and manage the flow of vehicles. Only when the vehicle ownership in a town or a specific area reaches a certain level and in order to control and manage vehicles or traffic flow, the market will have demand for our products and services. With the increasing number of cars in the market, the demand for our products has also increased. If Chinese government’s policy on development of the automobile industry or encouragement of household vehicle ownership changes, it will affect the number of cars, especially the increase or decrease in the number of private cars, which will affect the market’s demand for our products and/or services.

We may require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon proceeds received from shareholders’ equity contributions to meet our capital requirements in the past. We cannot assure you that we will be able to obtain capital in the future to meet our capital requirements to maintain operations and improve financial performance. If we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and limit our marketing efforts as well as decrease or eliminate capital expenditures. If so, our operating results, our business results and our financial position would be adversely affected. If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

Our licensing agreements obligate us to make future commissions to the dealers, and if we do not have the funds necessary to make such payments, our business and operations may be affected.

Jiangsu Easy Parking signed separate dealer licensing agreements with each dealer. The term of a dealer licensing agreement is usually 3 years. The agreement will be renewed automatically unless either party gives written notice to the other party prior to the expiration of the current agreement. We received income based on these agreements, and in return, the dealer will receive commissions from us. The commissions for the dealer are calculated based on 20% of the five-year net income of all referred parking lot projects in the dealer’s exclusive region, payable on a yearly basis. The company has not paid the franchisee commission yet. We will first pay the commissions to our dealers in April 2023. We are obligated to pay such commissions to dealers under the dealer licensing agreements and these future obligations may add risks to our business and operations. There can be no assurance that we will have the funds necessary to make such payments, or be able to raise such funds when needed. If we are unable to raise additional funds or maintain sufficient liquidity to make our payment obligations if and when they become due, we may be in material breach of our dealers licensing agreements and our counterparties may seek legal action or remedies against us, which would harm our business, financial condition, results of operations and prospects. As of the date of this prospectus, the amount of commissions we are obligated to pay based on the income received is 0.

Our business is substantially dependent on our collaboration with our major suppliers. Changes or difficulties in our relationships with our suppliers may harm our business and financial results.

Our business is substantially dependent on our collaboration with our major suppliers. We consider major suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the year ended December 31, 2021, Jiangsu Easy Parking had one major supplier who supplied 100% of the Company’s total purchases. For the year ended December 31, 2020, Jiangsu Easy Parking had one major supplier who supplied approximately 25% of the Company’s total purchases. As of December 31, 2021, the supplier accounted for 43% of the Company’s accounts payable. As of December 31, 2020, the supplier accounted for 20% of the Company’s accounts payable. For the year ended December 31, 2021, Jiangsu Easy Parking had two suppliers accounting for over 10% of the Company’s accounts payable. For the year ended December 31, 2020, Jiangsu Easy Parking had one supplier accounting for over 10% the Company’s accounts payable.

For the six months ended June 30, 2022, Jiangsu Easy Parking had one major supplier accounted for approximately 100% of the Company’s total purchases. For the six months ended June 30, 2021, Jiangsu Easy Parking had one major supplier who accounted for approximately 100% of the Company’s total purchases. As of June 30, 2022, the supplier accounted for 68% of the Company’s accounts payable. As of June 30, 2021, the supplier accounted for 0% of the Company’s accounts payable. For the six months ended June 30, 2022, Jiangsu Easy Parking had one supplier who accounted for over 10% of the Company’s accounts payable. For the six months ended June 30, 2021, Jiangsu Easy Parking had one supplier who accounted for over 10% the Company’s accounts payable.

Our suppliers may fail to meet their contractual obligations, which may adversely affect our business. Jiangsu Easy Parking generally enters into cooperation agreements with them without imposing any contractual obligations requiring them to maintain their relationships with us. Accordingly, there is no assurance that Jiangsu Easy Parking can maintain stable and long-term business relationships with any supplier. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect our business, results of operations and financial condition.

Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.

For the year ended December 31, 2021, Jiangsu Easy Parking had one customer accounted for 10% of the Company’s revenues. For the year ended December 31, 2020, Jiangsu Easy Parking had no customer accounted for more than 10% of the Company’s revenues. For the year ended December 31, 2021, Jiangsu Easy Parking had one customer, Changzhou Huadong Hotel Co. Ltd, which accounted for 57% of the Company’s accounts receivable. For the year ended December 31, 2020, we had one customer, Changzhou Huadong Hotel Co. Ltd, accounting for 45% of the Company’s accounts receivable, respectively. If Jiangsu Easy Parking cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

For the six months ended June 30, 2022, Jiangsu Easy Parking had two customers who accounted for 10% of the Company’s revenues. For the six months ended June 30, 2021, Jiangsu Easy Parking had two customers who accounted for more than 10% of the Company’s revenues. For the six months ended June 30, 2022, Jiangsu Easy Parking had one customer, Changzhou Huadong Hotel Co. Ltd, which accounted for 78% of the Company’s accounts receivable. For the six months ended June 30, 2021, we had one customer, Changzhou Huadong Hotel Co. Ltd, who accounted for 46% of the Company’s accounts receivable. If Jiangsu Easy Parking cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

Rapid expansion could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products and/or services, which will impair our revenue growth and hurt our overall financial performance.

We cannot assure you that our growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

Our growth strategies may encounter many obstacles, including, but not limited to, increased competition from similar businesses, unexpected costs, and costs associated with marketing efforts and government regulation. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products and/or services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

Our business depends on the continued efforts of our senior management. If one or more of our key executives is/are unable or unwilling to continue in his/ their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives is/are unable or unwilling to continue in his/their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel.

Our directors, management and shareholders have been and may from time to time be subject to negative publicity or claims, controversies, lawsuits, other legal and administrative proceedings and fines, which could have a material adverse effect on our business, results of operations, financial condition and reputation.

Our directors, management and shareholders have been and may from time to time be subject to litigation, regulatory investigations, proceedings and/or negative publicity or otherwise face potential liability and expense in relation to commercial, securities or other matters.

Moreover, we cannot guarantee that additional enforcement measures relating to or arising out of lawsuits would not be threatened or brought against us, other shareholders, directors and officers in the future. We do not have control or have limited control over the actions of these parties, and any misbehavior or misconduct by these parties could bring us negative publicity, which would harm our brand and reputation. In addition, the claims and lawsuits may require us to incur additional resources, which could in turn harm our business.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

Our intellectual property rights are important to our business. As of the date of this prospectus, we have 16 registered software copyrights and 2 registered patents in China.

We enter into confidentiality agreements with some of our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Since the Chinese legal system in general, and the intellectual property regime in particular, is relatively weak, it is often difficult to enforce intellectual property rights in China. In addition, confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products. Currently, we promote our brand through word of mouth, dealers, and internet promotions. It is likely that our future marketing efforts will require us to incur significant additional expenses to include print media and video advertising. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We have been and may continue to be subject to complaints, claims, controversies, regulatory actions, arbitrations and legal proceedings from time to time. If the outcome of these complaints, claims, controversies, regulatory actions, arbitrations and legal proceedings is adverse to us, it could have a material adverse effect on our business, results of operations, financial condition, liquidity, cash flows and reputation.

We have been and may from time to time continue to be subject to or involved in various complaints, claims, controversies, regulatory actions, arbitration, and legal proceedings. Such allegations, claims and proceedings may be asserted against us by third parties, including vehicle owners, suppliers, employees, business partners, governmental or regulatory bodies, competitors or other third parties, in administrative, civil or criminal investigations and proceedings.

As we entered into contractual relationship with various dealers and parking lots’ owners, we may be involved in legal proceedings arising from contract disputes. In addition, we have been and may from time to time be involved in labor and employment related disputes with and subject to such claims by employees. Complaints, claims, arbitration, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claims would develop into lawsuits or regulatory penalties and other disciplinary actions.

There may also be negative publicity associated with litigation that could decrease clients’ acceptance of our services offerings, regardless of whether the allegations are valid or whether we are ultimately found liable. Lawsuits, litigations, arbitration and regulatory actions may cause us to incur substantial costs or fines, freezing of our assets, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, or materially modify or suspend our business operations, any of which could materially and adversely affect our financial condition, results of operations and business prospects.

After we become a publicly listed company, we may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims, which could harm our business, financial condition and results of operations.

From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our products and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●

regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●

liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

●	potential disruptions to our ongoing businesses.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and/or services or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

A lack of insurance could expose us to significant costs and business disruption.

None of the holding company or our subsidiaries maintains any insurance to cover assets, property and potential liability of our business. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business and financial and operating performance could be materially and adversely affected by the outbreak of epidemics including but not limited to the novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV).  As a result of the on-going COVID-19 pandemic, we have experienced and may continue to experience slowdown and temporary suspension in operations. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases are rampant. Those restrictive measures may adversely affect and slow down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect overall economic environment and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Risks Relating to Our Corporate Structure

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of Yi Po WFOE to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Neither any of our subsidiary has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Relating to Doing Business in China

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our Affiliate Entities or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The process for sending the proceeds from this offering back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●

Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries, or we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or we may acquire offshore entities with business operations in China in an offshore transaction.

Most of these ways are subject to PRC regulations and approvals or registration. For example, loans by us to our wholly owned PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. If we decide to finance our wholly owned PRC subsidiary by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, or registration with other governmental authorities in China. Due to the restrictions imposed on loans in foreign currencies extended to PRC domestic companies, we are not likely to make such loans to our consolidated affiliated entities, which is a PRC domestic company. Further, we are not likely to finance the activities of our consolidated affiliated entities by means of capital contributions due to regulatory restrictions relating to foreign investment in PRC domestic enterprises engaged in certain businesses.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 25, 2019, the SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or consolidated affiliated entities or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries or consolidated affiliated entities when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Ordinary Shares, or the gain our non-PRC shareholders may realize from the transfer of our Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

We conduct all of our business through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to assert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to Yi WFOE, which is a foreign invested entity (“FIE”), to finance its activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company in the Cayman Islands, and we operate our core businesses through our PRC subsidiaries. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiaries. If the PRC subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Yi Po Holdings, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors – Governmental control of currency conversion may affect the value of your investment.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. – See “Risk Factors – Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of their respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on 17 December 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Yi Po Holdings is a Cayman Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed listing would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

As confirmed by our PRC counsel, Guantao Law Firm, we will not be subject to cybersecurity review with the CAC after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and the results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property, and procedural rights could adversely affect our business and impede our ability to continue our operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

PRC regulations relating to offshore investment activities by PRC residents Cayman our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as Special Purpose Vehicles (“SPVs”). Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, all of our shareholders who directly or indirectly hold shares in Yi Po International Holdings Limited and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit Yi Po WFOE’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) to be implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC.  However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our Ordinary Shares could be rendered worthless.

You may face difficulties in protecting your interests and exercising your rights as a stockholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.

Although we are incorporated in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

There are impacts of COVID-19 on our business, financial condition, and results of operations.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	According to the requirements of relevant Chinese regulatory authorities, from the end of January 2020 to March 2020, Company’s employees and dealers are temporarily prohibited from going out in accordance with local government policies. Our Marketing business reopened in April 2020.

●	In the first half of 2020, we suspended all on-site marketing and advertising activities. We transferred these activities online during the pandemic. As of June 2020, we have resumed on-site marketing and advertising activities.

●	Our business performance was negatively affected in the first half of 2020, however, due to the effective control of the pandemic in China in the second half of 2020, business performance has rebounded. In addition, we have also received increasing interest from investors who are interested in the smart parking industry and want to join us as dealers.

As of the date of this prospectus, there are still regional outbreaks of coronavirus diseases in 2022 (such as Beijing and Shanghai) and movements in China are still limited. Lockdown measures will continue in closed and control areas with reported COVID-19 cases. Some cities require residents to present a negative COVID-19 test result to enter public venues and take public transport. Though these recent regional outbreaks did not impact Company’s operations, the situation could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of the pandemic; and the macroeconomic impact of government measures to contain the spread of COVID-19 and related government stimulus measures. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We believe that our current cash and cash equivalents, proceeds from additional equity and debt financing and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuer”). The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. In other words, the SOP Agreement is just the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in San Mateo, California and is subject to inspection by the PCAOB on a regular basis with the last inspection in 2020.  If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our securities could be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist your securities.

These recent developments could add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021 because of a position taken by an authority in a foreign jurisdiction. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of the operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC counsel, Guantao Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to obtain the aforesaid approval of the listing and trading of our ordinary shares on Nasdaq in the context of this offering because we did not establish our PRC subsidiaries by merger with or acquisition of PRC domestic companies using equities as consideration as defined in the M&A Rules.

However, our PRC counsel has further advised us that there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Risks Relating to this Offering

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter system.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on Nasdaq.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual   and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We have not paid dividends to our shareholders and do not expect to pay dividends in the forseeable future.

We have never declared or paid any cash dividends on our Ordinary Shares. We have been retaining funds for our business operation and expansion. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the   board may deem relevant. As a result, you may only receive a return on your investment in our Ordinary Shares if we are successfully listed and the market price of our Ordinary Shares increases.

The price of the Ordinary Shares and other terms of this offering have been determined by us along with our Underwriter.

If you purchase our Ordinary Shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with the Representative. The offering price for our Ordinary Shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Ordinary Shares.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a public company in the United States. As a public company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares if the shares are successfully listed on NASDAQ or other stock markets, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. All of the Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Ordinary Shares will be “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution of $3.45 per share, representing the difference between our initial public offering price of $5 per share and our pro forma as adjusted net tangible book value per share as of June 30, 2022. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

A sale or perceived sale of a substantial number of shares of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

All of our executive officers and directors and all shareholders have agreed not to sell shares of our Ordinary Shares for a period of six months from the date on which the trading of the Ordinary Shares commences, subject to extension under specified circumstances. However, shareholders who own 5% or more of the outstanding Ordinary Shares have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 12 months from the date on which the trading of the Ordinary Shares commences. See “Lock-Up Agreements.” Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their Ordinary Shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the Ordinary Shares and trading volume could decline.

The trading market for the Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our Ordinary Shares. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds could be invested in a way that does not yield a favorable, or any, return for you.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a half year basis   as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.

However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination with respect to our status will be made on June 30, 2023. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on December 31, 2023, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act.

In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the NASDAQ listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance we will not be a passive foreign investment company (“PFIC”), for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Ordinary Shares or Warrants.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% (by value) of the stock.

Based upon the manner in which we currently operate our business, the expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. The value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our Ordinary Shares, which could fluctuate significantly. In addition, our PFIC status will depend on the manner we operate our workspace business (and the extent to which our income from workspace membership continues to qualify as active for PFIC purposes). Because of these uncertainties, there can be no assurance we will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If we were a PFIC for any taxable year during which a U.S. investor owns our Ordinary Shares or Warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company.”

We are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

We are a “controlled company” as defined under the rules of the Nasdaq since our directors and officers beneficially own, when combined, more than 50% of our total voting power. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on those exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We will hold in the aggregate 62% of the voting power of our capital stock following the completion of this offering, preventing you and other stockholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Weiming Jin, our Chairman of the Board of Directors and Chief Executive Officer, is currently the beneficial owner of 87% of our issued and outstanding Ordinary Shares, of which 100% are directly held by Ausen International Investment Holdings Co., Limited, a British Virgin Islands company, which is 100% owned by Mr. Jin. Upon the closing of this offering, our directors and officers will own approximately 62% of our issued and outstanding Ordinary Shares. We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. Mr. Jin will have the ability to determine all matters requiring approval by stockholders.

As a result, for so long as Yi Po Holdings owns a controlling or significant voting interest in our ordinary shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Yi Po Holdings may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our stockholders of an opportunity to receive a premium for their ordinary shares as part of a sale or other liquidity event and might ultimately affect the market price of our ordinary shares.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Compensation of Directors and Officers.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$5.00 per Ordinary Shares, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately US$ 18,100,000 assuming the underwriters do not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

Description of Use	Estimated Amount of Net Proceeds (US $)%
Development and upgrade of parking lot intelligent system	$2,715,000.00	15%
Increase and acquire parking lots	$8,145,000.00	45%
Place more parking lot gates with advertisements	$3,620,000.00	20%
Working capital and general corporate matters	$3,620,000.00	20%
Total	$18,100,000.00	100%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will depend on receipt of funds from our Hong Kong subsidiary, Yi Po HK.

Current PRC regulations permit Yi Po WFOE to pay dividends to Yi Po HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Yi Po WFOE is   required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Yi Po HK may be considered a non-resident enterprise for tax purposes, so that any dividends Yi Po WFOE pays to Yi Po HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Jiangsu Easy Parking to Yi Po WFOE, and the distribution of such payments to Yi Po HK as dividends from WFOE. Certain payments from Jiangsu Easy Parking to Yi Po WFOE are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if Jiangsu Easy Parking incurs debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis; and

●

on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the initial public offering price of US$5.00 per Ordinary Share, after deducting the estimated discounts and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2022
	Actual (Audited)	Pro forma(1)
Short term bank loans	$-	-
Shareholder’s Equity:
Ordinary shares, US$0.00015625 par value per share	1,563	2,187
Additional paid-in capital(2)	338,157	18,437,533
Subscription receivable	(50,000)	(50,000)
Statutory reserve	-	-
Retained earnings	3,140,935	3,140,935
Accumulated other comprehensive income	(90,782)	(90,782)
Total shareholders’ equity	3,339,873	21,639,873
Total capitalization	$3,339,873	21,639,783

(1)	Gives effect to the sale of 4,000,000 Ordinary Shares in this offering at an assumed initial public offering price of $5 per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $18,300,000 ($20,000,000 offering, less underwriting discounts of $1,400,000 (7% of gross proceeds), non-accountable expense of one-half percent (1/2%) of the gross proceeds of the offering, accountable expenses of $200,000 and offering expenses of $0.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5 per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $3.70 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $4.625 million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on June 30, 2022 was $3,339,873 or approximately $0.33 per Ordinary Share. Net tangible book value per Ordinary Share as of June 30, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares issued and outstanding.

We will have Ordinary Shares issued and outstanding upon completion of the offering or Ordinary Shares assuming not including the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2022, will be $21,639,873 or approximately $1.55 per Ordinary Share. This would result in dilution to investors in this offering of approximately $3.45 per Ordinary Share or approximately 69.1% from the assumed offering price of $5 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $1.21 per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

	Offering Without Over- Allotment	Offering With Over- Allotment
Assumed offering price per Ordinary Share	$5.00	$5.00
Net tangible book value per Ordinary Share before the offering	$0.28	$0.28
Increase per Ordinary Share attributable to payments by new investors	$1.21	$1.34
Pro forma net tangible book value per Ordinary Share after the offering	$1.55	$1.67
Dilution per Ordinary Share to new investors	$3.45	$3.33

Each $1.00 increase (decrease) in the assumed initial public offering price of $5 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2022 after this offering by approximately $0.26 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.74 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

An increase (decrease) of 1 million in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2022 after this offering by approximately $0.21 per Ordinary Share, and would decrease (increase) dilution to new investors by approximately $0.21 per ordinary share, assuming the assumed initial public offering price per Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be $24,414,873, the increase in net tangible book value per Ordinary Share to existing shareholders would be $1.67, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $3.33.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2022, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts to the underwriters, non-accountable expense allowance and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	10,000,000	71.4%	$339,720	1.7%	$0.03
New investors (1)	4,000,000	28.6%	$20,000,000	98.3%	$5.00
Total	14,000,000	100%	$20,339,720	100%	$5.03

(1)	Not including over-allotment shares.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Yi Po Holdings is a holding company that was incorporated under the laws of the Cayman Islands on March 19, 2020. As a holding company with no material operations of our own, we conduct our operations in China through our subsidiary, Jiangsu Easy Parking. Yi Po Holdings, through Jiangsu Easy Parking, provides intelligent parking management systems and intelligent parking lot gate products in the PRC.

We, through our PRC operating subsidiaries, entered into the intelligent parking industry in 2018. At present, we have installed our intelligent parking management system in approximately 81 parking lots across 21 cities in China, including 9 parking lots self-operated by us.

Our revenues consist of: (i) dealer licensing fee; (ii) Parking management system fee; (iii) parking space rental fee; and (iv) Other related revenue.

Our intelligent parking management system is widely-used in the self-operated parking lots business and the cooperatively operated parking lots business, which is an electronic network system with automatic vehicle login, entrance and exit authentication, monitoring, and charging management functionalities. We launched a national network parking platform that provides vehicle owners with diverse services such as parking space search, navigation guidance, touchless payment, membership discounts, and owner’s car search, to provide convenient parking experiences to vehicle owners. We also provide intelligent parking lot gate products, which combine our intelligent parking software system with electromechanical products (i.e. ordinary parking lot gate). Our vehicle access efficiency is manifested by the intelligent management system installed in the parking lot gate products, which save and store information such as records of vehicles’ entrance and exit, time of entrance and exit.

We have a broad marketing network in China, and have established cooperative relationships with 39 regional    dealers who provide marketing and promotion services nationwide. The extensive dealer licensing channels reduce our overall operating costs. The dealers facilitate the cooperation between us and our partners to in the operation and management of parking lots and parking spaces. The dealers also promote and publicize our intelligent parking management system and our national network parking platform.

With the rapid development of urbanization in China and the improvement of resident awareness of safety precautions, the demand for intelligent parking management system products in commercial and residential buildings has increased. This translates into a huge market for the intelligent parking lots. Based on our grasp of the market and investment in the intelligent parking industry, Jiangsu Easy Parking was awarded the honors of “China’s most influential brand in the intelligent parking industry in 2020” and “China’s most valuable intelligent parking platform for investment and cooperation in 2020” by China Brand Influence Evaluation Committee, a well-recognized organization in China.

As we gradually deepen our understanding of different vertical industries such as the transportation industry, property management industry, and urban planning industry, our goal is to combine the digital and intelligent development needs of each vertical industry to develop and provide more comprehensive intelligent parking solutions. We believe that our intelligent parking management system will enhance the sustainability of our business. We also plan to collaborate with the merchants on our national network parking platform, which may lead to more business cooperation opportunities.

Impact of COVID-19

The ongoing outbreak of a novel strain of coronavirus (“COVID-19”) has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial conditions and operating results includes, but is not limited to the following:

●	According to the requirements of relevant Chinese regulatory authorities, from the end of January 2020 to March 2020, our employees and dealers were temporarily prohibited from going out in accordance with Nanjing local government policies. Our business reopened in April 2020.

●	In the first half of 2020, we suspended all on-site marketing and advertising activities. We transferred these activities online during the pandemic. As of June 2020, we have resumed on-site marketing and advertising activities.

●	Our business performance was negatively affected in the first half of 2020. However, due to the effective control of the pandemic in China in the second half of 2020, business performance has rebounded. In addition, we have also received interest from investors who are interested in the smart parking industry and want to join us as dealers.

As of the date of this prospectus, there are still regional outbreaks of coronavirus diseases in 2022 (such as Beijing and Shanghai) and movements in China are still limited. Lockdown measures will continue in closed and control areas with reported COVID-19 cases. Some cities require residents to present a negative COVID-19 test result to enter public venues and take public transport. Though these recent regional outbreaks did not impact Company’s operations, the situation could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of the pandemic; and the macroeconomic impact of government measures to contain the spread of COVID-19 and related government stimulus measures. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because of the uncertainty surrounding the COVID-19 outbreak, business disruption and its related financial impact related to the outbreak of and response to COVID-19 cannot be reasonably estimated at this time. We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

Results of Operations

For the six months ended June 30, 2022 and 2021

The following table sets forth a summary of the Company’s consolidated results of operations for the six months ended June 30, 2022 and 2021. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended
	June 30,		Changes
	2022	2021	Amount	%
Net revenue	$2,452,883	$2,795,500	$(342,617)	(12.26)%
Cost of revenue	(495,447)	(723,056)	227,609	(31.48)%
Gross profit	2,948,330	3,518,556	(570,226)	(16.21)%
Selling, general and administrative expenses	(1,082,099)	(920,635)	161,464	17.54%
Income from operations	4,030,429	4,439,191	(408,762)	(9.21)%
Interest income (expense), net	11,019	22,110	(11,091)	(50.16)%
Total other income (loss) and expenses	11,019	22,110	(11,091)	(50.16)%
Income before income tax provision	886,356	1,173,919	(287,563)	(24.50)%
Provision for income taxes	(221,589)	(293,480)	71,891	(24.50)%
Net income	664,767	880,439	(215,672)	(24.50)%

Net Revenue

The following table lists the calculation methods of gross profit and gross profit margin of each type of revenue:

	For the six months ended June 30,		Changes
	2022	2021	Amount	%
Dealer licensing fee
Net revenue	$2,359,496	1,568,255	791,241	50.45%
Cost of revenue	129,711	308,356	(178,645)	(57.93)%
Gross profit	$2,229,785	1,259,899	969,886	76.98%
Gross profit margin	94.50%	80.34%	14.16%	17.63%

Parking management system
Net revenue	$-	1,051,716	(1051716.00)	(100.00)%
Cost of revenue	86,305	211,429	(125124.00)	(59.18)%
Gross profit	$(86,305)	840,287	(926592.00)	(110.27)%
Gross profit margin	-%	79.90	-	-%

Parking space rental fee
Net revenue	$93,387	175,268	(81,881)	(46.72)%
Cost of revenue	276,885	203,271	73,614	36.21%
Gross profit	$(183,498)	(28,003)	(155,495)	555.28%
Gross profit margin	(196)%	(16)	(180.51)	1129.82%

Other related revenue
Net revenue	$0.00	261.00	(261.00)	(100.00)
Cost of revenue	2546.00	0.00	2546.00	-
Gross profit	$(2546.00)	261.00	(2807.00)	(1075.48)
Gross profit margin	-%	100.00	-	-

Total
Net revenue	$2,452,883	2,795,500	(342,617)	(12.26)%
Cost of revenue	(495,447)	(723,056)	227,609	(31.48)%
Gross profit	$2,948,330	3,518,556	(570,226)	(16.21)%
Gross profit margin	79.80%	74.14%	5.67%	7.64%

Our net revenues were $2,452,883 for the six months ended June 30, 2022 as compared to $2,795,500 for the same period in 2021, a decrease of $342,617, or 12.26%. The decrease was mostly because the resurgence of COVID-19 and the restrictions imposed to contain the virus. Despite the increase in dealer’ licensing fees , people’s movements have been restricted, which reduces the demand for parking, thus leading to a slight decline in parking space rental fees . At the same time, the Company is developing a new generation parking management system, and temporarily suspending the licensing of previous generation systems to new customers, and thus the revenue on parking management system decreased and the Company’s profit decreased accordingly.

Dealer licensing fees

Dealer licensing fee revenue increased by $791,241 or 50.45%, from $1,568,255 for the six months ended June 30, 2021 to $2,359,496 for the six months ended June 30, 2022. This was mainly because the Company increased the brand promotion and invested more in marketing to regional agents.

Cost of revenue was $129,711 for the six months ended June 30, 2022, a decrease of $178,645 or 57.93%, from $308,356 for the six months ended June 30, 2021. The decrease was due to the optimization of Company’s support policies to our regional agents.

Gross profit and gross profit margin were $2,229,785 and 94.50%, respectively, for the six months ended June 30, 2022 as compared to $1,259,899 and 80.34%, respectively for the same period in 2021. This increase was because of a corresponding decrease in its costs.

Parking management system

For the six months ended June 30, 2022, our parking management system’s net revenue was $0. This is due to the ongoing development of a new generation parking management system. In addition, the Company temporarily suspending the licensing of previous generation systems to new customers, and thus we do not have revenue on this.

Parking space rental fees

For the six months ended June 30, 2022, net revenue from parking space rental fees was $93,387 and the cost of revenue was $276,885, compared to $175,268 and $203,271 for the same period in 2021. Our parking space fee gross loss was $(81,881). This was due to the restriction of movement as a result of containing the ongoing COVID-19 pandemic.

Other related revenue

We lease advertising space on our parking lot gates. For the six months ended June 30, 2022, our advertising gross loss was $2546.00. This loss was because there was no advertising business in the first half of the year despite spending money on marketing these advertising spaces.

Selling, General and Administrative Expenses

We incurred selling, general and administrative expenses of $1,082,099 for the six months ended June 30, 2022, as compared to $(920,635) for the six months ended June 30, 2021, an increase of $161,464, or 17.54%. The increase was mainly because in the first half of the year, the Company increased its efforts to attract regional agents and promote our brand. Our selling, general and administrative expenses included advertising expenses, delivery expenses for parking lot gates delivery, employees’ salaries, office expenses, and amortization of long term deferred expenses.

Interest Expenses

Interest charges and bank charges are mainly from bank transfer charges and deposit interest offset. Interest income as of June 30, 2022 and 2021 was approximately$11,019 and $22,110, respectively.

Provision for Income Taxes

Provision for income tax was $(221,589) during the six months ended June 30, 2022, an increase of $71,891 or 24.50%, as compared to $(293,480) for the six months ended June 30, 2021. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The increase in provision for income taxes was mainly due to the increase in income before income tax provision, which was $886,356 for the six months ended June 30, 2021, as compared to $ 1,173,919 for the six months ended June 30, 2021.

Net Income

Our net income decreased by $215,672 or 24.50%, to $664,767 for the six months ended June 30, 2022, from $880,439 for the six months ended June 30, 2021.

For the years ended December 31, 2021 and 2020

The following table sets forth a summary of the Company’s consolidated results of operations for the years ended December 31, 2021 and 2020. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended
	December 31,		Changes
	2021	2020	Amount	%
Net revenue	$5,277,517	$2,786,853	$2,490,664	89.37%
Cost of revenue	1,017,378	689,501	327,877	47.55%
Gross profit	4,260,139	2,097,352	2,162,787	103.12%
Selling, general and administrative expenses	(2,245,212)	(1,444,469)	(800,743)	55.44%
Income from operations	6,505,351	3,541,821	2,963,530	83.67%
Interest income (expense), net	65,112	6,299	58,813	933.69%
Total other income (loss) and expenses	(15,587)	(11,207)	(4,380)	39.08%
Income before income tax provision	1,999,340	641,676	1,357,664	211.58%
Provision for income taxes	(50,728)	(161,446)	110,718	(68.58)%
Net income	1,948,612	480,230	1,468,382	305.77%

Net Revenue

The following table lists the calculation methods of gross profit and gross profit margin of each type of revenue:

	For the years ended December 31,		Changes
	2021	2020	Amount	%
Dealer licensing fee
Net revenue	$3,851,651	2,700,101	1,151,550	42.65%
Cost of revenue	324,269	466,145	(141,876)	30.44%
Gross profit	$3,527,382	2,233,956	1,293,426	57.90%
Gross profit margin	91.58%	82.74%	8.85%	10.69%

Parking management system
Net revenue	$1,118,648	0	1,118,648	-
Cost of revenue	318,448	0	318,448	-
Gross profit	$800,200	0	800,200	-
Gross profit margin	71.53%	-%	-%	-

Parking space rental fee
Net revenue	$306,565	86,697	219,868	253.61%
Cost of revenue	374,661	223,356	151,305	67.74%
Gross profit	$(68,096)	(136,659)	68,563	(50.17)%
Gross profit margin	(22.21)%	(157.63)%	135.42%	(85.91)%

Other related revenue
Net revenue	$653	55	598.00	1087.27%
Cost of revenue	0	0	0.00	-
Gross profit	$653	55	598.00	1087.27%
Gross profit margin	100.00%	0%	100.00%	-

Total
Net revenue	$5,277,517	2,786,853	2,490,664	89.37%
Cost of revenue	1,017,378	689,501	327,877	47.55%
Gross profit	$4,260,139	2,097,352	2,162,787	103.12%
Gross profit margin	80.72%	75.26%	5.46%	7.26%

Our net revenues were $5,277,517 for the years ended December 31, 2021 as compared to $2,786,853 for the same period in 2020, an increase of $2,490,664, or 89.37%. The increase was mostly due to the increase in dealer licensing fees and the parking management system fees.

Dealer licensing fees

Dealer licensing fee revenue increased by $1,151,550 or 42.65%, from $2,700,101 for the years ended December 31, 2020 to $3,851,651 for the years ended December 31, 2021. This increase was mainly a result of having more regional dealers year over year.

Cost of revenue was $324,269 for the years ended December 31, 2021, a decrease of $141,876 or 30.44%, from $466,145 for the years ended December 31, 2020. The decrease of revenue cost was due to the company focused more on developing its parking business, relatively reducing its investment in that business.

Gross profit and gross profit margin were $3,527,382 and 91.58%, respectively, for the years ended December 31, 2021 as compared to $2,233,956 and 82.74%, for the same period in 2020. Gross margins for license fees are increased because of a corresponding decrease in its costs.

Parking management system

Parking management system was the new business in 2021. For the years ended December 31, 2021, our parking management system’s gross profit was $800,200.

Parking space rental fees

For the years ended December 31, 2021, net revenue from parking space rental fees was $306,565 and the cost of revenue was $374,661, compared to $86,697 and $223,356 for the same period in 2020. Our parking space fee gross loss was $68,096 for the years ended December 31, 2021. This was because the market has gradually improved, and we expect that most of our parking spaces will achieve profitability by the end of 2022.

Other related revenue

Net revenue from Other related revenues were $653 For the years ended December 31, 2021 as compared to $55 for the same period in 2020, an increase of $598, or 1087.27%. The increase was mostly due to the corresponding increase in cooperative parking lots.

Selling, General and Administrative Expenses

We, through our VIE in China, incurred selling, general and administrative expenses of $(2,245,212) for the years ended December 31, 2021, as compared to $(1,444,469) for the years ended December 31, 2020, an increase of $(800,743) or 55.44%. The increase was mainly due to the expansion of parking space rental business. The salary of professionals and related office costs have increased correspondingly.

Interest Expenses

Interest charges and bank charges are mainly from bank transfer charges offset by deposit interest. Interest income as for the years ended December 31, 2021 and 2020 was approximately $65,112 and $6,299, respectively.

Provision for Income Taxes

Provision for income tax was $(50,728) for the years ended December 31, 2021,as compared to $(161,446) for the years ended December 31, 2020.Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The increase in provision for income taxes was mainly due to the increase in the income before income tax provision as of December 31, 2021 and 2020 was approximately $1,999,340 and $641,676, respectively.

Net Income

Our net income increased by $1,468,382 or 305.77%, to $1,948,612 for the years ended December 31, 2021, from $480,230 for the years ended December 31, 2020.

Liquidity and Capital Resources

For the six months ended June 30, 2022 and 2021

As of June 30, 2022, we had $83,222 in cash. The Company’s working capital and other capital needs mainly come from shareholders’ equity contribution and operating cash flow. Cash is needed to pay for inventory, wages, sales expenses, rent, income taxes, other operating expenses, and purchases to service debts.

Although the Company’s management believes that cash generated from operations will be sufficient to meet the Company’s normal working capital requirements, its ability to service its current debt will depend on its future realization of its current assets for at least the next 12 months. Management took into account historical experience, the economy, trends in the automotive industry, the collectability of accounts receivable as of December 31, 2020, and the realization of inventory. Based on these considerations, the management believes that the Company has sufficient funds to meet its working capital requirements and debt obligations as they will be due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are a number of factors that can arise and cause the Company’s plans to fall short, such as the overall number of vehicles in China, economic conditions, competitive pricing in the industry, and the continued support of our dealers and suppliers. If future cash flow from operations and other capital resources are insufficient to meet its liquidity needs, the Company may be forced to reduce or delay its anticipated expanding plans, sell assets, acquire additional debt or equity capital, or refinance all or part of its debt.

The following table summarizes the company’s cash flow data as of June 30, 2022 and June 30, 2021:

	For the six months ended June 30
	2022	2021
Net cash provided by (used in) operating activities	$(1,562,670)	$2,876,951)
Net cash used in investing activities	1,436,292)	(10,537)
Net cash provided by financing activities	(112,585)	69,612
Effect of exchange rate on cash	(9,898)	9,048
Net decrease in cash and cash equivalents	$(238,963)	$2,936,026

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, accounts receivable and contractual liabilities, and is adjusted for the impact of changes in working capital. Net cash generated in operating activities for the year June 30, 2022 was $(1,562,670), representing a decrease of $(4,439,621), compared to net cash generated in operating activities of $2,876,951 for the six months ended June 30, 2021. The decrease in net cash provided by operating activities was due to the impact of the COVID-19 epidemic. Travel restrictions have been imposed in many places across the country which reduce people’s willingness to go out and parking demand. During this time, the Company focused on marketing, brand promotion, and systems development and upgrade. For example, we are developing a new second-generation parking management system, and we have purchased the copyright to a parking system software from the Jiangsu Parking Butler Technology Co., Ltd.

Investing Activities

Net cash used in investing activities was $1,436,292 for the six months ended June 30, 2022, compared to net cash generated in investing activities of $(10,537) for the six months ended June 30, 2021. The increase in net cash provided by investing activities was due to other current assets of $1,378,563 being reclassified as short-term investments as of December 31, 2020.

Financing Activities

Net cash provided by financing activities was approximately $(112,585) for the six months ended June 30, 2022, a decrease of $(182,197), or (261.73)%, as compared to net cash provided by $69,612 for the six months ended June 30, 2021. The decrease in cash used was due to the expansion of parking space rental business.

For the years ended December 31, 2021 and 2020

As of December 31, 2021, we had $332,083 in cash. The Company’s working capital and other capital needs mainly come from shareholders’ equity contribution and operating cash flow. Cash is needed to pay for inventory, wages, sales expenses, rent, income taxes, other operating expenses, and purchases to service debts.

Although the Company’s management believes that cash generated from operations will be sufficient to meet the Company’s normal working capital requirements, its ability to service its current debt will depend on its future realization of its current assets for at least the next 12 months. Management took into account historical experience, the economy, trends in the automotive industry, the collectability of accounts receivable as of December 31, 2021, and the realization of inventory. Based on these considerations, the management believes that the Company has sufficient funds to meet its working capital requirements and debt obligations, as they will be due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are a number of factors that can arise and cause the Company’s plans to fall short, such as the overall number of vehicles in China, economic conditions, competitive pricing in the industry, and the continued support of our dealers and suppliers. If future cash flow from operations and other capital resources are insufficient to meet its liquidity needs, the Company may be forced to reduce or delay its anticipated expanding plans, sell assets, acquire additional debt or equity capital, or refinance all or part of its debt.

The following table summarizes the company’s cash flow data as of December 31, 2021 and December 31, 2020:

	For the years ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$1,115,730	$1,356,334
Net cash used in investing activities	(1,138,525)	(1,556,695)
Net cash provided by financing activities	80,861	452,426
Effect of exchange rate on cash	7,419	14,467
Net decrease in cash and cash equivalents	$65,485	$266,532

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, accounts receivable and contractual liabilities, and is adjusted for the impact of changes in working capital. Net cash generated in operating activities for the year end December 31, 2021 was $1,115,730, representing an decrease of $240,604 or 17.74% compared to net cash generated in operating activities of $1,356,334 for the year ended December 31, 2020. The decrease in net cash provided by operating activities was due to the related increase in operating costs.

Investing Activities

Net cash used in investing activities was $1,138,525 for the year ended December 31, 2021, an decrease of $418,170, or 26.86%, as compared to net cash used by $1,556,695 for the year ended December 31, 2020. The decrease in cash used was because the Company has purchased more fixed and other long-term assets.

Financing Activities

Net cash provided by financing activities was $80,861 for the year ended December 31, 2021, a decrease of $371,565, or 82.13%, as compared to net cash provided by $452,426 for the year ended December 31, 2020. The decrease in cash used was due to the expansion of parking space rental business.

Contractual Obligations

For the six months ended June 30, 2022 and 2021

The Company has various operating leases for its office space and parking lots.

Operating lease expenses were $269,394 and $42,497 for the six months ended June 30, 2022 and 2021, respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending December 31,
2023	239,099
2024	249,445
2025	54,229
2026	-
Total	542,773

For the years ended December 31, 2021 and 2020

The Company has one operating lease for its office space and eight operating leases for its parking lots.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each lease based primarily on its lease term in PRC which is approximately 4.75%.

Operating lease expenses were $459,087 and $212,617 for the years ended December 31, 2021 and 2020, respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending December 31,
2022	379,701
2023	377,810
2024	285,467
2025	57,167
2026	-
Total	1,100,145

Off-Balance Sheet Arrangements

Other than as disclosed elsewhere in this prospectus, we, through our VIE in China, have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with GAAP. These principles require the Company’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, cash flow and related disclosure of contingent assets and liabilities. The estimates include, but are not limited to, accounts receivable, revenue recognition, inventory realization, impairment of long-lived assets and income taxes. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

The Company’s management believes that among their significant accounting policies, which are described in Note 2 to the audited consolidated financial statements of the Company included in this Registration Statement, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, the Company’s management believes these are the most critical to fully understand and evaluate its financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company generate revenues from dealer licensing fee, parking space rental fee, vehicle owners’ membership fees.

Dealer licensing fee is recognized as performance obligations are satisfied over time, usually, recognized on an average over the life of dealer licensing as indicated in agreement. Payments received in advance from agents are recorded as “contract liabilities”. Contract liabilities are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

Parking space rental fee is recognized as performance obligations are satisfied at a point in time when the Company provides parking space to customers where fees are calculated by the parking management system, or over time on an average over the duration of rental period as indicated in agreement.

Vehicle owners’ membership fees is recognized as performance obligations are satisfied over time on an average over the life of membership. Payments received in advance from members are recorded as “accruals and other payables”. Accruals and other payables are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvement	Shorter of the estimated useful life or remaining
Office equipment	3 years
Motor Vehicle	4 years

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

New Accounting Pronouncements

In July 2021, the FASB issued ASU 2021-5, Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments. The amendments in this Update amend Topic 842, which has different effective dates for public business entities and most entities other than public business entities. The amendments are effective for fiscal years beginning after December 15, 2021, for all entities, and interim periods within those fiscal years for public business entities and interim periods within fiscal years beginning after December 15, 2022, for all other entities. The amendments in this Update address stakeholders’ concerns by amending the lease classification requirements for lessors to align them with practice under Topic 840. Lessors should classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: 1) The lease would have been classified as a sales-type lease or a direct financing lease in accordance with the classification criteria in paragraphs 842-10-25-2 through 25-3; 2) The lessor would have otherwise recognized a day-one loss.

In May 2021, the FASB issued ASU 2021-4, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The FASB is issuing this Update to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange.

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

Quantitative and Qualitative Disclosures about Market Risk

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Risks Related to Doing Business in China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our operations.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. Our operations and business interests are in Taiwan and mainland China. If the Chinese government’s interference expands and by proxy, our business interests are affected, our operations may be negatively impacted although presently, there is no discernible immediate impact.

Concentration

For the six months ended June 30, 2022 and 2021

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

The concentration on sales revenues generated by customer type comprised the following:

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s sales
Customer A	50%	60%
Customer B	10%	15%

The table sets above information as to the revenue derived from those customers that accounted for more than 10% of the Company’s total revenues for the six months ended June 30, 2022 and 2021.

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s accounts receivable
Customer A	0%	0%

The table above shows the account receivable accounted from Customer A for the six months ended June 30, 2022 and 2021 has no more than 10%.

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s Prepayment
Customer A	78%	46%
Customer B	0%	0%

The following table sets forth a summary of two suppliers who represent 10% or more of the Company’s total Account payables:

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s Account payable
Supplier A	0%	8%
Supplier B	0%	10%
Supplier C	68%

For the years ended December 31, 2021 and 2020

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

The concentration on sales revenues generated by customers type comprised of the following:

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s sales
Customer A	42%	46%

The table sets above information as to the revenue derived from those customers that accounted for more than 10% of the Company’s total revenues for the year ended December 31, 2021 and 2020

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s accounts receivable
Customer A	10%	0%

The table above shows the account receivable accounted from Customer A for the year ended December 31, 2020 has no more than 10%.

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s Prepayment
Customer A	57%	45%
Customer B	11%	6%

The following table sets forth a summary of two suppliers who represent 10% or more of the Company’s total Account payables:

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s Account payable
Supplier A	10%	20%
Supplier B	43%	0%

BUSINESS

Overview

Yi Po Holdings is a holding company that was incorporated under the laws of the Cayman Islands on March 19, 2020. As a holding company with no material operations of our own, we conduct our operations in China through our subsidiary, Jiangsu Easy Parking. Yi Po Holdings, through Jiangsu Easy Parking, provides intelligent parking management systems and intelligent parking lot gate products in the PRC.

We, through our PRC operating subsidiaries, entered into the intelligent parking industry in 2018. At present, we have installed our intelligent parking management system in approximately 81 parking lots across 21 cities in China, including 9 parking lots self-operated by us.

Our intelligent parking management system is widely-used in the self-operated parking lots business and the cooperatively operated parking lots business, which is an electronic network system with automatic vehicle login, entrance and exit authentication, monitoring, and charging management functionalities. We launched a national network parking platform that provides vehicle owners with diverse services such as parking space search, navigation guidance, touchless payment, membership discounts, and owner’s car search, to provide convenient parking experiences to vehicle owners. We also provide intelligent parking lot gate products, which combine our intelligent parking software system with electromechanical products (i.e. ordinary parking lot gate). Our vehicle access efficiency is manifested by the intelligent management system installed in the parking lot gate products, which save and store information such as records of vehicles’ entrance and exit, time of entrance and exit.

We have a broad marketing network in China, and have established cooperative relationships with 39 regional dealers who provide marketing and promotion services nationwide. The extensive dealer licensing channels reduce our overall operating costs. The dealers facilitate the cooperation between us and our partners to in the operation and management of parking lots and parking spaces. The dealers also promote and publicize our intelligent parking management system and our national network parking platform.

With the rapid development of urbanization in China and the improvement of resident awareness of safety precautions, the demand for intelligent parking management system products in commercial and residential buildings has increased. This translates into a huge market for the intelligent parking lots. Based on our grasp of the market and investment in the intelligent parking industry, Jiangsu Easy Parking was awarded the honors of “China’s most influential brand in the intelligent parking industry in 2020” and “China’s most valuable intelligent parking platform for investment and cooperation in 2020” by China Brand Influence Evaluation Committee, a well-recognized organization in China.

As we gradually deepen our understanding of different vertical industries such as the transportation industry, property management industry, and urban planning industry, our goal is to combine the digital and intelligent development needs of each vertical industry to develop and provide more comprehensive intelligent parking solutions. We believe that our intelligent parking management system will enhance the sustainability of our business. We also plan to collaborate with the merchants on our national network parking platform, which may lead to more business cooperation opportunities.

Corporate Structure

Yi Po Holdings is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Yi Po Holdings conduct its operations in China through its PRC subsidiaries. After the restructure that dissolved the VIE structure, Yi Po Holdings now controls and receives the economic benefits of the PRC subsidiaries’ business operation, if any, through equity ownership. We do not use a VIE structure.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Our Subsidiaries and Business Functions

Yi Po Holdings is a Cayman Islands exempted company incorporated on March 19, 2020. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our business in China through our PRC subsidiaries.

Yi Po HK was incorporated on April 28, 2020 under the law of Hong Kong SAR. Yi Po HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Yi Po WFOE was incorporated on March 16, 2021 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Yi Po HK and a wholly foreign-owned entity under the PRC laws.

Jiangsu Easy Parking was incorporated on August 22, 2018 under the laws of the People’s Republic of China. Its registered business scope includes intelligent technology, smart parking technology research and development, computer software development, technical services and consulting, parking lot management service, etc. Jiangsu Easy Parking is our operating company.

The Restructure

On August 24, 2021, Yi Po WFOE entered into a series of VIE agreements (the “VIE Agreements”) with Jiangsu Easy Parking and all the shareholders of Jiangsu Easy Parking, which established the VIE structure. As a result of the VIE Agreements, Yi Po WFOE was regarded as the primary beneficiary of Jiangsu Easy Parking, and we treated Jiangsu Easy Parking as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Jiangsu Easy Parking and its subsidiaries in our consolidated financial statements in accordance with the U.S. GAAP.

On February 19, 2022, Yi Po WFOE, Jiangsu Easy Parking and shareholders of Jiangsu Easy Parking signed a termination agreement of the VIE Agreements. The VIE structure was dissolved.

On February 23, 2022, a shareholder of Jiangsu Easy Parking transferred part of his shares to a non-Chinese individual. As a result, Jiangsu Easy Parking transformed from a Chinese domestic enterprise to a foreign-invested joint venture.

On March 4, 2022 and March 9, 2022, Yi Po WFOE entered into equity transfer agreements with each shareholder of Jiangsu Easy Parking to purchase all the equity interest in Jiangsu Easy Parking. The restructure was completed on June 1, 2022. As a result, Jiangsu Easy Parking became a wholly owned subsidiary of Yi Po WFOE. Jiangsu Easy Parking was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Yi Po WFOE, our PRC counsel, Guantao Law Firm, is of the opinion that the establishment of Yi Po WFOE and the abovementioned acquisition of Jiangsu Easy Parking by Yi Po WFOE were not subject to the M&A Rules and no approvals from CSRC or MOFCOM under the M&A Rules are required. However, our PRC counsel further advises that there is uncertainty as to how the M&A Rules will be interpreted or implemented.

Our Products and Services

Through our PRC subsidiaries, we mainly provide the following four types of products and services: (1) the parking lots service, (2) the intelligent parking management system, (3) parking lot gates, and (4) national network parking platform. A vehicle’s entering and exiting the parking lot will be identified in high-definition quality and monitored by the intelligent parking management system. The information of parking management, operation, maintenance, and charging will be digitally and electronically recorded within the national network parking platform.

1.	Parking lots service

We, through our PRC subsidiaries, provide parking lots for vehicle owners through our six (6) self-operated parking lots. We lease the parking lots, independently operate the parking lots, and provide the public with short-term and long-term parking services. The size of the parking lots ranges from 20,000 sq ft to 160,000 sq ft. We operate the parking lots through our intelligent parking management system (as described below), which is installed and maintained by us. Our revenue from self-operated parking lots is derived mainly from parking space rental fees from short-term parking vehicles and long-term parking vehicles.

We also work with third-party operated parking lots, where we install our intelligent parking management system and parking lot gates (as described below). We refer to these parking lots as cooperatively operated parking lots. We look for suitable partners who provide us with the right to install intelligent parking management system, parking lot gates, and other parking equipment in their parking lots. We can solicit advertisers to publish their commercial advertisements on the parking lot gates. Our revenue from cooperatively operated parking lots is derived mainly from the advertisement fees on parking lot gates and intelligent parking management system maintenance fees. All parking space rental fees from vehicle owners are allocated to the cooperative partners.

2.	Intelligent parking management system

The intelligent parking management system is an automated electronic network system with automatic vehicle login, entrance and exit authentication, monitoring, and billing functionalities, which entail scanning, information transmission, monitoring, central management unit, data management unit, and command execution. Such system adopts the technologies of computer control, information identification, data storage and processing, and communication transmission, to realize automatic control to entrance and exit management, site safety management, and implements automatic charging based on the pre-set charging standards.

The intelligent parking management system is used for both our self-operated parking lots and cooperatively operated parking lots. For self-operated parking lots, our revenue is derived mainly from parking space rental fees while for cooperatively operated parking lots, our revenue is derived from intelligent parking management system maintenance fees. The system maintenance fee is usually charged from 1% to 25% of the total parking space rental fees depending on the parking lot vehicle flow.

3.	Parking lot gates

The parking lot gate is comprised of an electromechanical railing in either horizontal blocking state or vertical release state to permit or prohibit real-time passage of vehicles through real-time prompts, accomplishing automatic control and management of traffic flow.

The parking lot gates are mainly used in places that need to control and manage vehicular access such as residential areas, enterprises and institutions, scenic spots, office buildings, and commercial shopping areas. The parking lot gates may be used alone or integrated with the intelligent parking management systems.

We purchase the customized parking lot gates and related hardware equipment from third party suppliers, and install our intelligent parking management system on such hardware equipment. Meanwhile, we connect the data interfaces of hardware equipment with the national network parking platform to realize the combination of software and hardware, i.e. intelligent equipment. The intelligent equipment will be debugged and tested until all test results are correct and then officially put into use in the parking lot.

Our parking lot gate products include heavy parking lot gates, non-powered advertising parking lot gates, high-speed parking lot gates, and automatic returned high-speed parking lot gates.

Features of heavy parking lot gates:

The height of the heavy parking lot gate is approximately 1.77 meters. The opening distance of a single railing can reach 7 meters, and the opening distance of a pair of railings can reach 14 meters. There is a large advertising display area and LED lighting equipment in the heavy parking lot gate. According to our suppliers, such heavy parking lot gate is able to effectively resist typhoons below level 8 through its reinforced design.

Features of non-powered advertising parking lot gates:

The height of the unpowered advertisement parking lot gate is approximately 1.77 meters. The opening distance of a single railing can reach 7 meters. It can be operated remotely within 30 meters. The non-powered advertising parking lot gates are installed with multiple protection measures including wind protection, motor’s high-temperature protection, and anti-surge protection.

Features of automatic returned high-speed parking lot gates:

The height of the automatic returned high-speed parking lot gate is approximately 1.22 meters. The opening distance of a single railing can reach 3 meters. The direction of the railing to left or right can be adjusted. It can be operated remotely within a distance of 30 meters. The automatic returned high-speed parking lot gate has been improved its safety design, which is able to lift at high speeds and lower at slow speeds, and automatically return to the original position. The automatic returned high-speed parking lot gate is equipped with a high-speed servo motor and traffic light display screen.

4.	National network parking platform

The national network parking platform is a software application that vehicle owners can download with their mobile phones. The platform is used for both our self-operated parking lots and cooperatively operated parking lots. The national network parking platform provides vehicle owners with functions such as parking space search, navigation guidance, touchless payment, membership discount, and owner’s car search. The Company believes that such parking platform meets the diverse needs of vehicle owners and provides them with digital parking information and convenient parking experience.

Parking space search function

Our parking platform obtains the number of empty parking spaces nearby through GPS positioning. The vehicle owners are able to search for empty parking spaces through our parking platform.

Navigation guidance function

If the vehicle owner finds a suitable parking lot or parking space through our parking platform, the owner can further use the navigation function, in which the system will navigate to the target parking lot for the vehicle owner through one-click navigation.

Touchless payment function

When the vehicle owner enters and exits the parking lot, our parking platform will automatically charge the parking space rental fees based on the time spent in the parking lot through a mobile payment feature.

Membership discounts function

The vehicle owner may purchase a membership card on the national network parking platform. The vehicle owner can enjoy a discount from 5% to 50% on the parking space rental fees when the owner becomes a member of our national network parking platform. Members who join our parking platform at different times can enjoy different discounts.

Owner’s car search function

After entering the license plate number or parking space number, the owner’s car search function may help the owner find the parking address of the vehicle, navigate route to the parking space and the vehicle’s location.

Business Model and Revenue Sources

For the six months ended June 30, 2022 and 2021 and the fiscal years ended December 31, 2021 and 2020, we generated revenues mainly from dealer licensing fees, parking space rental fees, and other related revenue. At the end of 2020, we started to sell the intelligent parking management system and parking lot gates, which have already generated revenues including sales of the intelligent parking management system and parking lot gates, and the intelligent parking management system maintenance fees. At the end of June 30, 2022, the Company is developing a new generation of parking management system, and did not continue to authorize the former generation. Also, with more and more vehicle owners using our national network parking platform, vehicle ownership membership fees are anticipated to become one of our revenue sources.

Dealer Licensing Fee

Through our PRC subsidiaries, we have adopted a dealer licensing model. Jiangsu Easy Parking has a broad marketing network in China and has established cooperative relationships with 39 regional dealers. Our dealer licensing fee was approximately RMB 0.6 million (approximately UD$87,000) and RMB 18.6 million (approximately US$2.7 million) for the years ended in 2021 and 2020, respectively, accounting for 73% and 97% of total revenue. Our dealer licensing fee was approximately RMB 15.8M (US$2.34) and RMB 10.5M (approximately US$1.57M) for the six months ended June 30, 2022 and 2021, respectively, accounting for 96% and 56% of total revenue.

The dealer builds its own team and provides promotion and publicity services for us within the dealer’s exclusive region, which is usually a city in China. The dealer facilitates the cooperation between us and potential partners, i.e. parking lots’ owners, to achieve operation and management of the parking lots through installing our intelligent parking management system and parking lot gates and using our national network parking platform.

Through our PRC subsidiaries, we sign separate dealer licensing agreements with each dealer. The term of a dealer licensing agreement is usually 3 years. The agreement will be renewed automatically unless either party gives written notice to the other party prior to the expiration of the current agreement. The amount of dealer licensing fees received by us from a single dealer is between RMB 2 million to RMB 4 million, or approximately US$290,000 to US$580,000, based on the level of such dealer licensing. The dealer may pay the dealer licensing fee in installments within a certain period as agreed to in the dealer licensing agreement. After our dealer pays the dealer licensing fee, we authorize the dealer to act as our business agent within the designated district, and to use our trademarks, trade names, logos, and software copyrights of national network parking system in business activities. In return, the dealer will receive commissions from us. The commissions for the dealer are calculated based on 20% of the five-year net income of all referred parking lot projects in the dealer’s exclusive region, payable on yearly basis. We will first pay the commissions to our dealers in April 2023.   We are obligated to pay such commissions to dealers under the dealer licensing agreements and these future obligations may add risks to our business and operations. As of the date of this prospectus, the amount of commissions we are obligated to pay based on the income received is 0. See Risk Factors – Risks Relating to Our Business and Industry – “Our licensing agreements obligate us to make future commissions to the dealers, and if we do not have the funds necessary to make such payments, our business and operations may be affected.”

We provide dealers with business support such as market inspection and business training. We then provide support such as guidance on the operation of intelligent parking lot system, training on parking equipment knowledge, and guidance on parking equipment and system installation. We also provide corresponding support such as operation and maintenance on parking equipment and systems. Our obligations are specific services and deliverables that are set forth in an agreement, in which terms may vary slightly depending on the region within Mainland China.

In 2021 and 2020, with the increased demand for expansion of our marketing network, the dealer licensing fee accounted for a relatively high proportion of our revenue.

Other Revenues

In addition to the dealer licensing fee, our other revenue includes the parking space rental fee and other related revenue for the six months ended June 30, 2022 and 2021 and for the fiscal years ended December 31, 2021 and 2020.

The parking space rental fee is the fee when we provide parking space to customers. We receive the fee based on a percentage of parking fees as agreed to by us and the partnering parking lots.

Other related revenue is the fees received from leasing advertising spaces on the parking lot gates. In 2022 our parking space rental revenue was approximately US$93,387, and others related revenue was US$0. In 2021, our parking space rental revenue was approximately US$175,268, and others related revenue was US$261.

At the end of 2020, we started to sell the intelligent parking management system and parking lot gates, which has already generated revenues including sales of the intelligent parking management system and parking lot gates, and the intelligent parking management system maintenance fees. Also, with more and more vehicle owners using our national network parking platform, vehicle ownership membership fees are expected to become one of our revenue sources. At the end of June 30, 2022, the Company is developing a new generation parking management system, and temporarily suspending the licensing of previous generation systems to new customers.

Vehicle owners’ membership fees are payments received in advance from members. Such advance payment received is non-refundable. The vehicle owner pays RMB 298, or approximately US$43, in a lump sum to purchase a membership card on the national network parking platform. The member will receive lifetime discounts on the parking fees on our parking platform, and bonus points when they refer new members to purchase the membership cards. Such bonus points may be used to pay for parking fees. For the year ended December 31, 2021, we sold 7187 membership cards, which generated revenue of RMB 2,141,726 (approximately US$324,504). As of December 31, 2020, we sold 5,654 membership cards, which generated revenue of RMB1,684,892 (approximately US$243,000). For the six months ended June 30, 2022, we have sold 501 membership cards, which generate the revenue of RMB149,298 (approximately US$22,285). As of June 30, 2021, we have sold 606 membership cards, which generated revenue of RMB180,588(approximately US$27,961).

Our Industry

We mainly operate our business in the intelligent parking industry, which is a sub-industry of the access control and management industry. The access control and management industry is a sub-industry of the safe guarding industry. The relationship among the intelligent parking industry, the parking industry, the access control and management industry and the safe guarding industry is as follows:

Overview of the Safe Guarding Industry

Safe guarding products refer to special equipment, software and systems used to prevent national, collective, personal property and personal safety from being infringed. The safe guarding industry is developed on the basis of development of technologies such as computer, multimedia, network communication, automatic control, electronic instrumentation, sensing, and mechatronics. The scope of the safe guarding industry is very broad, including surveillance, access control and management, anti-theft alarm, building intercom. The safe guarding products usually with the functions of anti-theft, anti-robbing, anti-robbing, and anti-accident, are commonly used in residential communities, intelligent buildings, prisons, government agencies, schools, road traffic, shopping malls, supermarkets, airports, customs, which includes intelligent parking management systems, closed-circuit video surveillance products, building intercom systems, security patrol systems, anti-theft alarm systems, anti-theft doors, anti-theft locks, and fire-fighting equipment. The safe guarding industry has been a sunrise industry in China that integrates product development, production, sales, engineering and system integration. There is a huge potential market of the safe guarding products, which combine public security and technical protection. The safe guarding industry is an important part to build the social security prevention system and maintain social stability.

Overview of the Access Control and Management Industry

The access control and management industry is one of the sub-industries of the safe guarding industry, which is used to control the behavior of people or vehicles entering and exiting a certain area or a building by using the verification devices or the identification methods. The main access control and management products include the intelligent parking management system, the intelligent access control management system, the intelligent access parking lot gate management system, the intelligent charging management system, the intelligent attendance management system, the intelligent patrol management system, the roadblock machines, and induction doors.

The access control and management industry has developed rapidly to enhance the over-all life quality in China and comply with the government’s requirements for public safety. Before the 1990s, China basically relied on the manual and mechanical parking lot gates to control and manage the flow of people and vehicles. With the rapid expansion of urban population and the rapid growth of China’s vehicle ownership, it is imperative to adopt scientific and advanced management methods to control and manage the flow of people and vehicles.

The main factors for the rapid development of China’s access control and management industry are as follows.

(1)	Increased vehicle ownership;

(2)	Higher standards of property management in residential communities and office buildings;

(3)	Acceleration of urbanization; and

(4)	Higher standards of public safety order.

Overview of China’s Parking Industry

The number of vehicles in China have maintained steady growth in the past five years and increased from approximately 190 million in 2016 to approximately 395 million in 2021, representing a CAGR of 6.18% during the period.

Source: https://www.djyanbao.com/report/detail?id=2524333&from=search_list

Driven by the rapid growth of the retain number of vehicles, there is a trend of rapid development of the industries in relation to automobile. However, the number of parking spaces is far lower than the number of vehicles, which results in difficulties in parking in most cities of China. In 2020, there were approximately 12.64 million new parking spaces in China, while the number of vehicles increased by more than 20 million. In 2020, the ratio of parking spaces to the retain number of vehicles in China and of the ideal international standards was 1:0.4 and 1:1.3, respectively. There is still room for a substantial increase in the number of parking spaces in China.

Source: https://www.djyanbao.com/report/detail?id=2524333&from=search_list

Overview of China’s Intelligent Parking Industry

With the rapid development of urbanization in China and the improvement of the residents’ awareness of safety precautions, the demands for the intelligent parking management system products in commercial and residential buildings have been increased, which maintains a growth rate of more than 20% in recent years. Driven by the construction of intelligent parking lots and the transformation of traditional parking lots, the overall intelligent parking market will reach RMB 1.4 trillion, or approximately US$0.203 trillion in 2025, representing a CAGR of 19% during the period from 2020 to 2025. The revenue of China’s intelligent parking market comes mainly from the sales revenue of intelligent parking lots system and the parking fees from operation of parking lots. The sales revenue of intelligent parking systems in the future is anticipated to only account for a small part. The most important source of income is from the operation of intelligent parking lots, which will greatly increase utilization ratio of parking lots and bring in a large amount of parking fees revenue.

Source: https://www.djyanbao.com/report/detail?id=2524333&from=search_list

Our Growth Strategies

We entered into the intelligent parking industry in 2018. We have a broad marketing network in China and have retained 39 regional   dealers across China. At present, we have installed our intelligent parking management system in the parking lots of 21 cities across China. Our business growth is supported by key products, leading technologies and operation model. Our growth strategies include:

We actively participate in the digitalization and intellectualization of parking management and focus on the development of intelligent parking solutions.

We continue to actively participate in the digitalization and intellectualization of the parking management and focus on the development of intelligent parking solutions. We believe that our ability to provide one-stop parking solutions for vehicle owners enables us to take full advantage of the opportunities from the digital industrialization. Intelligent parking solutions will become our core business and play an increasingly important role in our business. We plan to extend the application of our intelligent parking solutions to more industries and sectors, including intelligent cities and intelligent communities.

Furthermore, as we gradually deepen our understanding of different vertical industries such as the transportation industry, property management, and urban planning, our goal is to combine the digital and intelligent development needs of each vertical industry to develop and provide more comprehensive intelligent parking solutions. We believe that our intelligent parking management system will enhance the sustainability of our business.

We develop online technology platforms and marketing channels.

Through our PRC subsidiaries, we continue to improve and optimize our national network parking platform, which provides vehicle owners with functions such as parking space search, navigation guidance, touchless payment, membership discounts, and owner’s car search. Such parking platform meets the diverse needs of vehicle owners and provides them with digital parking information and convenient parking experience.

The national network parking platform is critical to our long-term growth and customer retainment. We will further broaden the matrix of internet products in the forms of application programs and WeChat mini programs, which will expand our products and services to more comprehensive daily life scenarios and build a more competitive one-stop platform for content aggregation and data distribution.

In order to optimize user’s experience, we will increase investment in refining user management, which will increase users’ loyalty and retention and value contribution to our national network parking platform. We also plan to collaborate with the merchants on our national network parking system which may lead to more business cooperation opportunities.

We reduce the overall operation costs.

Considering the intense competition in the intelligent parking industry and the COVID-19 outbreak, we intend to reduce our overall costs through dealer licensing to strengthen our short-term cash flow. The dealers facilitate us and potential partners to achieve operation and management cooperation of parking lot and parking space, and promote and publicize our intelligent parking management system and our national network parking platform.

In addition to self-operated parking lots business, we also upgrade and optimize cooperatively operated parking lot businesses to improve capital efficiency. Through our PRC subsidiaries, we will assist partners to install our intelligent parking management system, parking lot gates and other parking equipment to build intelligent parking lots. We will reduce our self-operated parking lots business investments and focus on obtaining more cooperative parking business revenue sources.

Competitive Advantages

The intelligent parking industry is an emerging industry in China and the market is huge. We believe that our products and services have strong competitive advantages in the domestic market of the intelligent parking industry in China.

Integrated national network parking platform

We combine the Internet with traditional parking lots business, which create an advanced intelligent parking management system. Our intelligent parking management system aims to overcome parking information limitations and provide a high-quality parking experience.

With an integrated cloud platform and through the coordination and combination of different functionalities, we provide city-level intelligent parking full-process services, in which the information of parking management, operation, maintenance, and billing is transmitted digitally and electronically through the national network parking platform. It can quickly meet the increasingly diversified, complex and personalized needs of customers with lower operating costs.

Convenient payment services

We provide convenient payment services for vehicle owners. If the vehicle owner uses the parking lot, he can pay the parking fee by scanning the QR code of the parking lot or through our national network parking platform. Our system is quickly connected to mobile payment options like WeChat, Alipay, UnionPay, and ETC.

Compared with the traditional manual payment model, our payment methods are more convenient, which reduces the queue time of vehicles entering and exiting the parking lot and reduces the labor costs.

Marketing network advantages

We have established a nationwide marketing network in China. Our high-quality dealers from 28 cities have established cooperative relationships with us and are responsible for providing nationwide marketing and promotion services. The dealers provide promotion and publicity, facilitate us and potential partners, i.e. parking lots’ owners, to reach cooperation in the operation of parking lots through installing our intelligent parking management system and parking lot gates and using our national network parking platform. In return, we provide commissions as a business incentive mechanism for the dealers. A wide range of dealer licensing channels will reduce our overall costs and strengthen our short-term cash flow.

At present, through our PRC subsidiaries, we have installed intelligent parking management systems in approximately 81 parking lots in 21 cities across China, including 9 parking lots self-operated by us. The number of intelligent parking lots each year has maintained a steady growth.

Our Suppliers

Our products and services are mainly a combination of intelligent software and electromechanical products. The raw material purchased by us is the hardware equipment of the parking lot gates. Our business is substantially dependent on our collaboration with our major suppliers. We consider major suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the year ended December 31, 2021, Jiangsu Easy Parking had one major supplier who supplied 100% of the Company’s total purchases. For the year ended December 31, 2020, Jiangsu Easy Parking had one major supplier who supplied approximately 25% of the Company’s total purchases. As of December 31, 2021, the supplier accounted for 43% of the Company’s accounts payable. As of December 31, 2020, the supplier accounted for 20% of the Company’s accounts payable. For the year ended December 31, 2021, Jiangsu Easy Parking had two suppliers accounting for over 10% of the Company’s accounts payable. For the year ended December 31, 2020, Jiangsu Easy Parking had one supplier accounting for over 10% the Company’s accounts payable.

For the six months ended June 30, 2022, Jiangsu Easy Parking had one major supplier accounted for approximately 100% of the Company’s total purchases. For the six months ended June 30, 2021, Jiangsu Easy Parking had one major supplier who accounted for approximately 100% of the Company’s total purchases. As of June 30, 2022, the supplier accounted for 68% of the Company’s accounts payable. As of June 30, 2021, the supplier accounted for 0% of the Company’s accounts payable. For the six months ended June 30, 2022, Jiangsu Easy Parking had one supplier who accounted for over 10% of the Company’s accounts payable. For the six months ended June 30, 2021, Jiangsu Easy Parking had one supplier who accounted for over 10% the Company’s accounts payable.

Our Customers and Sales

We generated revenues from dealer licensing fees, parking management system fee, parking space rental fees, and Other related revenue. For the year ended December 31, 2021, one customer, Changzhou Huadong Hotel Co. Ltd, accounted for 42% of the Company’s revenues. For the year ended December 31, 2020, one customer, Changzhou Buhuadong Hotel Co., Ltd, accounted for 46% of the Company’s revenues. For the six months ended June 30, 2022, one customer, Changzhou Huadong Hotel Co. Ltd, accounted for 50% of the Company’s revenues. For the six months ended June 30, 2021, one customer, Changzhou Buhuadong Hotel Co., Ltd, accounted for 60% of the Company’s revenues. Jiangsu Easy Parking enters into agreements with its customers for three to four years depending on different customers. Pursuant to signed agreements, Jiangsu Easy Parking leases parking spaces from customers and receive parking space rental fees from vehicle owners as revenue. Parking space rental fee are recognized at a point in time when Jiangsu Easy Parking provides parking space to vehicle owners. The fees are calculated by the parking management system.

Competition

China’s intelligent parking industry is an emerging industry with broad market. We believe that more and more companies will enter into the intelligent parking industry in the future, and the market competition will become fierce. The current intelligent parking companies are mostly private small and medium-sized enterprises. In addition to competing in technologies and sales prices, such companies have clearly tended to compete in the scale and refinement of operational capabilities. Our main competitors include but are not limited to Beijing Yuechang Technology Co., Ltd., Shenzhen Jieshun Technology Industrial Co., Ltd., Jiangsu Wuyang Parking Industry Group Co., Ltd., and Xiamen Ketuo Communication Technology Co., Ltd.

Research and Development

We will continue to strengthen our research and development capabilities and commit to the quality assurance of our products to maintain and enhance our market position. With an aim of enhancing our core technologies, and developing new products with consistent performance, we will devote more resources to enhance our research and development and quality assurance capabilities by improving our existing products and developing new features of products. Through internal training and external recruitment, we currently have an internal research and development (“R&D”) team of 11 persons, which accounts for approximately 48% of the total number of employees as of the date of this prospectus.

Our technology development is supported by our financial support of R&D investment, our R&D infrastructure and an experienced R&D team. Our research and development projects include intelligent parking management system, national network parking platform and parking lot charging system for electric vehicles and version upgrades of the aforesaid projects. In addition, we currently own 16 software copyrights and 2 patents. For further details, please refer to “Business-Intellectual Property” section of this prospectus.

We plan to engage external technology companies to develop a parking application for iOS and Android, as well as to arrange internal secondary development of parking application for iOS and Android in the fourth quarter of 2021. At present, such projects are in the development stage.

Intellectual Property

We rely on our software copyrights to protect our domestic business interests and ensure our competitive position in our industry. Jiangsu Easy Parking owns 16 software copyrights with the effective protection period of 50 years respectively. After the expiration of the effective protection period, no application for renewal will be applied. Jiangsu Easy Parking holds the software copyrights as follows:

No.	Registration Number	Registration Approval Date	Issue Date	Title	Registration Place
1.	2020SR1862748	2020-12-21	2020-12-02	Easy Parking Security Settlement System V1.0	China
2.	2020SR1864764	2020-12-21	2020-09-28	Easy Parking Timeshare Leasing Platform V1.0	China
3.	2020SR1862747	2020-12-21	2020-10-23	Easy Parking Member Management System V1.0	China
4.	2020SR1864763	2020-12-21	2020-09-10	Easy Parking Space Trading Platform V1.0	China
5.	2020SR1852322	2020-12-18	2020-06-26	Easy Parking New Energy Charging System V1.0	China
6.	2020SR1854630	2020-12-18	2020-11-13	Easy Parking Member Intelligent Recommendation Advertising System V1.0	China
7.	2020SR1854629	2020-12-18	2020-07-25	Easy Parking Intelligent Passenger Flow Statistics System V1.0	China
8.	2020SR1854646	2020-12-18	2020-03-26	Easy Parking Franchise Parking Settlement System V1.0	China
9.	2020SR1852093	2020-12-18	2020-05-18	Easy Parking Indoor Intelligent Car Search System V1.0	China
10.	2020SR1854647	2020-12-18	2020-03-13	Easy Parking Member Mall Service System V1.0	China
11.	2020SR1847369	2020-12-17	2020-02-20	Easy Parking Big Data Platform V1.0	China
12.	2020SR1847384	2020-12-17	2020-03-18	Easy Parking Intelligent Parking Cloud System V1.0	China
13.	2020SR1847491	2020-12-17	2020-04-23	Easy Parking Unattended Parking Control Platform V1.0	China
14.	2020SR1847368	2020-12-17	2020-01-16	Easy Parking New Generation Intelligent Parking System V1.0	China
15.	2020SR1847493	2020-12-17	2020-08-25	Easy Parking Unionpay Settlement System V1.0	China
16.	2020SR1847364	2020-12-17	2020-07-16	Easy Parking Non-Inductive Payment System V1.0	China

Jiangsu Easy Parking holds the patents as follows:

No.	Name of the Invention	Patent Type	Patent Number	Public (Announcement) Date	Holder(1)
1	Hidden gateway integrated machine	design patent	ZL202030283710.6	October 13, 2020	Jiangsu Easy Parking
2	The utility model relates to a hidden gateway integrated machine	utility model patent	ZL202021039081.3	February 26, 2021	Jiangsu Easy Parking

(1)	These two patents were transferred to Jiangsu Easy Parking in March 2022 from Jiangsu Youchuang Yi Po Intelligent Technology Limited, a related party of the Company.

Employees

As of June 30, 2022, we have 24 full-time employees. The number of employees in each department are as follows:

Department	As of December 31, 2021	As of June 30, 2022
Chairman’s Office	2	2
Human Resources & Administration	6	2
Finance	3	4
Research & Development	11	11
Operation	1	5
Total	23	24

All of our total employees are employed in China. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in China, we participate in various employee social securities plans that are organized by local governments. We pay social insurance for some of our employees, covering all five types of social insurance, including pension, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance. We believe that we are in material compliance with the relevant PRC employment laws.

In addition to the full-time employees directly employed by us, we have also signed a labor outsourcing agreement with Jiangsu Linghang Service Outsourcing Co., Ltd. Jiangsu Linghang Service Outsourcing Co., Ltd. provides the outsourced personnel to us for the daily management and equipment maintenance of the parking lots. Jiangsu Linghang Service Outsourcing Co., Ltd. is responsible for signing labor contracts with the outsourced personnel and paying labor remuneration, social insurance and housing provident fund for the outsourced personnel. There are 14 persons being indirectly employed by us through this agreement.

Description of Property

Leased property

Jiangsu Easy Parking has one operating lease for its office space and six operating leases for its parking lots.

Jiangsu Easy Parking currently has a 36-month lease with Nanjing Jiangxinyuan Real Estate Co., Ltd., to rent an office space at Room 402-404, Sembcorp International Water Center, No. 33, Jiangxinzhou Keji Road, Jianye District, Nanjing City, Jiangsu Province, People’s Republic of China, for sales and marketing purpose, which is 747 square meters, starting March 9, 2022, 2020 till March 8, 2025. The average monthly rent is about RMB50,000, or approximately US$7,300, paid quarterly.

Jiangsu Easy Parking currently has six operating leases for its self-operated parking lots in five cities of China. Jiangsu Easy Parking obtain the right to use the parking lots, independently operates the parking lots, and provides the public with short-term and long-term parking services in our self-operated parking lots. The lessors of such parking lots include government agencies, property services companies, and other private companies.

Location	Numbers of parking lots	Rent	Terms
Anhuai East Road, Gulou District, Nanjing City, Jiangsu Province	227	RMB 249,000 (approximately USD 36,000)	August 1, 2019 to August 31, 2022 (the lease has been extended until the date the lessor requires Jiangsu Easy Parking to return the premise)
Gongyi Village Community, Yichang City, Hubei Province	373	RMB 654,166 (approximately USD 94,900), annually increased 4%	October 10, 2020 to October 9, 2025
Qiaotou Avenue, Qiaotou Town, Dongguan City, Guangdong Province	168	RMB 360,000 (approximately USD 52,000)	September 18, 2020 to September 30, 2026
Tianning District, Changzhou City, Jiangsu Province	52	RMB 30,000 (approximately USD 4,300)	December 1, 2019 to November 30, 2024
Area One, South Square, Railway Station, Guanhe East Road, Tianning District, Changzhou City	300	RMB 1,280,000 (approximately USD 183,000)	August 1, 2020 to July 31, 2024
Yuelu District, Changsha City, Hunan Province	50	RMB 125,000 (approximately USD 18,000)	January 10, 2020 to January 9, 2025

We believe that our office space is adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

From time to time, we may be involved in legal proceedings in the ordinary course of our business. We are currently not a party to any material legal or administrative proceedings. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

We had a labor dispute with a former employee who was our former CEO and president of operations. Based on the complaint dated July 20, 2020, the employee brought an action against Jiangsu Easy Parking and demanded compensation in a total amount of approximately RMB 1.2 million (approximately $174,000). The trial court, Court of Jiangning Economic Development Zone, dismissed the case on December 20, 2020. The employee appealed on December 14, 2020 and the intermediate court, in a judgment issued on April 13, 2021, vacated the trial court judgment remanded for retrial. On October 12, 2021, as a result of the court mediation, Jiangsu Easy Parking and the employee entered into a settlement agreement, which stipulates that Jiangsu Easy Parking is to pay the employee in the amount of RMB 630,000 (approximately $98,000). Jiangsu Easy Parking has paid the settlement amount.

As of the date of this prospectus, except for the labor proceedings as described aforesaid, we are not involved in any legal or administrative proceedings that may have a material adverse impact on our business, balance sheets or results of operations and cash flows, other than as described herein.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations.

Insurance

We provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees in compliance with applicable PRC laws. We do not maintain key man insurance. During the six months ended June 30, 2022 and 2021 and the fiscal years 2021 and 2020, we did not make any material insurance claims in relation to our business.

REGULATION

Our operation in China is subject to a number of PRC laws and regulations. This section summarizes the most significant PRC laws and regulations relevant to our business and operations in China and the key provisions of such regulations.

As an electronic manufacturing company, we are regulated by various government authorities, including, among others:

●	the Ministry of Industry and Information Technology, or the MIIT, regulating the telecommunications and telecommunications-related activities, including, but not limited to, the internet information services and other value-added telecommunication services;

●	the People’s Bank of China, or the PBOC, as the central bank of China, regulating the formation and implementation of monetary policy, issuing the currency, supervising the commercial banks and assisting the administration of the financing;

●	the State Administration of Foreign Exchange, or the SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37;

●	the PRC Ministry of Commerce, or the MOFCOM, published Foreign Investment Law; and

●	the Ministry of Finance and the State Administration of Taxation, promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax and further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax.

Regulations on Corporation and Foreign Investment

The establishment, operation and management of corporate entities in the PRC is governed by the Company Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress of the PRC (the “SCNPC”) on December 29, 1993 and came into effect on July 1, 1994. The Company Law of the PRC was subsequently amended on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018 (the latest revision became effective on October 26, 2018). The Company Law of the PRC generally governs two types of companies, namely limited liability companies and joint stock limited companies. Both types of companies have the status of legal persons, and the liability of shareholders of a limited liability company or a joint stock limited company is limited to the amount of registered capital they have contributed. The Company Law of the PRC shall also apply to foreign-invested companies in form of limited liability company or joint stock limited company. Where laws on foreign investment have other stipulations, such stipulations shall apply.

On January 1, 2020, the Foreign Investment Law of the PRC (the “FIL”) and the Regulations on the Implementation of the Foreign Investment Law of the PRC became effective and simultaneously replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC, together with their implementation rules and ancillary regulations. The FIL sets out the definition of foreign investment and the framework for promotion, protection and administration of foreign investment activities. According to the FIL, “foreign investment” refers to the investment activities conducted directly or indirectly by foreign individuals, enterprises or other entities in the PRC, including the following circumstances: (i) establishment of foreign-invested enterprises in the PRC by foreign investors solely or jointly with other investors, (ii) acquisition of shares, equity interests, property portions or other similar rights and interests of enterprises in the PRC by foreign investors, (iii) investment in new projects in the PRC by foreign investors solely or jointly with other investors, and (iv) investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The FIL and its implementation regulations allow foreign-invested enterprises established prior to January 1, 2020 and having corporate structure and governance inconsistent with the Company Law of the PRC or the Partnership Enterprise Law of the PRC, as applicable, to maintain their corporate structure and governance within a five-year transition period, but require adjustment for compliance with such PRC laws, as applicable, shall be completed prior to the expiration of such transition period.

On December 30, 2019, the Ministry of Commerce of the PRC (the “MOFCOM”) and the State Administration for Market Regulation (the “SAMR”) jointly promulgated the Measures for Reporting of Information on Foreign Investment, which came into effect on January 1, 2020 and pursuant to which, foreign investors or foreign-invested enterprises shall report investment information to the MOFCOM and its local counterparts when foreign investors carry out investment activities directly or indirectly within China, for example, the establishment of the foreign-invested enterprises, including establishment through purchasing the equities of a domestic enterprise or subscribing to the increased capital of a domestic enterprise, and its subsequent changes are required to submit an initial or change report through the Enterprise Registration System.

Pursuant to the FIL, China has adopted a system of pre-establishment national treatment plus a negative list with respect to foreign investment administration. The negative list shall be issued by, amended or released upon approval by the State Council, from time to time. The negative list sets forth industries in which foreign investments are prohibited and industries in which foreign investments are restricted. Foreign investment in prohibited industries is not allowed, while foreign investment in restricted industries must satisfy certain conditions stipulated in the negative list. Foreign investments and domestic investments in industries outside of the negative list will be treated equally. The Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Version), which was promulgated by the National Development and Reform Commission of the PRC (the “NDRC”) and the MOFCOM on June 23, 2020 and became effective on July 23, 2020, and the Catalogue of Industries for Encouraging Foreign Investment (2020 Version), which was promulgated by the NDRC and the MOFCOM on December 27, 2020 and became effective on January 27, 2021, replace previous negative list and encouraging catalogue and list the categories of encouraged, restricted, and prohibited industries.

Regulations on Parking Facilities Business

On May 7, 2021, the NDRC, the Ministry of Housing and Urban-Rural Development, the Ministry of Public Security, and the Ministry of Natural Resources, issued the Opinions on Promoting the Development of Urban Parking Facilities, pursuant to which, various market entities are encouraged to fully participate in parking facilities construction, equipment research and development, product supply, parking facilities maintenance, operation management, and information system construction. The entry standards for the construction and operation of parking facilities have been lowered. Small, medium and micro enterprises and individuals are allowed to apply for investment and operation of public parking facilities. In principle, there is no minimum number of parking spaces. The classification of parking facilities and equipment, and the approval management methods have been refined. Small parking facilities projects and parking facilities projects built on self-owned land will be implemented of the filing mechanism. The price of parking fees is mainly determined by the market. The parking fee standards shall be comprehensively considered various factors, such as the level of parking facilities, service conditions, supply-demand relationship and social affordability, and distinguished by different areas, locations, time periods, models and length of occupation. Such parking fee standards shall be scientifically formulated, differentiated and dynamically adjusted, which shall be disclosed to the public.

Regulations on Consumer Protection

The Consumer Protection Law of the PRC promulgated by SCNPC, which was latest amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers in China. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators to criminal penalties. Where the operators of the online trading platforms are unable to provide the real names, addresses and valid contact details of the sellers or service providers, the consumers may also claim damages to the providers of the online trading platforms. Operators of online trading platforms that clearly knew or should have known that sellers or service providers use their platforms to infringe upon the legitimate rights and interests of consumers but fail to take necessary measures should bear joint and several liabilities with the sellers or service providers. Moreover, if business operators deceive consumers, they should not only compensate consumers for their losses, but also pay additional damages equal to three times the price of the goods or services on the demand of consumers. If business operators knowingly provide substandard or defective products or services, causing death or serious damage to the health of consumers or other victims, the victims shall have the right to require compensation for their losses and to claim punitive compensation of not more than two times the amount of losses incurred.

Regulations on Advertising

The Advertising Law of the PRC, which was promulgated by SCNPC on October 27, 1994 and recently amended on October 26, 2018, requires that advertisers, advertising operators and advertisement publishers shall ensure that contents of advertisements produced or spread by them are true and totally comply with applicable laws and regulations, and contents of advertisements shall not include, inter alia, information which (i) damages the national dignity or interest, or involves state secrets, (ii) contains such words as “national”, “highest level” and “the best”, and (iii) involves ethnic, racial, religious and gender discrimination. In addition, in providing advertising services, advertising operators and advertisement publishers must review the supporting documents provided by advertisers for advertisements and verify the content of the advertisements. Prior to distributing advertisements that are subject to government censorship and approval, advertising publishers are obligated to verify that such censorship has been performed and approval has been obtained. The release or delivery of advertisements through the Internet must not impair the normal use of the network by users. Particularly, advertisements distributed on Internet pages such as pop-up advertisements must be indicated with conspicuous mark for close to ensure the close of such advertisements by one click. Where Internet information service providers know or should have known that illegal advertisements are distributed using their services, they must prevent such advertisements from being distributed.

The Interim Measures for Administration of Internet Advertising (the “Internet Advertising Measures”) regulating the Internet-based advertising activities, were adopted by the SAIC on July 4, 2016. According to the Internet Advertising Measures, advertising operators and publishers of Internet advertisement must examine, verify and record identity information, such as name, address and contact information, of advertisers, and maintain an updated verification record on a regular basis. Moreover, advertising operators and publishers must examine supporting documents provided by advertisers and verify the contents of the advertisements before publishing. If the contents of advertisements are inconsistent with the supporting documents, or the supporting documents are incomplete, advertising operators and publishers must refrain from providing design, production, agency or publishing services. The Internet Advertising Measures also prohibits the following activities: (i) providing or using applications and hardware to intercept, filter, cover up or skip over lawful advertisements; (ii) using network access, network equipment and applications to disrupt the normal data transmission of lawful advertisements or tamper with, block lawful advertisements, or loading advertisements without authorization; and (iii) using fake statistics, dissemination effect or Internet media value to induce an erroneous offer for illegitimate benefits or damage to the interests of any other person.

Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In the case of serious violations, the SAMR or its local branches may force the violator to terminate its advertising operation or even revoke its business licenses. Furthermore, advertisers, advertising operators or advertisement publishers may be subject to civil liability if they infringe on the legal rights and interests of third parties.

Regulations on Cybersecurity, Information Security, Privacy and Data Protection

On May 28, 2020, the National People’s Congress of the PRC approved the Civil Code of the PRC (the “Civil Code”), which has come into effect on January 1, 2021. Pursuant to the Civil Code, the personal information of a natural person shall be protected by the law. Any organization or individual that need to obtain personal information of others shall obtain such information legally and ensure the security of such information, and shall not illegally collect, use, process or transmit personal information of others, or illegally purchase, sell, provide or make public personal information of others.

In addition to the Civil Code, the PRC government authorities have enacted other laws and regulations with respect to Internet information security and protection of personal information from any abuse or unauthorized disclosure, which includes the Decision of the SCNPC on Maintaining Internet Security promulgated by the SCNPC on December 28, 2000 and amended on August 27, 2009, the Provisions on the Technical Measures for Internet Security Protection promulgated by the Ministry of Public Security on December 13, 2005 and becoming effective on March 1, 2006, and the Decision of the SCNPC on Strengthening Network Information Protection promulgated by the SCNPC on December 28, 2012.

According to the National Security Law of the PRC issued by the SCNPC on February 22, 1993 and latest revised on July 1, 2015, the state shall establish systems and mechanisms for national security review and supervision, conduct national security review on key technology, network information technology products and services related to state security, so as to prevent and neutralize state security risks in an effective way. On November 7, 2016, the SCNPC promulgated the Cyber Security Law of the PRC (the “Cyber Security Law”), which became effective on June 1, 2017. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and strengthen the network information management. For instance, under the Cyber Security Law, network operator of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of the PRC. When collecting and using personal information, in accordance with the Cyber Security Law, network operator shall abide by the “lawful, justifiable and necessary” principles. Network operator shall collect and use personal information by announcing rules for collection and use, expressly notify the purpose, methods and scope of such collection and use, and obtain the consent of the person whose personal information is to be collected. Network operator shall not disclose, tamper with or destroy personal information that it has collected, or disclose such information to others without prior consent of the person whose personal information has been collected, unless such information has been processed to prevent specific person from being identified and such information from being restored. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such operator. Such operator shall take measures to delete the information or correct the error.

At the end of 2019, the Cyberspace Administration of China (the “CAC”), issued the Provisions on the Management of Network Information Content Ecology, (the “CAC Order No.5”), which became effective on March 1, 2020, to further strengthen the regulation and management of network information content. Pursuant to the CAC Order No.5, each network information content service platform is required, among others, (i) not to disseminate any information prohibited by laws and regulations, such as information jeopardizing national security; (ii) to strengthen the examination of advertisements published on such network information content service platform; (iii) to promulgate management rules and platform convention, improve user agreement, clarify users’ rights and obligations and perform management responsibilities required by laws, regulations, rules and convention; (iv) to establish convenient channels for complaints and reports; and (v) to prepare annual work report regarding its management of network information content ecology. In addition, a network information content service platform must not, among others, (i) utilize new technologies and applications such as deep-learning and virtual reality to engage in activities prohibited by laws and regulations; (ii) engage in online traffic fraud, malicious traffic rerouting and other activities related to fraudulent account, illegal transaction account or maneuver of users’ account; and (iii) infringe a third party’s legitimate rights or seek illegal interests by way of interfering with information display.

Moreover, on April 13, 2020, CAC, NDRC and several other administrations jointly promulgated the Measures for Cybersecurity Review (the “Review Measures”), which became effective on June 1, 2020. The Review Measures establish the basic framework for national security reviews of purchasing network products and services by critical information infrastructure operators, and provide the principle provisions for undertaking cyber security reviews. According to the Review Measures, where the purchase of network products and services by an operator of critical information infrastructure influences or may influence state security, a cybersecurity review shall be conducted pursuant to the Review Measures. In addition, the relevant regulatory authorities are still entitled to impose security reviews on network products and services that are deemed capable of affecting national security. Critical information infrastructure operators may voluntarily file for a cybersecurity review with CAC prior to purchasing network products and services if they deem their behavior affects or may affect national security based on self-assessment and self-evaluation. Notwithstanding the voluntary filing, the relevant authorities are entitled to initiate cybersecurity reviews accordingly. Cybersecurity reviews focus on assessing the national security risks associated with purchasing network products and services, mainly taking the following factors into account: (i) the risk of illegal control, interference or destruction of critical information infrastructure and of its important data being stolen, leaked or destroyed, arising from the purchase and utilization of network products and services; (ii) the potential harm on the business continuity of critical information infrastructure incurring from a disruption of network products and services supply; (iii) the safety, openness, transparency, diversity of sources of network products and services; the reliability of suppliers; and the risk of supply disruption due to political, diplomatic, trade and other reasons; (iv) the level of compliance with PRC laws, administrative regulations and ministry rules of the suppliers of Network Products and Services; and (v) other factors that may harm critical information infrastructure and/or national security. Critical information infrastructure operators who use network products and services that have not been filed for or passed a cybersecurity review may receive the following penalties: (i) suspension of using such network products and services; (ii) a fine of more than one time and less than ten times the purchase price of such network products and services; (iii) a fine of more than RMB10,000 and less than RMB100,000 on the senior staff in and other staff directly responsible. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, in addition to “operator of critical information infrastructure”, any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, other than those already provided in the Review Measures, including: (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country, and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Specifically, such revised draft measures require that an “operator of critical information infrastructure” or a “data processor”, who has personal information of more than 1 million users and is going to list abroad, must report to the relevant cybersecurity review office for a cyber security review. Currently there is no further official explanation available on the exact scope of “going to list abroad” under such draft measures so we cannot rule out the possibility that such provision may apply to the listing in Hong Kong. Furthermore, on August 17, 2021, the State Council promulgated the Provisions on Protection of Critical Information Infrastructure Security, which will take effect on September 1, 2021 and provides that “critical information infrastructures”, or CII, refers to important network facilities and information systems involved in important industries and fields such as public communication and information services, energy, transportation, water conservancy, finance, public services, e-government, national defense related science and technology industry, as well as those which may seriously endanger national security, national economy and citizen’s livelihood and public interests if damaged, malfunctioned, or if any leakage of data in relation thereto occurs. Pursuant to these provisions, the relevant governmental authorities are responsible for formulating rules for the identification of CII and further organizing to identify such the CII in the related industries and fields, taking into account the factors set forth in the provisions. The relevant authorities shall also notify operators who are being identified as critical information infrastructure operators. However, as these provisions were newly issued and the governmental authorities may further enact detailed rules or explanations with respect to the interpretation and implementation of such provisions, including rules on identifying CII in different industries and fields, it remains unclear whether we or other operators we provide network products and services to may be identified as critical information infrastructure operators.

Pursuant to the Ninth Amendment to the Criminal Law of the PRC issued by the SCNPC on August 29, 2015 and becoming effective on November 1, 2015, any network service provider that fails to fulfil the obligations related to Internet information security administration as required by applicable laws and refuses to rectify upon orders, will be subject to criminal liability for causing (i) any dissemination of illegal information in large scale; (ii) any leakage of the users’ information with serious consequences; (iii) any loss of evidence of criminal activities with serious circumstances; or (iv) any other serious circumstances. In addition, any individual or entity that (i) sells or provides personal information to others unlawfully, or (ii) steals or illegally obtains any personal information, will be subject to criminal liability in serious circumstances.

On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, which became effective from June 1, 2017. The interpretations clarify several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the PRC, including “citizens’ personal information”, “violation of relevant national provisions”, “provision of citizens’ personal information” and “illegally obtaining any citizen’s personal information by other methods”. In addition, the interpretations specify the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime. On October 21, 2019, the Supreme People’s Court and the Supreme People’s Procuratorate jointly issued the Interpretations on Certain Issues Regarding the Applicable of Law in the Handling of Criminal Case Involving Illegal Use of Information Networks and Assisting Committing Internet Crimes, which came into effect on November 1, 2019, and further clarifies the meaning of Internet service operators and the serious circumstance of the relevant crimes.

On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC (the “Data Security Law”), which will take effect in September 2021. The Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data activities. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data shall designate the personnel and the management body responsible for data security, carry out risk assessments for its data processing activities and file the risk assessment reports with the competent authorities. In addition, the Data Security Law provides a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information.

On 14 November 2021, the CAC published the Regulations on Network Data Security Management (Draft for Comments) (the “Draft Regulations on Cyber Data Security Management”), which specified that data processor who processes personal information of more than one million people, shall apply for cybersecurity review. In addition, the Draft Regulations on Cyber Data Security Management also regulate other specific requirements in respect of the data processing activities conducted by data processors through the internet in view of personal data protection, important data safety, cross-broader data safety management and obligations of network platform operators. For example, in one of the following situations, data processors shall delete or anonymize personal information within 15 business days: (i) the purpose of processing personal information has been achieved or the purpose of processing is no longer needed; (ii) the storage term agreed with the users or specified in the personal information processing rules has expired; (iii) the service has been terminated or the account has been cancelled by the individual; or (iv) unnecessary personal information or personal information unavoidably collected due to the use of automatic data collection technology but without the consent of the individual. For the processing of important data, specific requirements shall be complied with. For example, processors of important data shall specify the responsible person of data safety, establish a data safety management department and make filing to the cyberspace administration at the districted city level within 15 business days after the identification of their important data.

Data processors dealing with important data or listing overseas (including Hong Kong) should carry out an annual data security assessment by themselves or by entrusting data security service agencies, and each year before 31 January data security assessment report for the previous year shall be submitted to the districted city level cyberspace administration department. When data collected and generated within the PRC are provided to the data processors overseas, if such data includes important data, or if the relevant data processor is a critical information infrastructure operator or processes personal information of more than one million people, the data processor shall go through the security assessment of cross-border data transfer organized by the national Cyberspace Administration. As of the Latest Practicable Date, the Regulations on Network Data Security Management (Draft for Comments) has not been formally adopted.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and will take effect in November 2021. The Personal Information Protection Law aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law and promoting the reasonable use of personal information. Personal information, as defined in the Personal Information Protection Law, refers to information related to identified or identifiable natural persons and is recorded by electronic or other means but excluding the anonymized information. The Personal Information Protection Law applies to personal information processing activities within China, as well as certain personal information processing activities outside China, including those for provision of products and services to natural persons within China or for analyzing and assessing acts of natural persons within China. The Personal Information Protection Law provides the circumstances under which a personal information processor could process personal information, which include but not limited to, where the consent of the individual concerned is obtained and where it is necessary for the conclusion or performance of a contract to which the individual is a contractual party. It also stipulates certain specific rules with respect to the obligations of a personal information processor, such as to inform the purpose, the method of processing, the type of personal information processed and retention period to the individuals, and the obligation of the third party who has access to the personal information by way of co-processing or delegation etc. Processors processing personal information exceeding the threshold to be set by the relevant authorities and CIIOs are required to store, within the territory of the PRC, the personal information collected and produced within the PRC. Specifically, a personal information processor who use personal information to make automated decision-making shall ensure the transparency of decision-making and the fairness and impartiality of the results, and shall not impose unreasonable differential treatment on individuals in terms of pricing and other transaction conditions. The relevant governmental authorities shall organize assessment on mobile apps’ personal information protection and publicize the outcome. The mobile apps that are identified as not in compliance with personal information protection requirements under such law may be required to suspend or terminate the services and the operators may also be subject to penalties including confiscation of illegal revenues and fines. Furthermore, the Personal Information Protection Law also provides for the rights of natural persons whose personal information is processed, and takes special care of the personal information of children under 14 and sensitive personal information.

Failure to comply with the above laws and regulations regarding cybersecurity, information security, privacy and data protection may subject the internet service providers or data processors to administrative penalties including, without limitation, warnings, fines, suspension of business operation, shut-down of websites or apps, revocation of licenses and even criminal liabilities.

Regulations Relating to Foreign Exchange Control

Regulations on Foreign Currency Exchange

Pursuant to the Foreign Exchange Administrative Regulations of the PRC promulgated by the State Council on January 29, 1996, became effective on April 1, 1996 and last amended on August 5, 2008, Renminbi is freely convertible for payments of current account items such as trade and service-related foreign exchange transactions and dividend payments after the relevant financial institutions have reasonably examined the authenticity of the transactions and their consistency with foreign exchange receipts and payments, but are not freely convertible for capital expenditure items such as direct investment, loans or investments in securities outside the PRC unless the approval of the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts is obtained in advance.

On March 30, 2015, the SAFE promulgated Circular 19, which took into effect on June 1, 2015. The SAFE further promulgated Circular 16 on June 9, 2016, which, among other things, amended certain provisions of the Circular 19. According to the Circular 19 and the Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the Circular 19 or the Circular 16 could result in administrative penalties.

On January 18, 2017, the SAFE promulgated the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to the Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On October 23, 2019, the SAFE issued the Notice on Further Promoting Cross-border Trade and Investment Facilitation (the “Circular 28”), which expressly allows foreign-invested enterprises that do not have equity investments in their approved business scope to use their capital obtained from foreign exchange settlement to make domestic equity investments as long as the investments are real and in compliance with the foreign investment-related laws and regulations. In addition, Circular 28 stipulates that qualified enterprises in certain pilot areas may use their capital income from registered capital, foreign debt and overseas listing, for the purpose of domestic payments without providing authenticity certifications to the relevant banks in advance for those domestic payments.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

On July 4, 2014, the SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “SAFE Circular 37”) for the purpose of simplifying the approval process, and for the promotion of the cross-border investment. Under the SAFE Circular 37, (i) before the PRC residents or entities conducting investment in offshore special purpose vehicles with their legitimate onshore and offshore assets or equities, they must register with local SAFE branches with respect to their investments; and (ii) following the initial registration, they must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term, increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions).

The SAFE further promulgated the Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment on February 13, 2015, which came into effect on June 1, 2015 and allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. The qualified banks, under the supervision of SAFE, directly examine the applications and conduct the registration.

Failure to comply with the registration procedures set forth in the SAFE Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who control the company from time to time are required to register with the SAFE in connection with their investments in the company. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Regulations on Intellectual Property

Trademarks

Trademarks are protected by the PRC Trademark Law, which was adopted on August 23, 1982 and subsequently amended in 1993, 2001, 2013, and 2019, respectively, as well as the Implementation Regulation of the PRC Trademark Law promulgated by the State Council on 3 August 2002 and amended on April 29, 2014. The Trademark Office of National Intellectual Property Administration (the “Trademark Office”) handles trademark registrations and grants a term of ten years to registered trademarks and another ten years if requested upon expiry of the first or any renewed ten-year term. Trademark registrant may license its registered trademark to another party by entering into a trademark license agreement. Trademark license agreements must be filed with the Trademark Office to be recorded, while the non-filing of the licensing of a trademark shall not be contested against a good faith third-party. The licensor shall supervise the quality of the commodities on which the trademark is used, and the licensee shall guarantee the quality of such commodities.

The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “certain degree of reputation” through such party’s use.

Domain Names

Internet domain name registration and related matters are primarily regulated by the Measures on Administration of Domain Names for the Chinese Internet promulgated by the Ministry of Industry and Information Technology (the “MIIT”) on November 5, 2004 and took into effect on December 20, 2004, which was superseded by the Measures on Administration of Internet Domain Names promulgated by the MIIT on August 24, 2017 and took into effect on November 1, 2017, and the Implementing Rules on Registration of National Top-level Domain Names promulgated by China Internet Network Information Centre and took into effect on June 18, 2019. Domain name owners are required to register their domain names and the MIIT is in charge of the administration of PRC Internet domain names. The domain name services follow a “first come, first file” principle. Applicants for registration of domain names shall provide their true, accurate and complete information of such domain names to and enter into registration agreements with domain name registration service institutions. The applicants will become the holders of such domain names upon the completion of the registration procedure.

Patents

According to the Patent Law of the PRC, which was promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008 and November 11, 2020 (the lasted version became effective on June 1, 2021), and the Implementation Rules of the Patent Law of the PRC, which was promulgated by the State Council on January 9, 2010 and took into effect on February 1, 2010, the National Intellectual Property Administration is responsible for administering patents in the PRC. The patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective jurisdictions. The Patent Law of the PRC and its implementation rules provide for three types of patents, namely, “invention”, “utility model” and “design”. Invention patents are valid for twenty years, while design patents and utility model patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first-to-file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. A third party must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights.

Copyright

Pursuant to the Copyright Law of the PRC promulgated by the SCNPC on September 7, 1990, implemented on June 1, 1991 and amended on October 27, 2001, February 26, 2010 and November 11, 2020 (the latest revision became effective on June 1, 2021) and the Implementing Regulations of the Copyright Law of the PRC promulgated by the State Council on August 2, 2002, amended on January 8, 2011 and January 30, 2013 (the latest revision became effective on March 1, 2013), the PRC nationals, legal persons, and other organizations shall, enjoy copyright in their works, whether published or not, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. The copyright owner enjoys various kinds of rights, including right of publication, right of authorship and right of reproduction.

Any work of a foreigner or stateless person which acquires copyright under an agreement concluded between the PRC and the country to which the author belongs or in which the author permanently resides, or under an international treaty to which both countries are parties, shall be protected by the Copyright Law of the PRC. Any work of a foreigner or stateless person published for the first time and within the territory of the PRC shall acquire copyright in accordance with the relevant rules.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council on December 20, 2001 and amended on January 30, 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright and is entitled to receive remuneration.

Regulations on Taxation

Enterprise Income Tax

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”), which was promulgated by the SCNPC on March 16, 2007 and became effective on January 1, 2008 and amended on February 24, 2017 and December 29, 2018, and the Enterprise Income Tax Implementation Regulations of the PRC (the “EITIR”), which was promulgated by the State Council on December 6, 2007, became effective on January 1, 2008 and was amended on April 23, 2019, the enterprise income tax of both domestic and foreign-invested enterprises is unified at 25%. According to the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises”. Pursuant to the EIT Law and the EITIR, PRC resident enterprises typically pay an enterprise income tax at the rate of 25% while non-PRC resident enterprises without any branches in the PRC should pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10% and enterprises established under the laws of foreign countries or regions whose “de facto management bodies” are located in the PRC are considered as PRC resident enterprises, and will generally be subject to enterprise income tax at the rate of 25% of their global income. The EITIR defines “de facto management bodies” as “establishments that carry out substantial and overall management and control over production and operations, personnel, accounting, and properties” of the enterprise.

Pursuant to Notice of the State Administration of Taxation on Issues about the Determination of Chinese-Controlled Enterprises Registered Abroad as Resident Enterprises on the Basis of Their Body of Actual Management (the “SAT Circular 82”) issued by the State Administration of Taxation (the “SAT”) in April 2009 and amended in December 2017, an overseas registered enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management body” located within China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations are mainly located in the PRC; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies located in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) no less than half of the enterprise’s directors or senior management with voting rights reside in the PRC. SAT issued additional rules to provide more guidance on the implementation of SAT Circular 82 in July 2011, and issued an amendment to SAT Circular 82 delegating the authority to its provincial branches to determine whether a Chinese-controlled overseas-incorporated enterprise should be considered a PRC resident enterprise, in January 2014. Although the SAT Circular 82, the additional guidance and its amendment only apply to overseas registered enterprises controlled by PRC enterprises and not those controlled by PRC individuals or foreigners, the determining criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners. If our offshore entities are deemed PRC resident enterprises, these entities may be subject to the EIT at the rate of 25% on their global incomes, except that the dividends distributed by our PRC subsidiaries may be exempt from the EIT to the extent such dividends are deemed “dividends among qualified resident enterprises.”

In addition, pursuant to the EIT Law, Enterprises qualified as “High and New Technology Enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “High and New Technology Enterprise” status. According to the Announcement of the State Administration of Taxation on Issuing the Revised Measures for Handling Enterprise Income Tax Preferences (Revision 2018), which was promulgated by the SAT and came into effect on April 25, 2018, enterprises enjoying enterprise income tax preferences shall adopt the handling methods of “making independent judgement, declaring for enjoyment and retaining the relevant materials for future reference”. An enterprise shall, according to its operating condition and related tax provisions, independently determine whether it satisfies the conditions required for enterprise income tax preferences. Those who meet the conditions may independently calculate the tax deductions or exemptions according to the time listed in the Catalogue for the Administration of Enterprise Income Tax Preferences (Revision 2017), and enjoy tax incentives by filing enterprise income tax returns. Meanwhile, they shall, in accordance with the relevant provisions, collect and retain the relevant materials for future reference.

Dividends Withholding Tax

According to the EIT Law and the EITIR, dividends paid by foreign-invested companies to their foreign investors that are non-resident enterprises as defined under the law are subject to withholding tax at a rate of 10%, unless otherwise provided in the relevant tax agreements entered into with the central government of the PRC. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income promulgated on August 21, 2006, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such tax arrangement, the withholding tax rate on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% from 10% applicable under the EIT Law and the EITIR. However, based on the Notice of the State Administration of Taxation on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties promulgated by the SAT and effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Furthermore, in October 2019, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treaty Treatments (the “Circular 35”), which became effective on January 1, 2020 and superseded the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties promulgated in 2015. The Circular 35 abolished the record-filing procedure for justifying the tax treaty eligibility of taxpayers, and stipulates that non-resident taxpayers can enjoy tax treaty benefits via the “self-assessment of eligibility, claiming treaty benefits, retaining documents for inspection” mechanism.

Non-resident taxpayers can claim tax treaty benefits after self-assessment provided that relevant supporting documents shall be collected and retained for post-filing inspection by the tax authorities. Based on the Notice of the State Administration of Taxation on the Recognition of Beneficial Owners in Tax Treaties, which was promulgated by SAT on February 3, 2018 and came into effect on April 1, 2018, a comprehensive analysis will be used to determine beneficial ownership based on the actual situation of a specific case combined with certain principles, and if an applicant was obliged to pay more than 50% of its income to a third country (region) resident within 12 months of the receipt of the income, or the business activities undertaken by an applicant did not constitute substantive business activities including substantive manufacturing, distribution, management and other activities, the applicant was unlikely to be recognized as an beneficial owner to enjoy tax treaty benefits.

Value-added Tax and Business Tax

According to Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and was amended on November 5, 2008, February 6, 2016, November 19, 2017, and the Implementing Rules for the Interim Regulations on Value-added Tax of the PRC promulgated by Ministry of Finance (the “MOF”) on December 25, 1993 and amended on December 18, 2008 and October 28, 2011, organizations and individuals engaging in sale of goods or processing, repair and assembly services, sale of services, intangible assets, immovable and importation of goods in the PRC shall be taxpayers of Value-added Tax (the “VAT”), all enterprises and individuals that engage in the sale of goods, the provision of processing, repair and replacement services, the sale of services, intangible assets or immovable properties and the importation of goods within the territory of the PRC must pay value-added tax.

Since 1 January 2012, the MOF and the SAT have implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax, which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions and eventually expanded to nationwide application in 2013. In accordance with the Notice on Fully Launch of the Pilot Scheme for the Conversion of Business Tax to Value-Added Tax which was issued by the MOF and the SAT on 23 March 2016 and came into effect on 1 May 2016, the state started to fully implement the pilot change from business tax to value-added tax on 1 May 2016. All taxpayers of business tax in construction industry, real estate industry, financial industry and living service industry have been included in the scope of the pilot and should pay value-added tax instead of business tax. On 19 November 2017, the Interim Regulations on Business Tax of the PRC was abolished.

On 20 March 2019, the MOF, the SAT and the General Administration of Customs jointly issued the Announcement of Strengthening Reform of VAT Policies (the “Announcement No. 39”), which provides certain VAT reduction arrangements. According to the Announcement No. 39, (i) for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9%, respectively; (ii) for the agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (iii) for the agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input VAT will be calculated at a 10% deduction rate; (iv) for the exportation of goods or labour services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (v) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%. The Announcement No. 39 came into effect on 1 April 2019 and shall prevail in case of any conflict with existing provisions. The Announcement No. 39 further provides that a qualified VAT taxpayer that provides telecommunication services, modern services or living services is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the services provided from 1 April 2019 to 31 December 2021.

Enterprise Income Tax on Indirect Transfer of Non-Resident Enterprises

On December 10, 2009, the SAT issued the Notice on Strengthening the Administration of Enterprise Income Tax on Equity Transfers of Non-resident Enterprises (the “Circular 698”). By promulgating and implementing the Circular 698, the PRC tax authorities have enhanced their scrutiny over the indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise. The SAT further issued the Public Announcement on Several Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises (the “Circular 7”) on February 3, 2015, which replaces certain provisions in the Circular 698. The Circular 7 introduces a new tax regime that is significantly different from that under the Circular 698. The Circular 7 extends its tax jurisdiction to capture not only indirect transfer as set forth under the Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment and place, in China of a foreign company through the offshore transfer of a foreign intermediate holding company. The Circular 7 also provides clearer criteria than the Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. Where a non-resident enterprise indirectly transfers equity interests or other assets of a PRC resident enterprise by implementing arrangements that are not for reasonable commercial purposes to avoid its obligation to pay enterprise income tax, such an indirect transfer shall, in accordance with the EIT Law, be recognized by the competent PRC tax authorities as a direct transfer of equity interests or other assets of the PRC resident enterprise.

On October 17, 2017, the SAT promulgated the Announcement on Matters Concerning Withholding and Payment of Income Tax of Non-resident Enterprises from Source (the “SAT Circular 37”), which came into force and replace the Circular 698 and certain provisions in the Circular 7 on December 1, 2017 and was partly amended on June 15, 2018. The SAT Circular 37, among other things, simplifies the procedures of withholding and payment of income tax levied on non-resident enterprises. Pursuant to SAT Circular 37, where the party responsible for withholding such income tax did not, or was unable to, withhold the taxes that should have been withheld to the relevant tax authority, the party may be subject to penalties. Where the non-resident enterprise receiving such income failed to declare and pay taxes that should have been withheld to the relevant tax authority, the party may be ordered to rectify within a specific time limit.

Regulations Relating to Employment and Social Welfare

The Labour Contract Law

Pursuant to the Labour Law of the PRC promulgated by the SCNPC on July 5, 1994, becoming effective on January 1, 1995 and amended on August 27, 2009 and on December 29, 2018, the Labour Contract Law of the PRC promulgated by the SCNPC on June 29, 2007, becoming effective on January 1, 2008 and amended on December 28, 2012 and effective from July 1, 2013, and the Regulations on the Implementation of the Labour Contract Law promulgated by the State Council and came into effect on September 18, 2008, labour relationships between employers and employees must be executed in written form. Where a labour relationship has already been established but no formal contract has been made, a written labour contract shall be entered into within one month from the date when the employee begins to work. Wages may not be lower than the local minimum wage standard. Employers must establish a system for labour safety and sanitation, strictly abide by state standards and provide relevant training to its employees. Employees are also required to follow rules on labour safety and sanitation.

Social Insurance and Housing Fund

Enterprises in the PRC are required by the PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a basic pension plan, a basic medical insurance plan, an unemployment insurance plan, an employment injury insurance plan and a maternity insurance plan, and a housing provident fund.

According to the Social Security Law of the PRC, which was promulgated by the SCNPC on October 28, 2010 and came into effect on July 1, 2011, and was amended on December 29, 2018, and other relevant PRC laws and regulations such as the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective on January 22, 1999 and amended on March 24, 2019, Regulations on Work Injury Insurance implemented on January 1, 2004 and amended on December 20, 2010, Regulations on Unemployment Insurance promulgated on January 22, 1999 and Trial Measures on Employee Maternity Insurance of Enterprises implemented on January 1, 1995, the employer shall contribute to social insurance plans covering basic pensions insurance, basic medical insurance, maternity insurance, employment injury insurance and unemployment insurance. Basic pension, medical and unemployment insurance contributions shall be paid by both employers and employees, while employment injury insurance and maternity insurance contributions shall be paid only by employers, and employers who failed to promptly contribute social security premiums in full amount shall be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; and where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears.

According to the Regulations on the Administration of Housing Fund, which was promulgated by the State Council and became effective on April 3, 1999, and was amended on March 24, 2002 and March 24, 2019, enterprises in the PRC must register with the competent managing center for housing provident funds and upon the examination by such center, these enterprises shall complete procedures for opening an account at the relevant bank for the deposit of employees’ housing provident funds. Enterprises are also required to pay and deposit housing provident funds on behalf of their employees in full and in a timely manner. Employers that violate these regulations and fail to process housing provident fund payments or deposit registrations with the housing provident fund administration center within a designated period are subject to a fine ranging from RMB10,000 to RMB-50,000.

Pursuant to the Reform Plan of the State Tax and Local Tax Collection Administration System, which was promulgated by the General Office of the Communist Party of China and the General Office of the State Council of the PRC on July 20, 2018, from January 1, 2019, all the social insurance premiums including the premiums of the basic pension insurance, unemployment insurance, maternity insurance, employment injury insurance and basic medical insurance will be collected by the tax authorities. According to the Notice by the General Office of the State Administration of Taxation on Conducing the Relevant Work Concerning the Administration of Collection of Social Insurance Premiums in a Steady, Orderly and Effective Manner promulgated on September 13, 2018 and the Urgent Notice of the General Office of the Ministry of Human Resources and Social Security on Implementing the Spirit of the Executive Meeting of the State Council in Stabilizing the Collection of Social Security Contributions promulgated on September 21, 2018, all the local authorities responsible for the collection of social insurance are strictly forbidden to conduct self-collection of historical unpaid social insurance contributions from enterprises. Notice of the State Administration of Taxation on Implementing Measures on Further Support and Serve the Development of Private Economy promulgated on November 16, 2018 reiterates that tax authorities at all levels may not organize self-collection of arrears of taxpayers including private enterprises in the previous years.

Regulations on Dividend Distribution

Under applicable PRC laws and regulations, foreign investment enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective accumulated after-tax profits each year, if any, to fund statutory reserve funds unless these reserves have reached 50% of the registered capital of the respective enterprises. A PRC company may, at its discretion, allocate a portion of its after-tax profits based on PRC accounting standards to other reserve funds. These reserves are not distributable as cash dividends. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset and the reserve funds have been funded. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on M&A Rules and Overseas Listing

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the SAIC, China Securities Regulatory Commission (the “CSRC”) and the SAFE, issued the Regulations on Merger with and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took into effect on September 8, 2006 and was amended by the MOFCOM on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals intends to acquire equity interests or assets of any other PRC domestic company affiliated with such PRC companies or individuals, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange.

Since the FIL and its implementation regulations became effective on January 1, 2020, the provisions of the M&A Rules remain effective to the extent they are not inconsistent with the FIL and its implementation regulations. According to the Anti-Monopoly Law which took effect as August 1, 2008, where the concentration of business operators reaches the filing thresholds stipulated by the State Council, business operators shall file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. Pursuant to the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and the Security Review Rules issued by the General Office of the State Council on February 3, 2011 and became effective on March 3, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns, and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns, are subject to strict review by the PRC government authorities. On August 25, 2011, the MOFCOM issued the Provisions of the Ministry of Commerce for the Implementation of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which provides that if a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review specified in the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, the foreign investor shall file an application with MOFCOM for security review. Whether a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review or not shall be determined based on the substance and actual influence of the merger or acquisition transaction. No foreign investor is allowed to substantially avoid the security review in any way, including but not limited to, holding shares on behalf of others, trust arrangements, multi-level reinvestment, leasing, loans, contractual control, or overseas transactions.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Weiming Jin	56	Chief Executive Officer, Director, and Chairman of the Board
Zhongyuan “Alex” Chen	40	Chief Financial Officer
Xin Jin	27	Chief Operating Officer
Chao Wang	27	Chief Technology Officer
Chao Chen	33	Director
Jehn Ming Lim*(1)(2)(3)	42	Independent Director Nominee, Chair of Audit Committee
Zijian Tong*(1)(2)(3)	44	Independent Director Nominee, Chair of Compensation Committee
Tao Feng*(1)(2)(3)	54	Independent Director Nominee, Chair of Nominating Committee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

*	The individual shall be appointed and consents to be in such position effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Weiming Jin, Chief Executive Officer, Director, and Chairman of the Board

Mr. Weiming Jin has been our Chief Executive Officer, Director, and Chairman of the Board of Directors since the inception. From December 2015 to November 2017, he served as Chief Executive Officer and Chairman of Lanzhou Kangzheng Hengxin Automobile Sales Co., Ltd. and was mainly responsible for the operation and management of the automobile supermarket. From September 2011 to December 2015, Mr. Jin served as Chief Executive Officer for Lanzhou Juheng Trading Company where he was in charge of operations and led the agency brand “Aidenburg” to thrive and be ranked as No.1 in national agency sales for five consecutive years. During the same period, he served as the executive director and vice chairman of the Jiangsu Chamber of Commerce in Gansu Province.

Zhongyuan “Alex” Chen, Chief Financial Officer

Alex Chen has been our Chief Financial Officer since April 2022. Prior to that, he served as the Director of Strategy and Investment of Hangzhou Junfu Investment Management Partnership and was responsible for the formulation of macro and industry investment strategies. From August 2011 to December 2018, he was the Vice President of Investment of Royal Rock Capital and was mainly responsible for cultural industry fund, the daily operation and management of the fund. From July 2005 to July 2011, he was the Manager of KPMG Hangzhou and was mainly responsible for Auditing and project due diligence. He earned bachelor’s degree in Accounting from the Zhejiang University of Finance and Economic in 2005, and become Certified General Accountant (CGA) Member in 2007.

Xin Jin, Chief Operating Officer

Mr. Xin Jin has served as our Chief Operating Officer since the inception, and is mainly responsible for executing our strategic plans, expanding our business, and managing the daily operations. From June 2016 to December 2017, he served as the designer of Jiangsu Huayuan Architectural Design and Research Institute Co., Ltd. and was responsible for architectural design. Mr. Jin Xin earned his bachelor’s degree in urban architectural design from Wenzheng College of Soochow University in June 2016, and he obtained an associate degree in architectural engineering from Lanzhou University in September 2021.

Chao Wang, Chief Technology Officer

Mr. Chao Wang has served as our Chief Technology Officer since the inception and is mainly responsible for building our software system and big data platform. Prior to that, he served as a partner of Changzhou Chenjue Culture Media Co., Ltd. and was responsible for product framework design. Mr. Wang obtained his bachelor’s degree in Design Management from Sichuan Academy of Fine Arts in 2016.

Chao Chen, Director

Mr. Chao Chen has served as our director since the inception and is mainly responsible for the Company’s operations and management. From January 2018 to August 2018, he served as the CEO of Jiangsu Easy Parking and was responsible for daily operation and management. From March 2017 to January 2018, he was the academic specialist of Zhejiang Shiqiang Pharmaceutical Co., Ltd., during which he was responsible for product sales, research, and development of pharmaceutical products. From June 2012 to December 2017, he was the supervisor of Lanzhou Juheng Trading Co., Ltd., during which he was in charge of product sales. Mr. Chen obtained his bachelor’s degree in Animal Medicine from Nanjing Agricultural University in 2013.

Jehn Ming Lim, Independent Director Nominee and Chair of Audit Committee

Jehn Ming Lim has been our Independent Director Nominee, Chair of Audit Committee since July 2022. Mr. Lim has over 17 years’ experience in providing financial accounting and advisory services to public and private companies in the United States. He has been the Chief Financial Officer of Kandi Technologies, Corp. (NASDAQ GS: KNDI) since May 2020 and the Independent Director of Jiuzi Holdings, Inc. (NASDAQ: JXZN). Prior to that, he served as the Chief Financial Officer of Takung Art Co., Ltd. (NYSE MKT: TKAT) from February 2019 to May 2020. From January 2013 to February 2019, he was the Managing Director of a U.S.-based financial consulting firm, Albeck Financial Services, and was mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. He has overseen and completed more than 10 public listing applications for U.S. listed companies in China (through Forms S-1 and F-1, SPAC and Form 10 reverse merger transactions), and managed multiple projects for U.S. GAAP consulting, SOX 404, pre-audit process, SEC financial reporting, development of financial forecasting models, and due diligence for IPO and M&A transactions. He also has extensive experience in auditing private and public companies in his stints as audit manager and senior auditor of two regional accounting firms in the United States from October 2008 through December 2012 and from September 2006 through October 2008, respectively and as an auditor at Ernst& Young in the United States from September 2004 through to July 2006. Mr. Lim graduated with High Honors from the University of California, Santa Barbara, with a Bachelor of Arts degree in Business Economics. We believe that Mr. Lim is qualified to serve on our board by reasons of professional experiences and qualifications.

Zijian Tong, Independent Director Nominee and Chair of Compensation Committee

Zijian Tong has been our Independent Director Nominee, Chair of Compensation Committee since July 2022. Prior to that, he served as the Partner of CNZF Management Co. Ltd. and was responsible for researching, identifying and tracking industry trends, reviewing due diligence and legal documents. From January 2012 to June 2017, he was an Investor Relations Director and Board Secretary of China Talent Group (CTG) and was mainly responsible for facilitating the company’s’ annual meeting, board meeting and monthly management meeting, and producing monthly and annual shareholder reports. From August 2010 to December 2011, he was the Vice President of Finance of Rodobo International Inc. and was mainly responsible for overseeing all sides of accounting operations, including payables, receivables, payroll, and tax preparation and developed appropriate tracking methods for revenue and expenses. He earned his bachelor’s degree in Economics from the Dalian Maritime University in 2001, and earned his master’s Degree in Bank and Insurance from Institut Des Hautes Etudes Economiques et Commerciales (INSEEC) Bordeaux, France in 2006, and he became Fellow of Chartered Institute of Management Accountants (CIMA) in 2017. We believe that Mr. Tong is qualified to serve on our board by reasons of professional experiences and qualifications.

Tao Feng, Independent Director Nominee and Chair of Nominating Committee

Tao Feng has been our Independent Director Nominee, Chair of Nominating Committee since July 2022. Prior to that, he served as the Senior lawyer of Zhejiang CELG Law firm, and specializes in legal services of enterprise investment and financing, corporate merger and acquisitions, disposal of non-performing assets, real estate, finance and insurance, intellectual property. From January 2003 to April 2006, he was the Senior lawyer of Zhejiang M&H Law firm. From December 2001 to December 2002, he was a Lawyer of Zhejiang L&H Law firm. He earned his bachelor’s degree in Law from the Ningbo University in 1991, and earned his master’s degree in Economic Law and Economics from the Zhejiang University in 2000. We believe that Mr. Feng is qualified to serve on our board by reasons of professional experiences and qualifications.

Family Relationships

Weiming Jin is the father of Xin Jin. There is no other family relationship as defined in Item 401 of Regulation S-K between other directors, director nominees, or executive officers.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors will consist of five directors upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. There are no directors’ service contracts with the Company or its subsidiaries providing for benefits upon termination of employment.

Committees of the Board of Directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Jehn Ming Lim, Zijian Tong, and Tao Feng, and will be chaired by Jehn Ming Lim. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. We have determined that Jehn Ming Lim qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board.

Compensation Committee. Our compensation committee will consist of Jehn Ming Lim, Zijian Tong, and Tao Feng, and will be chaired by Zijian Tong. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board;

●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Jehn Ming Lim, Zijian Tong, and Tao Feng, and will be chaired by Tao Feng. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of business conduct and ethics applicable to our directors, officers and employees; however, we intend to adopt one in the near future in connection with our application to list on The Nasdaq Capital Market.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Exemption from the requirement that our board of directors have a remuneration committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Island requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practice in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder will beneficially own % of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or % of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2021 and 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Weiming Jin,	2021	$65,000	-	-	-	-	-	-	$65,000
CEO	2020	$65,000	-	-	-	-	-	-	$65,000

Alex Chen,	2021	$120,000	-	-	-	-	-	-	$120,000
CFO	2020	-	-	-	-	-	-	-	-

Xin Jin,	2021	$19,200	-	-	-	-	-	-	$19,200
COO	2020	$19,200	-	-	-	-	-	-	$19,200

Chao Wang,	2021	$18,500	-	-	-	-	-	-	$18,500
CTO	2020	$18,500	-	-	-	-	-	-	$18,500

Employment Agreements with Named Executive Officers

We have entered into employment agreements with our senior executive officers. Pursuant to these agreements, we are entitled to terminate a senior executive officer’s employment for cause at any time without remuneration for certain acts of the officer, such as being convicted of any criminal conduct, any act of gross or willful misconduct or any serious, willful, grossly negligent or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company.

On January 1, 2020, we entered into an employment agreement with our Chief Executive Officer, Mr. Weiming Jin, for a term of three years. Mr. Jin is entitled to an annual base salary of US$65,000 and discretionary bonus.

On October 1, 2019, we entered into an employment agreement with our Chief Operating Officer, Mr. Xin Jin, for a term of three years. Mr. Jin is entitled to an annual base salary of US$19,200 and discretionary bonus.

On May 1, 2021, we entered into an employment agreement with our Chief Technology Officer, Mr. Chao Wang, for a term of three years. Mr. Wang is entitled to an annual base salary of US$18,500 and discretionary bonus.

On April 1, 2022, we entered into an employment agreement with our Chief Financial Officer, Mr. Alex Chen, for a term of three years. Mr. Jin is entitled to an annual base salary of US$120,000 and discretionary bonus.

Compensation of Directors

On January 1, 2020, we entered into an employment agreement with our Director, Mr. Chao Chen, for a term of three years. Mr. Chen receives his compensation for his position as an executive Director of the Company. Mr. Chen is entitled to an annual base salary of US$28,000 and discretionary bonus.

For the fiscal years ended December 31, 2021 and 2020, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors, except that Mr. Chao Chen received approximately US$28,000 for his position as the Executive Director.

We have entered into director offer letters with each of our independent directors and agreed to pay an annual compensation of US$40,000. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

The calculations in the table below are based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus, and Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option. All of our shareholders who own our Ordinary Shares have the same voting rights.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

As of the date of the prospectus, we have 6 shareholders of record, none of which is located in the United States.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Weiming Jin (1)	8,700,000	87%	8,700,000	62.14%
Xin Jin	200,000	2%	200,000	1.43%
Chao Wang	-	-	-	-
Chao Chen	300,000	3%	300,000	2.14%
Alex Chen	-	-	-	-
Jehn Ming Lim	-	-	-	-
Zijian Tong	-	-	-	-
Tao Feng	-	-	-	-
All Directors and Executive Officers as a Group (8 persons)	9,200,000	92%	9,200,000	65.71%

Other 5% Shareholders:
Ausen International Investment Holdings Co., Limited (1)	8,700,000	87%	8,700,000	62.14%

(1)

Weiming Jin is deemed to beneficially own 8,700,000 Ordinary Shares through Ausen International Investment Holdings Co., Limited, a British Virgin Islands company holding 8,700,000 shares of our Ordinary Shares. Weiming Jin has the sole voting and dispositive power of all the shares held by Ausen International Investment Holdings Co., Limited.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management—Employment Agreements.”

Other Transactions with Related Parties

The Company had transactions with the following related parties for the years ended June 30, 2022 and 2021:

Name of Related Party	Nature of Relationship
Chao Chen	Employee of the Company, legal representative of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Weiming Jin	CEO
Jiangsu Youchuang Yi Po Intelligent Technology Limited	Company managed by Weiming Jin
Jiangsu Yi Po Media Co. Limited	Subsidiary of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Nanjing Qunqing Equity Investment LLP	Engage partnership with Nanjing Sanzu Management Co. Limited
Nanjing Sanzu Management Co. Limited	Company managed by Weiming Jin
Xin Jin	Assistant to the CEO, son of the Weiming Jin
Jiangsu Yi Po Parking Management Co. Limited	Company controlled by Weiming Jin

Due from related party

The Company advanced $nil and $57,257 to Mr. Chao Chen for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021. The balance due from Mr. Chao Chen was $16,191 and $17,068 as of June 30, 2022 and December 31, 2021, respectively. The amount due from Mr. Chao Chen has been repaid on November 11, 2022.

The Company advanced $nil and $2,670,758 to Mr. Weiming Jin for working capital for business on behalf of the Company, and received $nil and $151,736 for the six months ended June 30, 2022 and 2021, respectively. The balance due from Mr. Weiming Jin was $nil and $nil as of June 30, 2022 and December 31, 2021, respectively.

The Company advanced $3,063,157 and $1,112,856 to Jiangsu Youchuang Yi Po Intelligent Technology Limited (“Youchuang Yi Po”) for business working capital, and received $2,988,523 and $31,528 for the six months ended June 30, 2022 and 2021. The balance due from Youchuang Yi Po was $19,252 and $nil as of June 30, 2022 and December 31, 2021, respectively.

The Company advanced $113,442 and $1,597 to Jiangsu Yi Po Media Co. Limited (“Yi Po Media”) for business working capital, and received $nil and 1,597 for the six months ended June 30, 2022 and 2021, respectively. The balance due from Yi Po Media was $113,442and $nil as of June 30, 2022 and December 31, 2021, respectively.

As of December 31, 2021, an amount of $nil was transferred from Jiangsu Youchuang Yi Po Intelligent Technology Limited to Nanjing Sanzu Management Co. Limited. The balance due from Nanjing Sanzu Management Co. Limited was $1,864,550 and $3,150,455 as of June 30, 2022 and December 31, 2021, respectively. As of today, the Company has not received the amount due from Nanjing Sanzu Management Co. Limited.

The Company advanced $2,238 and $nil to Mr. Xin Jin for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021, respectively. The balance due from Mr. Xin Jin was $2,239 and $2,360 as of June 30, 2022 and December 31, 2021, respectively. As of today, Mr. Xin Jin has repaid the amount due to the Company.

The Company advanced $1,103,930 and $nil to Jiangsu Yi Po Parking Management Co. Limited (“Yi Po Parking”) for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021, respectively. The balance due from Yi Po Parking was $1,103,930 and $13,258 as of June 30, 2022 and December 31, 2021, respectively. As of today, the Company has not received the amount due from Yi Po Parking.

As of June 30, 2022 and December 31, 2021, the accounts receivable to related parties were $3,117,364 and $3,183,141 respectively.

Due to related party

The Company borrowed $nil and $53,886 from Mr. Chao Chen for business purpose, and repaid $45,732 and $9,262 during the six months ended June 30, 2022 and 2021, respectively. The balance due to Mr. Chao Chen was $nil and $nil as of June 30, 2022 and December 31, 2021. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $4,451 from Mr. Weiming Jin for business purpose, and repaid $nil. As of December 31, 2020, the Company did not borrow any funds from Mr. Weiming Jin and repaid $10,056. The balance due to Mr. Weiming Jin was $7,436 and $90,545 as of June 30, 2022 and December 31, 2021, respectively. Such balance is interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2022, the Company borrowed $55,381 from Youchuang Yi Po for business purpose, and repaid $985,345. As of December 31, 2020, the Company did not borrow any funds from Youchuang Yi Po and repaid $15,528. The balance due to Youchuang Yi Po was $nil and $58,382 as of June 30, 2022 and December 31, 2021, respectively. Such balance is interest free, unsecured, and due demand without an agreement.

The Company borrowed $156,729 and $0 from Nanjing Qunqing Equity Investment LLP (Qunqing LLP) for business purpose, and repaid $nil for the year ended December 31, 2021 and 2020, respectively. The balance due to Qunqing LLP was $156,729 and $136,898 as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $3,580,357 and $nil from Nanjing Sanzu Management Co. Limited (“Nanjing Sanzu”) for business purpose, and repaid $3,589,357 and $nil for the year ended December 31, 2021 and 2020, respectively. The balance due to Nanjing Sanzu was $nil and $ $nil as of June 30, 2022 and December 31, 2021, respectively. Such balance is interest free, unsecured, and due demand without an agreement.

For the six months ended June 30, 2022, the Company owed salary of $14,927 to Mr. Xin Jin. The balance due to Mr. Xin Jin was $14,927 and $nil as of June 30, 2022 and December 31, 2021, respectively.

As of June 30, 2022 and December 31, 2021, the amount payable to related parties were $176,854 and $285,825, respectively.

The Company had transactions with the following related parties for the years ended December 31, 2021 and 2020:

Name of Related Party	Nature of Relationship
Chao Chen	Employee of the Company, legal representative of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Weiming Jin	CEO
Jiangsu Youchuang Yi Po Intelligent Technology Limited	Company managed by Weiming Jin
Jiangsu Yi Po Media Co. Limited	Subsidiary of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Nanjing Qunqing Equity Investment LLP	Engage partnership with Nanjing Sanzu Management Co. Limited
Nanjing Sanzu Management Co. Limited	Company managed by Weiming Jin
Xin Jin	Assistant to the CEO, son of the Weiming Jin
Jiangsu Yi Po Parking Management Co. Limited	Company controlled by Weiming Jin

Due from related party

The Company advance $58,050 to Mr. Chao Chen for business working capital, and received $41,023 for the year ended December 31, 2021. The balance due from Mr. Chao Chen was $17,068 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

The Company advance $5,588 and $2,670,758 to Mr. Weiming Jin for working capital for business on behalf of the Company, and received $2,727,731 and $12,226 for the year ended December 31, 2021 and 2020, respectively. The balance due from Mr. Weiming Jin was $nil and $2,656,142 as of December 31, 2021 and 2020, respectively.

The Company advance $3,615,663 and $1,112,856 to Jiangsu Youchuang Yi Po Intelligent Technology Limited (“Youchuang Yi Po”) for business working capital, and received $3,756,537 and $975,397 for the year ended December 31, 2021 and 2020. The balance due from Youchuang Yi Po was $nil and $137,459 as of December 31, 2021 and 2020, respectively.

The Company advance $100,466 and $1,597 to Jiangsu Yi Po Media Co. Limited (“Yi Po Media”) for business working capital, and received $102,103 and $nil for the year ended December 31, 2021 and 2020, respectively. The balance due from Yi Po Media was $nil and $1,597 as of December 31, 2021 and 2020, respectively.

As of December 31, 2021, an amount of $3,142,916 has transfer from Jiangsu Youchuang Yi Po Intelligent Technology Limited to Nanjing Sanzu Management Co. Limited. The balance due from Nanjing Sanzu Management Co. Limited was $3,150,455 and $nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company received payment of $1,109346.

The Company advance $2,355 to Mr. Xin Jin for business working capital, and received $nil for the year ended December 31, 2021. The balance due from Mr. Xin Jin was $2,360 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

The Company advance $197,032 to Jiangsu Yi Po Parking Management Co. Limited (“Yi Po Parking”) for business working capital, and received $183,805 for the year ended December 31, 2021. The balance due from Yi Po Parking was $13,258 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

As of December 31, 2021 and 2020, the amount receivable to related parties were $3,183,141 and $2,795,198 respectively.

Due to related party

The Company borrowed $nil and $53,886 from Mr. Chao Chen for business purpose, and repaid $45,732 and $9,262 for the year ended December 31, 2021 and 2020. The balance due to Mr. Chao Chen was $nil and $44,624 as of December 31, 2021 and December 31, 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $90,328 from Mr. Weiming Jin for business purpose, and repaid $nil. As of December 31, 2020, the Company did not borrow any fund from Mr. Weiming Jin and repaid $10,056. The balance due to Mr. Weiming Jin was $90,545 and $nil as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $1,043,587 from Youchuang Yi Po for business purpose, and repaid $985,345. As of December 31, 2020, the Company did not borrow any fund from Youchuang Yi Po and repaid $15,528. The balance due to Youchuang Yi Po was $58,382 and $ nil as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $56,512 and $78,117 from Nanjing Qunqing Equity Investment LLP (Qunqing LLP) for business purpose, and repaid $nil for the year ended December 31, 2021 and 2020, respectively. The balance due to Qunqing LLP was $136,898 and $78,117 as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $2,737,121 and $76,586 from Nanjing Sanzu Management Co. Limited (“Nanjing Sanzu”) for business purpose, and repaid $2,815,610 and $nil for the year ended December 31, 2021 and 2020. The balance due to Nanjing Sanzu was $nil ad $76,586 as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

As of December 31, 2021 and 2020, the amount payable to related parties were $285,825 and $199,327, respectively.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act or the Cayman Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 320,000,000 Ordinary shares of par value USD0.00015625 each. All of our shares to be issued in the offering will be issued as fully paid.

As of the date of this prospectus, there are 10,000,000 Ordinary Shares issued and outstanding.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Copies of which are filed or will be filed as an exhibit to the registration statement of which this prospectus is a part. The descriptions of the ordinary shares reflect changes to our capital structure that will occur when our amended and restated memorandum and articles of association becomes effective.

The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares.

Ordinary Shares

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YBZN.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the Company is not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case the Company will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our amended and restated memorandum and articles of association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our amended and restated memorandum and articles of association.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

There are no limitations on non-residents or foreign shareholders in the amended and restated memorandum and articles of association to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Winding Up

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among the holders of the ordinary shares in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders not earlier than the expiration of 14 days from the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, as may be determined by the board of directors or by our shareholders by special resolution. The Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be materially adversely varied with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner authorised by law.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated articles of association provide that our directors and officers (but not including the Company’s auditors) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities sustained by them, other than by reason of their own wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

	Delaware	Cayman Islands
Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Our amended and restated memorandum and articles of association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated memorandum and articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	Cayman Companies Act and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares issued and outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and all shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months from the date on which the trading of the Ordinary Shares commences, without the prior written consent of the Underwriter. However, shareholders who own 5% or more of the outstanding Ordinary Shares have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 12 months from the date on which the trading of the Ordinary Shares commences.

The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of material Cayman Islands, PRC, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

On March 17, 2017, the State Tax Administration promulgated the “Administrative Measures for Adjustment of Special Tax Investigation and Mutual Consultation Procedures” (State Administration of Tax Practice Announcement No.6, 2017), which came into force on May 1, 2017), which provides that tax authorities have implemented special tax adjustment monitoring and management for enterprises through related declaration review, contemporaneous data management, profit level monitoring and other means. If an enterprise is found to have special tax adjustment risks, the tax authorities may serve a “Notice” to remind such enterprise of the tax risks. If an enterprise receives a special tax adjustment risk alert or finds that it has a special tax adjustment risk, it may adjust the supplementary tax on its own. If the enterprise adjusts the supplementary tax by itself, the tax authorities may still carry out special tax investigation and adjustment in accordance with the relevant provisions. If an enterprise requires the tax authorities to confirm the special tax adjustment matters, such as the pricing principles and methods of related party transactions, the tax authorities shall initiate the special tax investigation procedures. It also stipulates that if the principle of independent transactions is not met, tax authorities may implement a special tax adjustment in the full amount of the amount deducted before tax under the following circumstances:

(1)	The enterprise and its affiliated parties transfer or accept the right to use intangible assets that do not bring economic benefits and collect or pay royalties;

(2)	The enterprise pays royalties to related parties that only own intangible assets but do not contribute to their value;

(3)	An enterprise establishes a holding company or a financing company overseas for the main purpose of financing and listing, and pays royalties to overseas affiliated parties only for the incidental benefits arising from the financing and listing activities;

(4)	The taxable income or income amount of the enterprise or its affiliated party is reduced because the payment or collection of the price of the labor service transaction between the enterprise and its affiliated party does not meet the principle of independent transactions; and

(5)	The enterprise pays fees to overseas related parties that fail to perform their functions, bear risks and have no substantial business activities.

Although we believe all our related party transactions, including all payments by our PRC subsidiaries and consolidated affiliated entities to our non-PRC entities, are made on an arm’s-length basis and our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. We do not believe that Yi Po International Holdings Limited meets all of the conditions above. Yi Po International Holdings Limited is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

However, if the PRC tax authorities determine that Yi Po International Holdings Limited is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 20% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Yi Po International Holdings Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Yi Po International Holdings Limited is treated as a PRC resident enterprise.

Provided that the Company is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed under these circulars. See “Risk Factors — Risks Relating to Doing Business in China — Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “Dividends” and “Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Ordinary Shares on Nasdaq Capital Market. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to- market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to- market election in respect of our Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Ordinary Shares will be treated as marketable stock upon their listing on Nasdaq Capital Market. We anticipate that our Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our Ordinary Shares if we are or become a PFIC.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC, as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters have agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Ordinary Shares
Boustead Securities, LLC	4,000,000

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any ordinary shares. The Underwriter is not obligated to purchase the ordinary shares covered by the Underwriter’s Over-Allotment option to purchase ordinary shares as described below. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter a 45-day option to purchase up to an aggregate of additional ordinary shares (equal to 15% of the number of ordinary shares sold in the offering), at the offering price per ordinary shares less underwriting discounts and commissions. The Underwriter may exercise this option for 45 days from the date of closing of this offering solely to cover sales of ordinary shares by the Underwriter in excess of the total number of ordinary shares set forth in the table above. If any of the additional ordinary shares are purchased, the Underwriter will offer the additional ordinary shares at $ [-] per ordinary share, the offering price of each ordinary share.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

	Per Ordinary Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option

Public offering price	$5.00	$20,000,000	$23,000,000
Underwriting fees and commissions (7%)(1)	$5.00	$1,400,000	$16,100,000
Proceeds, before expenses, to us	$5.00	$18,600,000	$21,390,000
Non-accountable expense allowance (1/2%)	$5.00	$100,000	$115,000

(1)	The fees do not include the Underwriter Warrants or expense reimbursement as described below.

In addition to the cash commission, we will also reimburse the Underwriter for its non-accountable expenses of one-half percent (1/2%) of the gross proceeds of the offering and accountable out-of-pocket expenses not to exceed $200,000. Such accountable out-of-pocket expenses include no more than $150,000 in Underwriter’s legal counsel fees, due diligence, road show, travel, on-boarding fees, background checks expenses, and DTC eligibility fees and expenses not to exceed $50,000. We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We have agreed to issue to the Underwriter and to register herein warrants to purchase up to Ordinary Shares (equal to percent (7%) of the Ordinary Shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional Ordinary Shares) and to also register herein such underlying Ordinary Shares. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering. The warrants are exercisable at a per share price of 125% of the offering price of the Ordinary Shares offered hereby. The Underwriter Warrant shall not be callable or cancellable.

The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for immediate “piggyback” registration rights at our expense for a period of five years from the date of effectiveness of the offering. We have registered the Underwriter the Ordinary Shares underlying the Underwriter Warrants in this offering.

The Underwriter intends to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet a National Securities Exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

Until 24 months from the closing of this public offering, the Underwriter shall have a right of first refusal to act as lead or managing underwriter, exclusive or joint financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity), a merger, acquisition of another company or business, change of control, sale of substantially all assets, business combination, recapitalization or other similar transaction (regardless of whether we would be considered an acquiring party, a selling party or neither in such transaction). In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between the us and the Underwriter.

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the Underwriter, from the date of execution of the underwriting agreement and continuing for a period of 6 months from the date on which the trading of the Ordinary Shares commences, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Our officers, directors, and all shareholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 6 months from the date on which the trading of the Ordinary Shares commences without the prior written consent of the Underwriter. However, shareholders who own 5% or more of the outstanding Ordinary Shares have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 12 months from the date on which the trading of the Ordinary Shares commences.

We are prohibited from conducting any other offerings during this period and from re-pricing or changing the terms of existing options and warrants.

The Underwriter may in its sole discretion and at any time without notice release some or all of the Ordinary Shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the Ordinary Shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Application for NYSE American/Nasdaq Listing

We plan to apply to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “YBZN.” We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our amended and restated memorandum and articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Guantao Law Firm, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

Maples and Calder (Hong Kong) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Maples and Calder (Hong Kong) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,317.50
Nasdaq Capital Market Listing Fee	$10,000.00
FINRA Filing Fee	$4,512.50
Legal Fees and Expenses	$630,000.00
Accounting Fees and Expenses	$350,000.00
Printing and Engraving Expenses	$25,000.00
Miscellaneous Expenses	$5,000.00
Total Expenses	$1,004,600.00

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Sichenzia Ross Ference LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to the PRC law will be passed upon for us by Guantao Law Firm. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Guantao Law Firm with respect to matters governed by the PRC law.

EXPERTS

The consolidated financial statements of Yi Po International Holdings Limited for the years ended December 31, 2021 and 2020, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The offices of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

YI PO INTERNATIONAL HOLDINGS LIMITED

Financial Statements

June 30, 2022 and December 31, 2021

Yi Po International Holdings Limited, Its subsidiaries and Its Variable Interest Entities

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Yi Po International Holdings Limited

Results of Review Interim Financial Information

We have reviewed the accompanying condensed consolidated balance sheets of Yi Po International Holdings Limited (the “Company”) as of June 30, 2022, and the related condensed consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the six-month periods ended June 30, 2021 and 2022, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2020 and 2021, and the related statements of income and comprehensive income, changes in equity and cash flows in each of the years for the two-year period ended December 31, 2021; and in our report dated August 2, 2022, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2021, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.
WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

We have served as the Company’s auditor since 2021.

San Mateo, California

December 9, 2022

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

	June 30, 2022	December 31, 2021
	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$83,222	$332,083
Short-term investments	686,625	2,202,957
Accounts receivables, net	4,503	1,660
Related party receivables	3,117,364	3,183,141
Contract assets - current	4,537,829	4,289,001
Inventories	35,279	-
Other current assets	2,777,952	2,749,847
Total Current Assets	11,242,774	12,758,689

Non-Current Assets
Property, plant and equipment, net	387,004	470,117
Other long-term assets	189,241	806,094
Operating lease right of use asset, net	579,172	982,009
Contract assets – non-current	1,276,869	1,842,025
Total non-current assets	2,432,286	4,100,245
TOTAL ASSETS	$13,675,060	$16,858,934

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts and other payables, and accruals	3,395,173	4,260,112
Taxes payable	751,702	416,113
Operating lease liability - current	219,680	254,292
Contract liabilities - current	3,504,030	5,158,020
Related party payables	176,854	285,825
Total Current Liabilities	8,047,439	10,374,362

Non-Current Liabilities
Operating lease liabilities – non-current	345,158	503,249
Contract liabilities – non-current	1,942,590	3,140,240
Total non-current liabilities	2,287,748	3,643,489
TOTAL LIABILITIES	$10,335,187	$14,017,851

COMMITMENTS AND CONTINGENCIES	-	-

Shareholders’ Equity

Ordinary shares 320,000,000 shares authorized, par value $0.00015625, 10,000,000 shares issued and outstanding as of June 30, 2022 and December 31,2021	$1,563	$1,563
Subscription receivable	(50,000)	(50,000)
Additional paid in capital	338,157	338,157
Retained earnings	3,140,935	2,476,168
Accumulated other comprehensive income	(90,782)	75,195
Total Shareholders’ Equity	3,339,873	2,841,083
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,675,060	$16,858,934

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Unaudited Interim Condensed Consolidated Statements of Income and Comprehensive Income

For the six months ended June 30, 2022 and 2021

	June 30, 2022	June 30, 2021
Revenues, net	$2,452,883	$2,795,500
Cost of revenues	(495,447)	(723,056)
Gross profit	1,957,436	2,072,444

Operating expenses
Selling and marketing expenses	(773)	(212,803)
General and administrative expenses	(1,081,326)	(707,832)
	(1,082,099)	(920,635)

Operating income	875,337	1,151,809

Other income (expense)
Other income (expense), net	-	-
Interest income, net	11,019	22,110
Total other income (loss) and expenses	11,019	22,110

Earnings before tax	886,356	1,173,919

Income tax	(221,589)	(293,480)

Net income	$664,767	$880,439

Other comprehensive income (loss):
Foreign currency translation income (loss)	(165,977)	11,223
Total comprehensive income	$498,790	$891,662

Earning before tax
Basic	$0.05	$0.09
Diluted	$0.05	$0.09

Weighted average number of ordinary shares outstanding
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the six months ended June 30, 2022 and 2021

	Ordinary shares		Subscription	Additional Paid in	Retained	Accumulated Other Comprehensive	Total
	No. of Shares	Par Value	Receivable	Capital	Earnings	Loss	Equity
Balance, December 31, 2021	10,000,000	$1,563	$(50,000)	$338,157	$2,476,168	$75,195	$2,841,083
Net income					664,767		664,767
Foreign currency translation adjustment						(165,977)	(165,977)
Balance, June 30, 2022	10,000,000	$1,563	$(50,000)	$338,157	$3,140,935	$(90,782)	$3,339,873

Balance, December 31, 2020	10,000,000	$1,563	$(50,000)	$338,157	$527,556	$46,922	$864,198
Net income					880,439		880,439
Foreign currency translation adjustment						11,223	11,223
Balance, June 30, 2021	10,000,000	$1,563	$(50,000)	$338,157	$1,407,995	$58,145	$1,755,860

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Unaudited Interim Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2022 and 2021

	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net income	$664,767	$880,439
Depreciation and amortization	70,991	38,196
Amortization of right-of-use assets	363,264	-
Changes in assets and liabilities
Decrease (increase) in accounts receivable	(3,019)	-
Decrease (increase) in advance to suppliers	(107,259)	(1,578,963)
Decrease (increase) in due from related parties	(100,860)	57,743
Decrease (increase) in contract assets	1,236	246
Decrease (increase) in inventories	(36,370)	-
Decrease (increase) in other assets	(67,428)	1,242,002
Decrease (increase) in other long-term assets	593,223	158,100
(Decrease) increase in accounts payable	(993,593)	633,725
(Decrease) increase in accrued and other liabilities	327,633	2,470,585
(Decrease) increase in contract liabilities	(2,500,142)	(1,662,351)
(Decrease) increase in taxes payable	368,021	452,898
(Decrease) increase in wage payable to related party	15,388	-
(Decrease) increase in lease liabilities	(158,522)	184,331
Net cash (used in) generated by operating activities	(1,562,670)	2,876,951

Cash flows from investing activity
Purchase of fixed assets	(10,218)	(10,537)
Acquisition of investments	1,446,510	-
Net cash used in investing activity	1,436,292	(10,537)

Cash flows from financing activities
Proceeds from related party, net	(112,585)	69,612
Net cash provided by financing activities	(112,585)	69,612

Net (decrease) increase of cash and cash equivalents	(238,963)	2,936,026

Effect of foreign currency translation on cash and cash equivalents	(9,898)	9,048

Cash, cash equivalents, and restricted cash - beginning of period	332,083	266,598
Cash, cash equivalents, and restricted cash - end of period	$83,222	$3,211,672

Supplemental cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Yi Po International Holdings Limited was incorporated in the Cayman Islands on March 19, 2020. The Company is in an investment holding company; its primary business operations are conducted through its subsidiaries and its variable interest entities as described below. Yi Po International Holdings Limited and its subsidiaries and variable interest entities are collectively referred to as the “Company” or “Yi Po”.

Guangyan Hong Kong Group Co., Limited (“Guangyan HK”) was incorporated in Hong Kong on April 28, 2020. It is a wholly owned subsidiary of Yi Po Cayman.

Nanjing Dingxu New Technology Limited. (“Nanjing WFOE”) was incorporated on March 16, 2021 as a wholly foreign owned entity in the People’s Republic of China (“PRC”). Nanjing WFOE is a wholly owned subsidiary of Guangyan HK.

Jiangsu Yi Po Technology Limited (“Jiangsu Yi Po”) was incorporated on August 22, 2018 in the People’s Republic of China (“PRC”). Jiangsu Youchuang Yi Po Intelligent Technology Co. Limited and Xin Jin, executive director of the Company, own equity interest of 51.0% and 49% of Jiangsu Yi Po respectively.  The Company’s primary business is the operations of parking lots, parking space leasing, and vehicle owners’ membership fees, and parking lot management franchising.

On August 24, 2021, Nanjing WFOE entered into series of contractual agreements by and among Jiangsu Yi Po and Jiangsu Yi Po’s shareholders that are collectively known as Variable Interest Entity Agreements (“VIE Agreements”) whereby Jiangsu Yi Po, for accounting purposes becomes an indirectly controlled subsidiary of the Company as result of the terms set forth by the VIE Agreements where the Company directs the deployment, use, and disposition of the assets of Jiangsu Yi Po, and the Company is the primary beneficiary of the results of operations of Jiangsu Yi Po.

On February 19, 2022, Yi Po WFOE, Jiangsu Easy Parking and shareholders of Jiangsu Easy Parking signed a termination agreement of the VIE Agreements. The VIE structure was dissolved thereafter.

On February 23, 2022, a shareholder of Jiangsu Easy Parking transferred part of his shares to a non-Chinese individual. As a result, Jiangsu Easy Parking transformed from a Chinese domestic enterprise to a foreign-invested joint venture.

On March 4, 2022 and March 9, 2022, Yi Po WFOE entered into equity transfer agreements with each shareholder of Jiangsu Easy Parking to purchase all the equity interest in Jiangsu Easy Parking. The restructure was completed on June 1, 2022. As a result, Jiangsu Easy Parking became a wholly owned subsidiary of Yi Po WFOE. Jiangsu Easy Parking was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Yi Po WFOE.

Contractual Arrangements between Nanjing WFOE and Jiangsu Yi Po

The Company and its subsidiaries do not own any direct equity interest in Jiangsu Yi Po. Instead, the Company and its subsidiaries control and receive the economic benefits of Jiangsu Yi Po’s business operation through a series of contractual arrangements.

Nanjing WFOE, Jiangsu Yi Po and the Jiangsu Yi Po Shareholders entered into a series of contractual arrangements, 1) Exclusive Option Agreement, 2) Exclusive Business Cooperation Agreement, and 3) Share Pledge Agreement, known as VIE Agreements, on August 24, 2021. The VIE agreements are designed to provide Nanjing WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Jiangsu Yi Po, including absolute control rights and the rights to the assets, property and revenue of Jiangsu Yi Po.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Jiangsu Yi Po Shareholders irrevocably granted Nanjing WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Jiangsu Yi Po held by the Jiangsu Yi Po Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Nanjing WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Jiangsu Yi Po and Nanjing WFOE, Nanjing WFOE provides Jiangsu Yi Po with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Jiangsu Yi Po by Nanjing WFOE under this agreement, Nanjing WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Nanjing WFOE. The service fee should approximately equal to Jiangsu Yi Po’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for 10 years unless earlier terminated upon written confirmation from both Nanjing WFOE and Jiangsu Yi Po before expiration. Otherwise, this agreement can only be extended by Nanjing WFOE and Jiangsu Yi Po does not have the right to terminate the agreement unilaterally.

Share Pledge Agreement

Under the Share Pledge Agreement between Nanjing WFOE and certain shareholders of Jiangsu Yi Po together holding 100% of the equity interests, of Jiangsu Yi Po (“Jiangsu Yi Po Shareholders”), the Jiangsu Yi Po Shareholders pledged all of their equity interests in Jiangsu Yi Po to Nanjing WFOE to guarantee the performance of Jiangsu Yi Po’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Jiangsu Yi Po breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Nanjing WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Jiangsu Yi Po Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Nanjing WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Jiangsu Yi Po Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Nanjing WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Jiangsu Yi Po’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Jiangsu Yi Po’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Jiangsu Yi Po do not transfer or assign the pledged equity interests or create or allow any encumbrance that would prejudice Nanjing WFOE’s interests without Nanjing WFOE’s prior written consent and (3) provide Nanjing WFOE control over Jiangsu Yi Po.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The Company has concluded that the Company is the primary beneficiary of Jiangsu Yi Po and its subsidiaries and should consolidate financial statements. The Company is the primary beneficiary based on the VIE Agreements that each equity holder of Jiangsu Yi Po pledged their rights as a shareholder of Jiangsu Yi Po to Nanjing WFOE. These rights include, but are not limited to, voting on all matters of Jiangsu Yi Po requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Jiangsu Yi Po, oversee and review Jiangsu Yi Po’s operation and financial information. As such, the Company, through Nanjing WFOE, is deemed to hold all of the voting equity interest in Jiangsu Yi Po and its subsidiaries.

For the periods presented, the Company has not provided any financial or other support to either Jiangsu Yi Po or its subsidiaries. However, pursuant to the Exclusive Business Cooperation Agreement, the Company may provide complete technical support, consulting services and other services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Jiangsu Yi Po to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Nanjing WFOE has effective control of Jiangsu Yi Po and its subsidiaries, which enables Nanjing WFOE to receive all of their expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Accordingly, the Company consolidates the accounts of Jiangsu Yi Po and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation. Yi Po International Holdings Limited and its subsidiaries and variable interest entities are collectively referred to as the “Company” or “Yi Po”.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

During this reporting period, the VIE structure was dissolved and the former variable interest entities become wholly-owned subsidiaries which have continued to be consolidated in the financial statements. For accounting purposes, the presentation of the consolidated financial statements was not materially affected by the transition from a relationship between the Company and the operating entities from a VIE-contractually based relationship to that of a wholly owned parent/subsidiary relationship by and among the entities contained and referred to herein.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2022, and results of operations and cash flows for the six months ended June 30, 2021 and 2022. The unaudited interim condensed consolidated balance sheet as of December 31, 2021 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2021, and related notes included in the Company’s audited consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”). The RMB is not freely convertible into the US dollar and may be subject to PRC currency restrictions for payments, including the distributions of dividends or retained earnings to the Company by its subsidiaries or its variable interest entities.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Exchange rate used for the translation as follows:

US$ to RMB	Period End	Average
June 30, 2022	6.6994	6.4984
June 30, 2021	6.4586	6.4721
December 31, 2021	6.3551	6.3703
December 31, 2020	6.5286	6.9032

Fair Values of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. All of the consolidated cash and equivalents reported on the accompanying consolidated financial statements are the assets of Jiangsu Yi Po. Substantially of all of Jiangsu6 Yi Po’s cash and equivalents are deposited with financial institutions that are located in the PRC and do not carry deposit insurance; however, these institutions are regarded as very well capitalized institutions with strong credit ratings; management has deemed the risk of loss of the Company’s deposit held at these financial institution as the result of them becoming insolvent as unlikely; accordingly, the Company and Jiangsu Yi Po have not recognized any potential losses on bank deposits classified as cash and equivalents.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company generate revenues from dealer licensing fee, parking space rental fee, vehicle owners’ membership fees, parking management software sales and other related revenue.

Dealer licensing fee is recognized as performance obligations are satisfied over time, usually, recognized on an average over the life of dealer licensing as indicated in agreement. Payments received in advance from dealers are recorded as “contract liabilities”. Contract liabilities are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

The Company provides various support services to dealers as set forth in each dealer’s membership agreement. These support services costs, which are presented as cost of revenues, include direct and indirect labor, sales training expenses, and fees paid to outside contractors. Revenues and related costs are recognized over time as performance obligations are satisfied.

Parking space rental fee is recognized as performance obligations are satisfied at a point in time when the Company provides parking space to customers where fees are calculated by the parking management system, or over time on an average over the duration of rental period as indicated in agreement.

Vehicle owners’ membership fees is recognized as performance obligations are satisfied over time on an average over the life of membership. Payments received in advance from members are recorded as “accruals and other payables”. Accruals and other payables are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

Parking management software fee is recognized as performance obligations are satisfied at a point in time when the Company completed installation, tested the parking management system and delivered to customers where such fees are calculated according to the labor and material cost incurred during setup and software testing.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses. The Company recorded $431 and $27,392 of advertising and promotional expenses for the six months ended June 30, 2022 and 2021, respectively.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. For the six months ended June 30, 2022 and 2021, the Company does not have any outstanding ordinary shares equivalents; therefore, a separate computation of diluted income per share is not presented.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvement	Shorter of the estimated useful life or remaining
Office equipment	3 years
Motor Vehicle	4 years

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Research and development

The Company and Jiangsu Yi Po expenses research and development expenses when incurred as periodic costs. The Company classifies such expenses as cost of revenue. The Company and Jiangsu Yi Po recognized research and development expenses for the six months ended June 30, 2022 and 2021 in the amounts of $112,172 and $211,429, respectively.

New Accounting Pronouncements

In July 2021, the FASB issued ASU 2021-5, Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments. The amendments in this Update amend Topic 842, which has different effective dates for public business entities and most entities other than public business entities. The amendments are effective for fiscal years beginning after December 15, 2021, for all entities, and interim periods within those fiscal years for public business entities and interim periods within fiscal years beginning after December 15, 2022, for all other entities. The amendments in this Update address stakeholders’ concerns by amending the lease classification requirements for lessors to align them with practice under Topic 840. Lessors should classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: 1) The lease would have been classified as a sales-type lease or a direct financing lease in accordance with the classification criteria in paragraphs 842-10-25-2 through 25-3; 2) The lessor would have otherwise recognized a day-one loss.

In May 2021, the FASB issued ASU 2021-4, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The FASB is issuing this Update to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange.

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 3 – ACCOUNTS RECEIVABLES

Accounts receivables, net is comprised of the following:

	June 30, 2022	December 31, 2021
Accounts receivables	4,503	1,660
Allowance for doubtful accounts	-	-
Total, net	4,503	1,660

Bad debt expense was $nil and $nil for the six months ended June 30, 2022 and 2021, respectively.

NOTE 4 – SHORT-TERM INVESTMENTS

The following table summarizes the Company’s short-term investment:

	As of June 30, 2022
	Level 1	Level 2	Level 3	Total
Bank Wealth Management	-	686,625	-	686,625
	-	686,625	-	686,625

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Bank Wealth Management	-	2,202,957	-	2,202,957
	-	2,202,957	-	2,202,957

NOTE 5 – CONTRACT ASSETS

Prepayments as at June 30, 2022 and December 31, 2021 are classified as current assets and totaled:

	June 30,	December 31,
	2022	2021
Contract assets - current	4,537,829	4,289,001
Contract assets – non current	1,276,869	1,842,025
Total, net	5,814,698	6,131,026

For service contracts where the performance obligation is not completed, contract assets are recorded for any costs incurred in advance of the performance obligation.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 6 – OTHER CURRENT ASSETS

Other current assets as at June 30, 2022 and December 31, 2021 comprised of the following:

	June 30, 2022	December 31, 2021
Short-term deposits	-	-
Employees reserves	145,332	536,362
Advances to suppliers	2,626,093	2,189,977
Accrued interest income	6,527	23,507
Total, net	2,777,952	2,749,846

NOTE 7 – PROPERTY & EQUIPMENT

Property and equipment, net comprised of the following:

	June 30, 2022	December 31, 2021
At Cost:
Leasehold improvement	52,243	55,074
Motor Vehicle	386,285	401,780
Office equipment	168,296	172,402
	606,824	629,256

Less: Accumulated depreciation	(219,820)	(159,139)
Total, net	387,004	470,117

Depreciation expenses was $68,207 and $38,196 for the six months ended June 30, 2022 and 2021, respectively.

NOTE 8 – OTHER LONG-TERM ASSETS

Other long-term assets and deposits as at June 30, 2022 and December 31, 2021 comprised of the following:

	June 30, 2022	December 31, 2021
Software licensing	15,087	285,271
Training fee	174,154	520,823
Total, net	189,241	806,094

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company had transactions with the following related parties for the years ended December 31, 2021 and 2020:

Name of Related Party	Nature of Relationship
Chao Chen	Employee of the Company, legal representative of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Weiming Jin	CEO
Jiangsu Youchuang Yi Po Intelligent Technology Limited	Company managed by Weiming Jin
Jiangsu Yi Po Media Co. Limited	Subsidiary of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Nanjing Qunqing Equity Investment LLP	Engage partnership with Nanjing Sanzu Management Co. Limited
Nanjing Sanzu Management Co. Limited	Company managed by Weiming Jin
Xin Jin	Assistant to the CEO, son of the Weiming Jin
Jiangsu Yi Po Parking Management Co. Limited	Company controlled by Weiming Jin

Due from related party

The Company advance $nil and $57,257 to Mr. Chao Chen for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021. The balance due from Mr. Chao Chen was $16,191 and $17,068 as of June 30, 2022 and December 31, 2021, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

The Company advance $nil and $2,670,758 to Mr. Weiming Jin for working capital for business on behalf of the Company, and received $nil and $151,736 for the six months ended June 30, 2022 and 2021, respectively. The balance due from Mr. Weiming Jin was $nil and $nil as of June 30, 2022 and December 31, 2021, respectively.

The Company advance $3,063,157 and $1,112,856 to Jiangsu Youchuang Yi Po Intelligent Technology Limited (“Youchuang Yi Po”) for business working capital, and received $2,988,523 and $31,528 for the six months ended June 30, 2022 and 2021. The balance due from Youchuang Yi Po was $19,252 and $nil as of June 30, 2022 and December 31, 2021, respectively.

The Company advance $113,442 and $1,597 to Jiangsu Yi Po Media Co. Limited (“Yi Po Media”) for business working capital, and received $nil and 1,597 for the six months ended June 30, 2022 and 2021, respectively. The balance due from Yi Po Media was $113,442and $nil as of June 30, 2022 and December 31, 2021, respectively.

As of December 31, 2021, an amount of $nil has transfer from Jiangsu Youchuang Yi Po Intelligent Technology Limited to Nanjing Sanzu Management Co. Limited. The balance due from Nanjing Sanzu Management Co. Limited was $1,864,550 and $3,150,455 as of June 30, 2022 and December 31, 2021, respectively. As of the date the financial statements were available to be issued, the Company received payment of $0

The Company advance $2,238 and $nil to Mr. Xin Jin for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021, respectively. The balance due from Mr. Xin Jin was $2,239 and $2,360 as of June 30, 2022 and December 31, 2021, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS (CONTINUED)

The Company advance $1,103,930 and $nil to Jiangsu Yi Po Parking Management Co. Limited (“Yi Po Parking”) for business working capital, and received $nil and $nil for the six months ended June 30, 2022 and 2021, respectively. The balance due from Yi Po Parking was $1,103,930 and $13,258 as of June 30, 2022 and December 31, 2021, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

As of June 30, 2022 and December 31, 2021, the amount receivable to related parties were $3,117,364 and $3,183,141 respectively.

Due to related party

The Company borrowed $nil and $53,886 from Mr. Chao Chen for business purpose, and repaid $45,732 and $9,262 for the six months ended June 30, 2022 and 2021. The balance due to Mr. Chao Chen was $nil and $nil as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $4,451 from Mr. Weiming Jin for business purpose, and repaid $nil. As of December 31, 2020, the Company did not borrow any fund from Mr. Weiming Jin and repaid $10,056. The balance due to Mr. Weiming Jin was $7,436 and $90,545 as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2022, the Company borrowed $55,381 from Youchuang Yi Po for business purpose, and repaid $985,345. As of December 31, 2020, the Company did not borrow any fund from Youchuang Yi Po and repaid $15,528. The balance due to Youchuang Yi Po was $nil and $58,382 as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $156,729 and $0 from Nanjing Qunqing Equity Investment LLP (Qunqing LLP) for business purpose, and repaid $nil for the year ended December 31, 2021 and 2020, respectively. The balance due to Qunqing LLP was $156,729 and $136,898 as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $3,580,357 and $nil from Nanjing Sanzu Management Co. Limited (“Nanjing Sanzu”) for business purpose, and repaid $3,589,357 and $nil for the year ended December 31, 2021 and 2020. The balance due to Nanjing Sanzu was $nil and $ $nil as of June 30, 2022 and December 31, 2021, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the six months ended June 30, 2022, the company owed salary of $14,927 to Mr. Xin Jin. The balance due to Mr. Xin Jin was $14,927 and $nil as of June 30, 2022 and December 31, 2021, respectively.

As of June 30, 2022 and December 31, 2021, the amount payable to related parties were $176,854 and $285,825, respectively.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 10 – LEASES

The Company has one operating lease for its office space and eight operating leases for its parking lots.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each lease based primarily on its lease term in PRC which is approximately 4.75%.

Operating lease expenses were $269,394 and $42,497 for the six months ended June 30, 2022 and 2021, respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending June 30,
2023	239,099
2024	249,445
2025	54,229
2026	-
Total	542,773

NOTE 11 – SHAREHOLDERS’ EQUITY

The Company is authorized to issue 320,000,000 ordinary shares with a par value of $0.00015625 per share.

As of June 30, 2022, the Company had 10,000,000 shares issued and outstanding with a par value of $0.00015625 per share.

On July 9, 2022, the Company’s board of directors and shareholders authorized a reverse stock split of its outstanding ordinary shares at a ratio of 1-for-32 without any change in the par value per share. The number of shares and price per share in the financial statements have been retrospectively adjusted accordingly to reflect this reverse stock split.

On March 19, 2020, Yi Po International Holdings Limited (“Company” or “Yi Po”) was incorporated in Cayman Island. The share capital of the Company is $50,000 divided into 320,000,000 Ordinary shares (pre-reverse split 1-for-32 shares) with par value of $0.00015625 per share.

On November 2020, the shareholders have contributed approximately $289,720 (RMB 2,000,000) as registered capital of the Company.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 12 – SEGMENTS AND GEOGRAPHIC INFORMATION

The Company believes that it operates in one business segment which comprised of dealer licensing fee, parking space rental fee, and other related revenue; and it operates in one geographical location China. The Company disaggregates its revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales revenues comprised of the following:

	Six Months Ended
	June 30, 2022		June 30, 2021
Dealer licensing fee	2,359,496	96%	1,568,255	56%
Parking management system	-	-	1,051,716	38%
Parking space rental fee	93,387	4%	175,268	6%
Others related revenue		-%	261	-%
Total	2,452,883	100%	2,795,500	100%

Direct costs comprised of the following:

	Six Months Ended
	June 30, 2022		June 30, 2021
Dealer operation cost and training fee	129,711	26%	308,356	43%
Parking management system	86,305	18%	211,429	29
Parking space rental service cost	276,885	56%	203,271	28%
Others related cost	2,546	-%	-	-
Total	495,447	100%	723,056	100%

Gross profit (loss) comprised of the following:

	Six Months Ended
	June 30, 2022		June 30, 2021
Dealer licensing	2,229,785	114%	1,259,899	61%
Parking management system	(86,305)	-5%	840,287	40
Parking space rental	(183,498)	-9%	(28,003)	-1%
Others related	(2,546)	-%	261	-
Total	1,957,436	100%	2,072,444	100%

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 13 – CONCENTRATIONS, RISKS AND UNCERTAINTIES

Deterioration in general economic conditions in the United States and globally, including the effect of prolonged periods of inflation on our customers and suppliers, could harm our business and results of operations.

Our business and results of operations could be adversely affected by changes in national or global economic conditions. These conditions include but are not limited to inflation, rising interest rates, availability of capital markets, energy availability and costs (including fuel surcharges), the negative impacts caused by pandemics and public health crises (including the COVID-19 pandemic), negative impacts resulting from the military conflict between Russia and the Ukraine, and the effects of governmental initiatives to manage economic conditions. Impacts of such conditions could be passed on to our business in the form of a reduced customer base and/or our customers spendings due to possible reductions in industry-wide spendings and/or economic pressure on our suppliers to pass on increased costs.

Risks Related to Doing Business in China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our operations.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. Our operations and business interests are in Taiwan and mainland China. If the Chinese government’s interference expands and by proxy, our business interests are affected, our operations may be negatively impacted although presently, there is no discernible immediate impact.

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 13 – CONCENTRATIONS, RISKS AND UNCERTAINTIES (CONTINUED)

The concentration on sales revenues generated by customers type comprised of the following:

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s sales
Customer A	50%	60%
Customer B	10%	15%

The table sets above information as to the revenue derived from those customers that accounted for more than 10% of the Company’s total revenues for the six months ended June 30, 2022 and 2021.

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s accounts receivable
Customer A	0%	0%

The table above shows the account receivable accounted from Customer A for the six months ended June 30, 2022 and 2021 has no more than 10%.

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s Prepayment
Customer A	78%	46%
Customer B	0%	0%

The following table sets forth a summary of two suppliers who represent 10% or more of the Company’s total Account payables:

	As of
	June 30, 2022	June 30, 2021
Percentage of the Company’s Account payable
Supplier A	0%	8%
Supplier B	0%	10%
Supplier C	68%

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 14 – CONTRACT LIABILITIES

For service contracts where the performance obligation is not completed, contract liabilities were recorded for any payments received in advance of the performance obligation. The payments received in advance will not be refunded and will be amortized in future when met performance obligations.

Contract liabilities is comprised of the following:

	June 30, 2022	December 31, 2021
Unearned dealer licensing - current	3,504,030	5,158,020
Unearned dealer licensing – non-current	1,942,590	3,140,240
Total, net	5,446,620	8,298,260

NOTE 15 – INCOME TAX

Cayman Islands

Under the current laws of the Cayman Islands, entities are not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the Cayman Islands.

Hong Kong

Entities incorporated under the Hong Kong tax laws, and the statutory income tax rate was 16.5%. The Company has no operating profit or tax liabilities for the six months ended June 30, 2022 and 2021.

China, PRC

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The Company has net operating income carryforward of $3,100,750 as of June 30, 2022 which will expire starting year 2025. The deferred tax assets are reduced by a valuation allowance as in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Unaudited Interim Condensed Consolidated Financial Statements

NOTE 15 – INCOME TAX (CONTINUED)

The net taxable income (losses) before income taxes and its provision for income taxes comprised of the following:

	Six Months Ended
	June 30, 2022	June 30, 2021
Income attributed to China	886,356	1,173,919
PRC statutory tax rate	25%	25%
Tax expense	221,589	293,480
Permanent difference		-
Valuation allowance		-
Tax expense, net	221,589	293,480

NOTE 16 – SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued which is up to October 13, 2022. Other than the subsequent event disclosed below, if any, there was no other subsequent event that would require disclosure to or adjustment to the financial statements.

INDEX TO FINANCIAL STATEMENTS

YI PO INTERNATIONAL HOLDINGS LIMITED

Financial Statements

December 31, 2021 and 2020

Yi Po International Holdings Limited, Its subsidiaries and Its Variable Interest Entities

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of

Yi Po International Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Yi Po International Holdings Limited, its subsidiaries, and its variable interest entity (collectively the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since 2021.

San Mateo, California

August 2, 2022

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Consolidated Balance Sheets

As of December 31, 2021 and December 31, 2020

	December 31, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$332,083	$266,598
Short-term investments	2,202,957	1,378,563
Accounts receivables, net	1,660	-
Related party receivables	3,183,141	2,795,198
Contract assets - current	4,289,001	2,217,494
Other current assets	2,749,846	289,082
Total Current Assets	12,758,688	6,946,935

Non-Current Assets
Property, plant and equipment, net	470,117	223,917
Other long-term assets	806,094	803,626
Operating lease right of use asset, net	982,009	1,510,654
Contract assets – non-current	1,842,025	1,241,881
Total non-current assets	4,100,245	3,780,078
TOTAL ASSETS	$16,858,933	$10,727,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts and other payables, and accruals	4,260,112	1,467,805
Taxes payable	416,113	70,497
Operating lease liability - current	254,292	384,587
Contract liabilities - current	5,158,020	3,305,364
Related party payables	285,825	199,327
Total Current Liabilities	10,374,362	5,427,580

Non-Current Liabilities
Operating lease liabilities – non-current	503,249	887,002
Contract liabilities – non-current	3,140,240	3,548,233
Total non-current liabilities	3,643,489	4,435,235
TOTAL LIABILITIES	$14,017,851	$9,862,815

COMMITMENTS AND CONTINGENCIES	-	-

Shareholders’ Equity

Ordinary shares 320,000,000 shares authorized, par value $0.00015625,10,000,000 shares issued and outstanding as of December 31, 2021 and 2020	$1,563	$1,563
Subscription receivable	(50,000)	(50,000)
Additional paid in capital	338,157	338,157
Retained earnings	2,476,168	527,556
Accumulated other comprehensive income	75,195	46,922
Total Shareholders’ Equity	2,841,083	864,198
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,858,934	$10,727,013

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Consolidated Statements of Income and Comprehensive Income

For the year ended December 31, 2021 and 2020

	December 31, 2021	December 31, 2020
Revenues, net	$5,277,517	$2,786,853
Cost of revenues	(1,017,378)	(689,501)
Gross profit	4,260,139	2,097,352

Operating expenses
Selling and marketing expenses	(32,341)	(5,809)
General and administrative expenses	(2,212,871)	(1,438,660)
	(2,245,212)	(1,444,469)

Operating income	2,014,927	652,883

Other income (expense)
Other income (expense), net	(80,699)	(17,506)
Interest income, net	65,112	6,299
Total other income (loss) and expenses	(15,587)	(11,207)

Earnings before tax	1,999,340	641,676

Income tax	(50,728)	(161,446)

Net income	$1,948,612	$480,230

Other comprehensive income (loss):
Foreign currency translation income (loss)	28,273	47,300
Total comprehensive income	$1,976,885	$527,530

Earning before tax
Basic	$0.19	$0.05
Diluted	$0.19	$0.05

Weighted average number of ordinary shares outstanding
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Consolidated Statements of Changes in Shareholders’ Equity

For the year ended December 31, 2021 and 2020

	Ordinary shares		Subscription	Additional Paid in	Retained	Accumulated Other Comprehensive	Total
	No. of Shares	Par Value	Receivable	Capital	Earnings	Loss	Equity
Balance, December 31, 2020	10,000,000	$1,563	$(50,000)	$338,157	$527,556	$46,922	$864,198
Net income					1,948,612		1,948,612
Foreign currency translation adjustment						28,273	28,273
Balance, December 31, 2021	10,000,000	$1,563	$(50,000)	$338,157	$2,476,168	$75,195	$2,841,083

Balance, December 31, 2019	10,000,000	$1,563	$(50,000)	$48,437	$47,326	$(378)	$46,948
Net income					480,230		480,230
Foreign currency translation adjustment						47,300	47,300
Contribution in capital				289,720		-	289,720
Balance, December 31, 2020	10,000,000	$1,563	$(50,000)	$338,157	$527,556	$46,922	$864,198

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities

Consolidated Statements of Cash Flows

For the years ended December 31, 2021 and 2020

	December 31, 2021	December 31, 2020
Cash flows from operating activities
Net income	$1,948,612	$480,230
Depreciation and amortization	114,127	41,186
Changes in assets and liabilities
Decrease (increase) in accounts receivable	(1,656)	1,124,622
Decrease (increase) in advance to suppliers	(1,628,021)	30,710
Decrease (increase) in due from related parties	(310,871)	(2,643,527)
Decrease (increase) in contract assets	(2,556,893)	(2,878,046)
Decrease (increase) in other assets	(818,959)	(245,746)
Decrease (increase) in other long-term assets	19,429	(760,020)
(Decrease) increase in accounts payable	2,680,772	(98,417)
(Decrease) increase in accrued and other liabilities	64,870	1,012,932
(Decrease) increase in contract liabilities	1,240,377	5,450,497
(Decrease) increase in taxes payable	342,869	47,476
(Decrease) increase in lease liabilities	21,074	(205,563)
Net cash (used in) generated by operating activities	1,115,730	1,356,334

Cash flows from investing activity
Acquisition of investments	(784,888)	(1,303,742)
Purchase of fixed assets	(353,637)	(252,953)
Net cash used in investing activity	(1,138,525)	(1,556,695)

Cash flows from financing activities
Proceeds from related parties, net	80,861	162,706
Proceeds from capital contribution	-	289,720
Net cash provided by financing activities	80,861	452,426

Effect of foreign currency translation on cash and cash equivalents	7,419	14,467

Net (decrease) increase of cash and cash equivalents	65,485	266,532

Cash, cash equivalents, and restricted cash – beginning of period	266,598	66
Cash, cash equivalents, and restricted cash – beginning of period	$332,083	$266,598

Supplemental cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Yi Po International Holdings Limited was incorporated in the Cayman Islands on March 19, 2020. The Company is in an investment holding company; its primary business operations are conducted through its subsidiaries and its variable interest entities as described below. Yi Po International Holdings Limited and its subsidiaries and variable interest entities are collectively referred to as the “Company” or “Yi Po”.

Guangyan Hong Kong Group Co., Limited (“Guangyan HK”) was incorporated in Hong Kong on April 28, 2020. It is a wholly owned subsidiary of Yi Po Cayman.

Nanjing Dingxu New Technology Limited. (“Nanjing WFOE”) was incorporated on March 16, 2021 as a wholly foreign owned entity in the People’s Republic of China (“PRC”). Nanjing WFOE is a wholly owned subsidiary of Guangyan HK.

Jiangsu Yi Po Technology Limited (“Jiangsu Yi Po”) was incorporated on August 22, 2018 in the People’s Republic of China (“PRC”). Jiangsu Youchuang Yi Po Intelligent Technology Co. Limited and Xin Jin, executive director of the Company, own equity interest of 51.0% and 49% of Jiangsu Yi Po respectively.  The Company’s primary business is the operations of parking lots, parking space leasing, and vehicle owners’ membership fees, and parking lot management franchising.

On August 24, 2021, Nanjing WFOE entered into series of contractual agreements by and among Jiangsu Yi Po and Jiangsu Yi Po’s shareholders that are collectively known as Variable Interest Entity Agreements (“VIE Agreements”) whereby Jiangsu Yi Po, for accounting purposes becomes an indirectly controlled subsidiary of the Company as result of the terms set forth by the VIE Agreements where the Company directs the deployment, use, and disposition of the assets of Jiangsu Yi Po, and the Company is the primary beneficiary of the results of operations of Jiangsu Yi Po.

On February 19, 2022, Yi Po WFOE, Jiangsu Easy Parking and shareholders of Jiangsu Easy Parking signed a termination agreement of the VIE Agreements. The VIE structure was dissolved thereafter.

On February 23, 2022, a shareholder of Jiangsu Easy Parking transferred part of his shares to a non-Chinese individual. As a result, Jiangsu Easy Parking transformed from a Chinese domestic enterprise to a foreign-invested joint venture.

On March 4, 2022 and March 9, 2022, Yi Po WFOE entered into equity transfer agreements with each shareholder of Jiangsu Easy Parking to purchase all the equity interest in Jiangsu Easy Parking. The restructure was completed on June 1, 2022. As a result, Jiangsu Easy Parking became a wholly owned subsidiary of Yi Po WFOE. Jiangsu Easy Parking was a foreign-invested joint venture at the time of the acquisition of its 100% equity interests by Yi Po WFOE.

Contractual Arrangements between Nanjing WFOE and Jiangsu Yi Po

The Company and its subsidiaries do not own any direct equity interest in Jiangsu Yi Po. Instead, the Company and its subsidiaries control and receive the economic benefits of Jiangsu Yi Po’s business operation through a series of contractual arrangements.

Nanjing WFOE, Jiangsu Yi Po and the Jiangsu Yi Po Shareholders entered into a series of contractual arrangements, 1) Exclusive Option Agreement, 2) Exclusive Business Cooperation Agreement, and 3) Share Pledge Agreement, known as VIE Agreements, on August 24, 2021. The VIE agreements are designed to provide Nanjing WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Jiangsu Yi Po, including absolute control rights and the rights to the assets, property and revenue of Jiangsu Yi Po.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Jiangsu Yi Po Shareholders irrevocably granted Nanjing WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Jiangsu Yi Po held by the Jiangsu Yi Po Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Nanjing WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Jiangsu Yi Po and Nanjing WFOE, Nanjing WFOE provides Jiangsu Yi Po with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Jiangsu Yi Po by Nanjing WFOE under this agreement, Nanjing WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Nanjing WFOE. The service fee should approximately equal to Jiangsu Yi Po’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for 10 years unless earlier terminated upon written confirmation from both Nanjing WFOE and Jiangsu Yi Po before expiration. Otherwise, this agreement can only be extended by Nanjing WFOE and Jiangsu Yi Po does not have the right to terminate the agreement unilaterally.

Share Pledge Agreement

Under the Share Pledge Agreement between Nanjing WFOE and certain shareholders of Jiangsu Yi Po together holding 100% of the equity interests, of Jiangsu Yi Po (“Jiangsu Yi Po Shareholders”), the Jiangsu Yi Po Shareholders pledged all of their equity interests in Jiangsu Yi Po to Nanjing WFOE to guarantee the performance of Jiangsu Yi Po’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Jiangsu Yi Po breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Nanjing WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Jiangsu Yi Po Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Nanjing WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Jiangsu Yi Po Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Nanjing WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Jiangsu Yi Po’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Jiangsu Yi Po’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Jiangsu Yi Po do not transfer or assign the pledged equity interests or create or allow any encumbrance that would prejudice Nanjing WFOE’s interests without Nanjing WFOE’s prior written consent and (3) provide Nanjing WFOE control over Jiangsu Yi Po.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The Company has concluded that the Company is the primary beneficiary of Jiangsu Yi Po and its subsidiaries and should consolidate financial statements. The Company is the primary beneficiary based on the VIE Agreements that each equity holder of Jiangsu Yi Po pledged their rights as a shareholder of Jiangsu Yi Po to Nanjing WFOE. These rights include, but are not limited to, voting on all matters of Jiangsu Yi Po requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Jiangsu Yi Po, oversee and review Jiangsu Yi Po’s operation and financial information. As such, the Company, through Nanjing WFOE, is deemed to hold all of the voting equity interest in Jiangsu Yi Po and its subsidiaries.

For the periods presented, the Company has not provided any financial or other support to either Jiangsu Yi Po or its subsidiaries. However, pursuant to the Exclusive Business Cooperation Agreement, the Company may provide complete technical support, consulting services and other services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Jiangsu Yi Po to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIEs were considered in determining that the Company is the primary beneficiary of the VIEs. Accordingly, the financial statements of the VIEs are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Nanjing WFOE has effective control of Jiangsu Yi Po and its subsidiaries, which enables Nanjing WFOE to receive all of their expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Accordingly, the Company consolidates the accounts of Jiangsu Yi Po and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation. Yi Po International Holdings Limited and its subsidiaries and variable interest entities are collectively referred to as the “Company” or “Yi Po”.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its subsidiaries and its variable interest entities. Significant inter-company balances, investment and capital, if any, have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Reclassification of prior year presentation

Certain assets in prior years have been reclassified for consistency and comparability, the Company’s result of operations was not affected.

Other current assets of $1,378,563 is reclassified as short-term investments as of December 31, 2020.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”). The RMB is not freely convertible into the US dollar and may be subject to PRC currency restrictions for payments, including the distributions of dividends or retained earnings to the Company by its subsidiaries or its variable interest entities.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Exchange rate used for the translation as follows:

US$ to RMB	Period End	Average
December 31, 2021	6.3551	6.3703
December 31, 2020	6.5286	6.9032

Fair Values of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. All of the consolidated cash and equivalents reported on the accompanying consolidated financial statements are the assets of Jiangsu Yi Po. Substantially of all of Jiangsu Yi Po’s cash and equivalents are deposited with financial institutions that are located in the PRC and do not carry deposit insurance; however, these institutions are regarded as very well capitalized institutions with strong credit ratings; management has deemed the risk of loss of the Company’s deposit held at these financial institution as the result of them becoming insolvent as unlikely; accordingly, the Company and Jiangsu Yi Po have not recognized any potential losses on bank deposits classified as cash and equivalents.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company generate revenues from dealer licensing fee, parking space rental fee, vehicle owners’ membership fees, parking management software sales and other related revenue.

Dealer licensing fee is recognized as performance obligations are satisfied over time, usually, recognized on an average over the life of dealer licensing as indicated in agreement. Payments received in advance from dealers are recorded as “contract liabilities”. Contract liabilities are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

The Company provides various support services to dealers as set forth in each dealer’s membership agreement. These support services costs, which are presented as cost of revenues, include direct and indirect labor, sales training expenses, and fees paid to outside contractors. Revenues and related costs are recognized over time as performance obligations are satisfied.

Parking space rental fee is recognized as performance obligations are satisfied at a point in time when the Company provides parking space to customers where fees are calculated by the parking management system, or over time on an average over the duration of rental period as indicated in agreement.

Vehicle owners’ membership fees is recognized as performance obligations are satisfied over time on an average over the life of membership. Payments received in advance from members are recorded as “accruals and other payables”. Accruals and other payables are recognized as revenue over the passage of time. Such advance payment received are non-refundable.

Parking management software fee is recognized as performance obligations are satisfied at a point in time when the Company completed installation, tested the parking management system and delivered to customers where such fees are calculated according to the labor and material cost incurred during setup and software testing.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses. The Company recorded $28,873 and $4,491 of advertising and promotional expenses for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. For the year ended December 31, 2021 and 2020, the Company does not have any outstanding ordinary shares equivalents; therefore, a separate computation of diluted income per share is not presented.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvement	Shorter of the estimated useful life or remaining
Office equipment	3 years
Motor Vehicle	4 years

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Research and development

The Company and Jiangsu Yi Po expenses research and development expenses when incurred as periodic costs. The Company classifies such expenses as cost of revenue. The Company and Jiangsu Yi Po recognized research and development expenses for the years ended December 31, 2021 and 2020 in the amounts of $318,448 and $nil, respectively.

New Accounting Pronouncements

In July 2021, the FASB issued ASU 2021-5, Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments. The amendments in this Update amend Topic 842, which has different effective dates for public business entities and most entities other than public business entities. The amendments are effective for fiscal years beginning after December 15, 2021, for all entities, and interim periods within those fiscal years for public business entities and interim periods within fiscal years beginning after December 15, 2022, for all other entities. The amendments in this Update address stakeholders’ concerns by amending the lease classification requirements for lessors to align them with practice under Topic 840. Lessors should classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: 1) The lease would have been classified as a sales-type lease or a direct financing lease in accordance with the classification criteria in paragraphs 842-10-25-2 through 25-3; 2) The lessor would have otherwise recognized a day-one loss.

In May 2021, the FASB issued ASU 2021-4, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The FASB is issuing this Update to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange.

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 3 – ACCOUNTS RECEIVABLES

Accounts receivables, net is comprised of the following:

	December 31, 2021	December 31, 2020
Accounts receivables	1,660	-
Allowance for doubtful accounts	-	-
Total, net	1,660	-

Bad debt expense was $nil and $nil for the years ended December 31, 2021 and 2020, respectively.

NOTE 4 – SHORT-TERM INVESTMENTS

The following table summarizes the Company’s short-term investment:

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Bank Wealth Management	-	2,202,957	-	2,202,957
	-	2,202,957	-	2,202,957

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Bank Wealth Management	-	1,378,563	-	1,378,563
	-	1,378,563	-	1,378,563

NOTE 5 – CONTRACT ASSETS

Prepayments as at December 31, 2021 and 2020 are classified as current assets and totaled:

	December 31,	December 31,
	2021	2020
Contract assets - current	4,289,001	2,217,494
Contract assets – non current	1,842,025	1,241,881
Total, net	6,131,026	3,459,375

For service contracts where the performance obligation is not completed, contract assets are recorded for any costs incurred in advance of the performance obligation.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 6 – OTHER CURRENT ASSETS

Other current assets as at December 31, 2021 and 2020 comprised of the following:

	December 31, 2021	December 31, 2020
Short-term deposits	-
Employees reserves	536,362	113,634
Advances to suppliers	2,189,977	175,448
Accrued interest income	23,507	-
Total, net	2,749,846	289,082

NOTE 7 – PROPERTY & EQUIPMENT

Property and equipment, net comprised of the following:

	December 31, 2021	December 31, 2020
At Cost:
Leasehold improvement	55,074	53,610
Motor Vehicle	401,780	70,459
Office equipment	172,402	143,397
	629,256	267,466

Less: Accumulated depreciation	(159,139)	(43,549)
Total, net	470,117	223,917

Depreciation expenses was $113,722 and $41,186 for the years ended December 31, 2021 and 2020, respectively.

NOTE 8 – OTHER LONG-TERM ASSETS

Other long-term assets and deposits as at December 31, 2021 and 2020 comprised of the following:

	December 31, 2021	December 31, 2020
Software licensing	285,271	396,656
Training fee	520,823	406,970
Total, net	806,094	803,626

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company had transactions with the following related parties for the years ended December 31, 2021 and 2020:

Name of Related Party	Nature of Relationship
Chao Chen	Employee of the Company, legal representative of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Weiming Jin	CEO
Jiangsu Youchuang Yi Po Intelligent Technology Limited	Company managed by Weiming Jin
Jiangsu Yi Po Media Co. Limited	Subsidiary of Jiangsu Youchuang Yi Po Intelligent Technology Limited
Nanjing Qunqing Equity Investment LLP	Engage partnership with Nanjing Sanzu Management Co. Limited
Nanjing Sanzu Management Co. Limited	Company managed by Weiming Jin
Xin Jin	Assistant to the CEO, son of the Weiming Jin
Jiangsu Yi Po Parking Management Co. Limited	Company controlled by Weiming Jin

Due from related party

The Company advance $58,050 to Mr. Chao Chen for business working capital, and received $41,023 for the year ended December 31, 2021. The balance due from Mr. Chao Chen was $17,068 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

The Company advance $5,588 and $2,670,758 to Mr. Weiming Jin for working capital for business on behalf of the Company, and received $2,727,731 and $12,226 for the year ended December 31, 2021 and 2020, respectively. The balance due from Mr. Weiming Jin was $nil and $2,656,142 as of December 31, 2021 and 2020, respectively.

The Company advance $3,615,663 and $1,112,856 to Jiangsu Youchuang Yi Po Intelligent Technology Limited (“Youchuang Yi Po”) for business working capital, and received $3,756,537 and $975,397 for the year ended December 31, 2021 and 2020. The balance due from Youchuang Yi Po was $nil and $137,459 as of December 31, 2021 and 2020, respectively.

The Company advance $100,466 and $1,597 to Jiangsu Yi Po Media Co. Limited (“Yi Po Media”) for business working capital, and received $102,103 and $nil for the year ended December 31, 2021 and 2020, respectively. The balance due from Yi Po Media was $nil and $1,597 as of December 31, 2021 and 2020, respectively.

As of December 31, 2021, an amount of $3,142,916 has transfer from Jiangsu Youchuang Yi Po Intelligent Technology Limited to Nanjing Sanzu Management Co. Limited. The balance due from Nanjing Sanzu Management Co. Limited was $3,150,455 and $nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company received payment of $1,109346.

The Company advance $2,355 to Mr. Xin Jin for business working capital, and received $nil for the year ended December 31, 2021. The balance due from Mr. Xin Jin was $2,360 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS (CONTINUED)

The Company advance $197,032 to Jiangsu Yi Po Parking Management Co. Limited (“Yi Po Parking”) for business working capital, and received $183,805 for the year ended December 31, 2021. The balance due from Yi Po Parking was $13,258 and $ nil as of December 31, 2021 and 2020, respectively. As of the date the financial statements were available to be issued, the Company did not receive any payment.

As of December 31, 2021 and 2020, the amount receivable to related parties were $3,183,141 and $2,795,198 respectively.

Due to related party

The Company borrowed $nil and $53,886 from Mr. Chao Chen for business purpose, and repaid $45,732 and $9,262 for the year ended December 31, 2021 and 2020. The balance due to Mr. Chao Chen was $nil and $44,624 as of December 31, 2021 and December 31, 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $90,328 from Mr. Weiming Jin for business purpose, and repaid $nil. As of December 31, 2020, the Company did not borrow any fund from Mr. Weiming Jin and repaid $10,056. The balance due to Mr. Weiming Jin was $90,545 and $nil as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

For the year ended December 31, 2021, the Company borrowed $1,043,587 from Youchuang Yi Po for business purpose, and repaid $985,345. As of December 31, 2020, the Company did not borrow any fund from Youchuang Yi Po and repaid $15,528. The balance due to Youchuang Yi Po was $58,382 and $ nil as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $56,512 and $78,117 from Nanjing Qunqing Equity Investment LLP (Qunqing LLP) for business purpose, and repaid $nil for the year ended December 31, 2021 and 2020, respectively. The balance due to Qunqing LLP was $136,898 and $78,117 as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

The Company borrowed $2,737,121 and $76,586 from Nanjing Sanzu Management Co. Limited (“Nanjing Sanzu”) for business purpose, and repaid $2,815,610 and $nil for the year ended December 31, 2021 and 2020. The balance due to Nanjing Sanzu was $nil ad $76,586 as of December 31, 2021 and 2020, respectively. Such balances are interest free, unsecured, and due demand without an agreement.

As of December 31, 2021 and 2020, the amount payable to related parties were $285,825 and $199,327, respectively.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 10 – LEASES

The Company has one operating lease for its office space and eight operating leases for its parking lots.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each lease based primarily on its lease term in PRC which is approximately 4.75%.

Operating lease expenses were $459,087 and $212,617 for the years ended December 31, 2021 and 2020, respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending December 31,
2022	379,701
2023	377,810
2024	285,467
2025	57,167
2026	-
Total	1,100,145

NOTE 11 – SHAREHOLDERS’ EQUITY

The Company is authorized to issue 320,000,000 ordinary shares with a par value of $0.00015625 per share.

As of December 31, 2021, the Company had 10,000,000 shares issued and outstanding with a par value of $0.00015625 per share.

On July 9, 2022, the Company’s board of directors and shareholders authorized a reverse stock split of its outstanding ordinary shares at a ratio of 1-for-32 without any change in the par value per share. The number of shares and price per share in the financial statements have been retrospectively adjusted accordingly to reflect this reverse stock split.

On March 19, 2020, Yi Po International Holdings Limited (“Company” or “Yi Po”) was incorporated in Cayman Island. The share capital of the Company is $50,000 divided into 320,000,000 Ordinary shares (pre-reverse split 1-for-32 shares) with par value of $0.00015625 per share.

On November 2020, the shareholders have contributed approximately $289,720 (RMB 2,000,000) as registered capital of the Company.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 12 – SEGMENTS AND GEOGRAPHIC INFORMATION

The Company believes that it operates in one business segment which comprised of dealer licensing fee, parking space rental fee, and other related revenue; and it operates in one geographical location China. The Company disaggregates its revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales revenues comprised of the following:

	Years Ended
	December 31, 2021		December 31, 2020
Dealer licensing fee	3,851,651	73%	2,700,101	97%
Parking management system	1,118,648	21%	-	-%
Parking space rental fee	306,565	6%	86,697	3%
Others related revenue	653	-%	55	-%
Total	5,277,517	100%	2,786,853	100%

Direct costs comprised of the following:

	Years Ended
	December 31, 2021		December 31, 2020
Dealer operation cost and training fee	324,269	32%	466,145	68%
Parking management system	318,448	31%	-	-
Parking space rental service cost	374,661	37%	223,356	32%
Others related cost	-	-%	-	-
Total	1,017,378	100%	689,501	100%

Gross profit (loss) comprised of the following:

	Years Ended
	December 31, 2021		December 31, 2020
Dealer licensing	3,527,382	83%	2,233,956	106%
Parking management system	800,200	18%	-	-
Parking space rental	(68,096)	-1%	(136,659)	-6%
Others related	653	-%	55	-
Total	4,260,139	100%	2,097,352	100%

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 13 – CONCENTRATIONS, RISKS AND UNCERTAINTIES

Deterioration in general economic conditions in the United States and globally, including the effect of prolonged periods of inflation on our customers and suppliers, could harm our business and results of operations.

Our business and results of operations could be adversely affected by changes in national or global economic conditions. These conditions include but are not limited to inflation, rising interest rates, availability of capital markets, energy availability and costs (including fuel surcharges), the negative impacts caused by pandemics and public health crises (including the COVID-19 pandemic), negative impacts resulting from the military conflict between Russia and the Ukraine, and the effects of governmental initiatives to manage economic conditions. Impacts of such conditions could be passed on to our business in the form of a reduced customer base and/or our customers spendings due to possible reductions in industry-wide spendings and/or economic pressure on our suppliers to pass on increased costs.

Risks Related to Doing Business in China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our operations.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. Our operations and business interests are in Taiwan and mainland China. If the Chinese government’s interference expands and by proxy, our business interests are affected, our operations may be negatively impacted although presently, there is no discernible immediate impact.

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 13 – CONCENTRATIONS, RISKS AND UNCERTAINTIES (CONTINUED)

The concentration on sales revenues generated by customers type comprised of the following:

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s sales
Customer A	42%	46%

The table sets above information as to the revenue derived from those customers that accounted for more than 10% of the Company’s total revenues for the year ended December 31, 2021 and 2020

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s accounts receivable
Customer A	10%	0%

The table above shows the account receivable accounted from Customer A for the year ended December 31, 2020 has no more than 10%.

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s Prepayment
Customer A	57%	45%
Customer B	11%	6%

The following table sets forth a summary of two suppliers who represent 10% or more of the Company’s total Account payables:

	As of
	December 31, 2021	December 31, 2020
Percentage of the Company’s Account payable
Supplier A	10%	20%
Supplier B	43%	0%

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 14 – CONTRACT LIABILITIES

For service contracts where the performance obligation is not completed, contract liabilities were recorded for any payments received in advance of the performance obligation. The payments received in advance will not be refunded and will be amortized in future when met performance obligations.

Contract liabilities is comprised of the following:

	December 31, 2021	December 31, 2020
Unearned dealer licensing - current	5,158,020	3,305,364
Unearned dealer licensing – non-current	3,140,240	3,548,233
Total, net	8,298,260	6,853,597

NOTE 15 – INCOME TAX

Cayman Islands

Under the current laws of the Cayman Islands, entities are not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the Cayman Islands.

Hong Kong

Entities incorporated under the Hong Kong tax laws, and the statutory income tax rate was 16.5%. The Company has no operating profit or tax liabilities for the years ended December 31, 2021 and 2020.

China, PRC

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The Company has net operating income carryforward of $2,476,170 as of December 31, 2021 which will expire starting year 2025. The deferred tax assets are reduced by a valuation allowance as in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.

Yi Po International Holdings Limited, Its Subsidiaries and Its Variable Interest Entities
Notes to the Financial Statements

NOTE 15 – INCOME TAX (CONTINUED)

The net taxable income (losses) before income taxes and its provision for income taxes comprised of the following:

	Years Ended
	December 31, 2021	December 31, 2020
Income attributed to China	1,999,340	641,676
PRC statutory tax rate	25%	25%
Tax expense	499,835	160,419
Permanent difference	(449,107)	1,027
Valuation allowance	-	-
Tax expense, net	50,728	161,446

NOTE 16 – SUBSEQUENT EVENTS

On March 4, 2022 and March 9, 2022, Yi Po WFOE entered into equity transfer agreements with each shareholder of Jiangsu Easy Parking to purchase all the equity interest in Jiangsu Easy Parking. The restructure was completed on June 1, 2022. As a result, Jiangsu Easy Parking became a wholly owned subsidiary of Yi Po WFOE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

Yi Po International Holdings Limited was incorporated on March 19, 2020. Upon incorporation, we issued 304,000,000, 9,600,000, and 6,400,000 Ordinary Shares to Ausen International Investment Holdings Co., Limited, Chao Chen and Xin Jin, respectively. Ausen International Investment Holdings Co., Limited, a British Virgin Islands company, is controlled by our CEO and Chairman of the Board Weiming Jin. No underwriters were involved in these issuances of securities. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

On July 9, 2022, the Company’s board of directors and shareholders authorized a reverse stock split of its outstanding Ordinary Shares at a ratio of 1-for-32 without any change in the numbers of authorized Ordinary Shares and the par value per share.

Item 8. Exhibits and Financial Statement Schedules

(II)     (a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
4.1+	Form of Underwriters’ Warrants
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Ordinary Shares being registered
5.2**	Opinion of Ortoli Rosenstadt LLP regarding the validity of the Underwriters’ Warrants being registered
8.1**	Opinion of Guantao Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1**	Share Pledge Agreement
10.2**	Exclusive Option Agreement
10.3**	Exclusive Business Cooperation Agreement
10.4**	Form of Power of Attorney
10.5**	Employment Agreement between the Registrant and Weiming Jin
10.6**	Employment Agreement between the Registrant and Xin Jin
10.7**	Employment Agreement between the Registrant and Chao Wang
10.8**	Employment Agreement between the Registrant and Chao Chen
10.9**	English Translation of Form of Dealer Licensing Agreement
10.10**	English Translation of Form of Cooperative Parking Lot Agreement
10.11**	English Translation of Form of Sales and Installation Agreement
10.12**	Employment Agreement between the Registrant and Alex Chen
10.13**	Director Offer Letter to Jehn Ming Lim
10.14**	Director Offer Letter to Stephen Tong
10.15**	Director Offer Letter to Tao Feng
10.16**	Termination Agreement of the VIE Agreements
10.17**	Form of Equity Transfer Agreement
14.1**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1+	Consent of WWC, P.C.
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Consent of Guantao Law Firm (included in Exhibit 99.1)
23.4**	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.5**	Consent of Jehn Ming Lim
23.6**	Consent of Stephen Tong
23.7**	Consent of Tao Feng
99.1**	Opinion of Guantao Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters
107**	Filing Fee Table

+	Filed herewith

*	To be filed by amendment
**	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nanjing in China, on December 9, 2022.

Yi Po International Holdings Limited

By:	/s/ Weiming Jin
Name:	Weiming Jin
Title:	Chief Executive Officer, Director, and Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Weiming Jin	Chief Executive Officer, Director, and Chairman	December 9, 2022
Name: Weiming Jin	(Principal Executive Officer)

/s/ Alex Chen	Chief Financial Officer	December 9, 2022
Name: Alex Chen	(Principal Executive Officer)

/s/ Xin Jin	Chief Operating Officer	December 9, 2022
Name: Xin Jin

/s/ Chao Wang	Chief Technology Officer	December 9, 2022
Name: Chao Wang

/s/ Chao Chen	Director	December 9, 2022
Name: Chao Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 9, 2022.

By:	/s/ Colleen A. De Vries
Name: Title:	Colleen A. De Vries Senior Vice-President on behalf of Cogency Global Inc.